UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240.14a-12

F.N.B. Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From the Chairman, President and Chief Executive Officer

March 25, 2022

Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Time, on Tuesday, May 10, 2022. This year’s Annual Meeting of Shareholders will be held in a virtual-only format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNB2022. The Virtual Annual Meeting presentation will be available online during the meeting and, during the 30 days following the meeting, a replay of the meeting will be posted on FNB’s website at https://www.fnb-online.com/investors. For further information about how to participate in the meeting, please see About Our Annual Meeting beginning on Page 101.

Agenda

At our Annual Meeting, our shareholders will act on the following matters: (i) election of eleven (11) director-nominees named in the accompanying Proxy Statement to our Board of Directors; (ii) approval and adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan; (iii) adoption of an advisory resolution to approve the 2021 compensation of our named executive officers; (iv) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and (v) any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Your Vote is Important

Your vote is important regardless of how many shares of F.N.B. Corporation stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to login to our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to ensure that your shares are represented at our Annual Meeting. Alternatively, you may vote by the Internet, by our QR Code feature or by telephone simply by following the instructions on your proxy card. By voting now, your vote will be counted even if you are unable to attend our Annual Meeting.

Please indicate on the card whether you plan to login to our Annual Meeting. If you participate and wish to vote at our virtual Annual Meeting, you may withdraw your proxy at that time.

As always, our directors, management and employees thank you for your continued interest in and support of F.N.B. Corporation. Vincent J. Delie, Jr. Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Date	May 10, 2022

Time	8:30 AM Eastern Time

Virtual Meeting	This year’s meeting is a virtual only shareholders meeting at www.virtualshareholdermeeting.com/FNB2022. You will not be able to attend the Annual Meeting in person.

Record Date	March 4, 2022—Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting

Make your vote count. Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. Voting your shares now via the Internet, or by QR code, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope with postage prepaid if mailed in the U.S. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.

Items of Business	We are requesting your vote on the following matters:

Proposal	FNB Recommendation
To elect the 11 nominees named in this Proxy Statement to serve on our Board of Directors until the 2023 Annual Meeting.	FOR

To approve and adopt the F.N.B. Corporation 2022 Incentive Compensation Plan.	FOR

To provide an advisory vote for approval of the 2021 compensation of our named executive officers as disclosed in this Proxy Statement.	FOR

To ratify the appointment of Ernst & Young LLP as our independent public accounting firm for 2022.	FOR

Our Headquarters Address	One North Shore Center, 12 Federal Street, Pittsburgh, PA 15212

Meeting Details	See About Our Annual Meeting, beginning on Page 101.

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

March 25, 2022

OUR NOTICE OF ANNUAL MEETING, 2022 PROXY STATEMENT, 2021 ANNUAL REPORT AND 2021 FORM 10K ARE AVAILABLE AT https://www.proxyvote.com

2022 Proxy Statement    i

This Proxy Statement contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning. Forward-looking statements provide FNB Corporation’s current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause FNB Corporation’s actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in FNB Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. FNB Corporation does not undertake to update the forward-looking statements included in this Proxy Statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

  ii    F.N.B. Corporation

Proxy Statement

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

Proxy Statement

Our 2022 Proxy Statement (Proxy Statement) contains information relative to our Annual Meeting of Shareholders to be held on Tuesday, May 10, 2022, beginning at 8:30 AM, Eastern Time (ET). This year’s Annual Meeting of Shareholders will be held in a virtual only format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNB2022. The Virtual Annual Meeting presentation will be available online during the meeting and, during the 30 days following the meeting, a replay of the meeting will be posted on FNB’s website at https://www.fnb-online.com/investors. For further information on how to participate in the meeting, please see About Our Annual Meeting-Frequently Asked Questions beginning on Page 101 in this proxy statement. This proxy statement also relates to any adjournment of our Annual Meeting. This proxy statement was prepared under the direction of the F.N.B. Corporation Board of Directors to solicit your proxy for use at the Annual Meeting. On March 25, 2022, we commenced the mailing and distribution of our proxy statement and the accompanying proxy card to our shareholders of record as of March 4, 2022. We will bear all costs of preparing and distributing our proxy materials to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

Throughout this Proxy Statement, we summarize, describe or make references to various F.N.B. Corporation corporate governance documents, committee charters, ethical codes and policies. Should you desire to review these corporate governance documents and policies, you will find the corresponding weblink for each under Resources (Page 109).

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “FNB,” “Company,” or “Corporation” means F.N.B. Corporation and its subsidiaries and affiliates;

•	“Board” means the joint F.N.B. Corporation and First National Bank of Pennsylvania Boards of Directors;

•	“FNBPA” or “Bank” means First National Bank of Pennsylvania; and

•	“CEO” means Chief Executive Officer.

•	“NEO” means Named Executive Officer.

2022 Proxy Statement 1

Summary

SUMMARY

2020-2021 COVID-19 Pandemic Response

Critical Risk Management Imperatives — Focus on Employees, Customers, Communities and Shareholders; Operational Response and Preparedness; Risk Management; and Preservation of Shareholder Value

In 2021, the COVID-19 global pandemic continued to impact the financial services industry with unprecedented broad-scale, complex and continually evolving risk management and business continuity challenges. These challenges tested and, ultimately, demonstrated our Board Chairman and CEO’s critical leadership and crisis management skills, as well as the efficacy of the Board’s governance and oversight processes, the tireless dedication of executive management and the resiliency of our risk management processes. From the outset and throughout the various critical phases of the pandemic crisis, our Board Chairman and CEO spearheaded the development and implementation of FNB’s COVID-19 response by deploying four foundational pillars:

i.

Employee Protection and Assistance. Mitigated employee health risks and avoided business continuity issues by implementing a comprehensive COVID-19 operating plan to provide full support for the health, safety and financial well-being of our employees.

ii.

Operational Response and Preparedness. Deployed comprehensive continuity protocols, continuous monitoring of evolving COVID-19 circumstances and establishment of a critical response team composed of senior leadership and key business and support areas.

iii.	Customer and Community Support. Established rigorous health and safety precautions and provided appropriate relief through our substantial participation in the Small Business Administration’s (SBA) Paycheck Protection Program (PPP) and through fee waivers, loan deferrals, a residential mortgage foreclosure moratorium and other accommodations. Our efforts also included the provision of critical financial donations to support COVID-19 related community health, safety and relief efforts.

iv.

Risk Management Protocols and Shareholder Value Preservation. Remained focused on our dynamic risk management practices and our commitment to our shareholders’ interests by continuing to pursue our strategic long-term plan objectives, including expense reduction initiatives, investments in infrastructure, operational efficiency tactics, protection of strong capital and liquidity positions, prudent credit management practices, and multidimensional enhancements to our profitability strategies.

For additional information related to our COVID-19 pandemic response, please refer to the weblink to our 2021 Corporate Responsibility Report under Resources. Also, be advised that we will be including additional information regarding our pandemic response in our 2022 Corporate Responsibility Report, which will be issued later in 2022.

2 F.N.B. Corporation

Summary

Highlights of Superior Governance Practices

Our governance practices promote Board effectiveness and the interests of shareholders. These practices adhere to widely recognized public company best practices and are described in additional detail under the Corporate Governance Principles section of this Proxy Statement. Access to the corporate governance policies, guidelines and other documents can be found on our website at https://www.fnb-online.com/governance.

Robust Shareholder Engagement Program

From May-December 2021:

•	Reached out to 150 shareholders accounting for 75% of our outstanding shares.

•	Engaged with top proxy advisors and shareholders accounting for 26.5% of our outstanding shares to discuss financial performance, compensation, environmental, social and governance (ESG) matters.

•	Implemented changes to governance and compensation disclosures in direct response to shareholder feedback. In this Proxy Statement, we provided additional detail regarding:

•	Board Tenure Re-Nomination Considerations:

•

For detailed discussion of the Nominating and Corporate Governance Committee’s considerations in connection with the renomination of longer-tenured directors, please see the discussion under Director Nominee Profile and Director Skill Matrix.

•	Board Succession:

•	For detailed information regarding our Board, as well as our CEO and Management succession processes, please see the discussion under Succession Planning — Board, CEO and Management.

•	Shareholder Engagement:

•

In addition to the shareholder feedback matters highlighted here, we provide additional detailed disclosure around our proactive shareholder engagement discussions, including our response to shareholder feedback regarding our compensation philosophy, design and practices, which can be found under Say-on-Pay and Shareholder Engagement in the Compensation Discussion and Analysis (CD&A).

2022 Proxy Statement 3

Proposal 1. Election of Our Board of Directors

PROPOSAL 1. ELECTION OF OUR BOARD OF DIRECTORS

We are asking shareholders to elect the 2022 nominees named in this proxy statement and identified in the table below to serve on the FNB Board of Directors until the 2023 Annual Meeting of Shareholders or until each of their successors have been duly elected and qualified. In addition to all our outside directors being independent, our director-nominee candidates for election at our 2022 Annual Meeting are a highly-qualified group of individuals who collectively possess diverse backgrounds and perspectives, skills and experience consistent with our Board Composition Criteria (described herein under the section titled, Criteria and Considerations for Recommending Director Nominees), and the requisite leadership, risk management and strategic planning qualifications necessary to oversee FNB’s management and business operations. In accordance with our Director Retirement Policy, Director Robert Hormell will be retiring at the conclusion of our Annual Meeting on May 10, 2022. Our Board has determined to fix the number of directors, as of the Annual meeting, at eleven (11) and no vacancy will be created as a result of Director Hormell’s retirement.

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES

Nominees for Election at Our Annual Meeting

Name	Age	Director Since	Independent	Principal Background and Relevant Experience

Pamela A. Bena	57	2018	Yes	Finance Executive

William B. Campbell (Independent Lead Director)	83	1975	Yes	Former Business Owner

James D. Chiafullo	64	2012	Yes	Partner — Regional Law Firm

Vincent J. Delie, Jr. (Chairman, President and CEO)	57	2012(1)	No	FNB CEO

Mary Jo Dively	63	2018	Yes	General Counsel — Globally Top Tier Ranked University

David J. Malone	67	2005	Yes	CEO — Investment and Insurance Advisory Firm

Frank C. Mencini	57	2016	Yes	Healthcare Consulting, Accounting

David L. Motley	63	2013	Yes	Consultant — Strategic Planning and Executive Development

Heidi A. Nicholas	67	2015	Yes	Commercial Developer — Housing

John S. Stanik	68	2013	Yes	Former CEO/Director — Public Companies

William J. Strimbu	61	1995	Yes	CEO — Transportation Company

(1)	Chairman Delie was elected to the FNBPA Board on June 16, 2009. Chairman Delie was elected to the FNB Board on January 18, 2012.

4 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

Biographical Information Concerning Director-Nominees

Relevant biographical information concerning each of our director-nominees for election at our Annual Meeting may be found below, including a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion regarding each director-nominee’s qualifications to serve on our Board in light of our business and structure. In considering whether to renominate each of the director-nominees, the Board, with the assistance of the Nominating and Corporate Governance Committee and in collaboration with our Independent Lead Director and Board Chairman, reviewed the qualifications of each director-nominee and engaged in the process described later under Criteria and Considerations for Recommending Director-Nominees.

Each of the nominees for election as a director was elected as a director at our 2021 Annual Meeting. Our Board believes that each of the nominees continue to meet the criteria described above with high levels of professionalism, leadership, independence and a dedicated commitment to FNB shareholder and other stakeholders’ interests. Moreover, our Board believes that, individually and collectively, the nominees possess the necessary corporate values, commitment to ethical conduct, diversity and depth and breadth of experience that enable them to oversee management of the Company as an effective and engaged Board (see Director-Nominee Profile and Director Skill Matrix). No director or nominee has a family relationship to any other director-nominee for director or executive officer.

2022 Proxy Statement 5

Proposal 1. Election of Our Board of Directors

PAMELA A. BENA

Age: 57

Director Since: 2018

Committees:

•	Audit
•	Compensation

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Pittsburgh Zoo & PPG Aquarium

•	Chief Financial Officer (July 2021-present)
•	Director of Finance (2020-June 2021)

Heeter Printing, printing company

•	Vice President of Finance (2017-2019)

TMS International Corporation, industrial services company

•	Manager of Financial Reporting (2015-2017)

EHS Support LLC, environmental, health and safety company

•	Chief Financial Officer (2015)

American Bridge Company, privately-held construction company

•	Senior Vice President of Finance (1994-2013)

Reasons for Nomination

•

Substantial and varied background, experience, and skills relative to audit, finance, accounting, regulatory compliance and risk management, including preparation of financial statements in accordance with generally accepted accounting principles (GAAP), preparation of periodic SEC disclosure filings and the attendant quarterly review process

•	Broad-based experience and thorough understanding of audit/accounting principles and regulatory compliance considerations

WILLIAM B. CAMPBELL

Independent Lead Director

Age: 83

Director Since: 1975 (Founding Director)

Committees:

•	Executive
•	Nominating and Corporate Governance

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Retired CEO

Shenango Steel Erectors, Inc., commercial building construction company

•	Owner

Reasons for Nomination

•	Historical knowledge and unique perspective on the various economic, regulatory and industry-related challenges that the financial services industry has confronted during his Board tenure
•

Committed to promoting a Board culture that does not condone unethical business practices, challenges management when appropriate and sets the tone at the top for maintaining prudent risk management and sound corporate culture

•	Thorough understanding of Board responsibilities, along with his ability to act as an effective liaison to promote a cohesive and highly functioning Board
•	Adherence to sound corporate governance principles, high ethical standards and a strong commitment to maintaining a clear, defined independence of the Board from management

6 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

JAMES D. CHIAFULLO

Age: 64

Director Since: 2012

Committees:

•	Credit Risk and CRA
•	Nominating and Corporate Governance (Chair)

Professional Experience

Dentons, Cohen & Grigsby, P.C., law firm

•	Partner (1999-present)

Current Public Company Directorships

None

Prior Public Company Directorships

PDG Environmental, Inc., provides environmental and specialty contracting services (1999-2006)

Reasons for Nomination

•

Corporate and transactional legal experience, along with his particular focus in the areas of corporate governance, fiduciary duties and responsibilities, regulatory compliance and finance, provide him with the necessary background to assist the Board with its oversight of FNB’s strategies, financial performance, business operations and Board succession process

•	Prior experience serving as a board member of a public company providing environmental and specialty contracting service

•	Hands-on experience working with sophisticated technology systems and his legal work involving a major U.S. retailer in connection with cybersecurity threats and breaches

•

Mr. Chiafullo completed the Carnegie Mellon University (CMU)’s Cybersecurity Oversight for the Business Executive course developed by the National Association of Corporate Directors (NACD), Ridge Global and CMU. Mr. Chiafullo also completed a corresponding rigorous examination in connection with the award of a Certificate in Cybersecurity Oversight from the University’s Community Emergency Response Team (CERT) Division of the Software Engineering Institute. The Certificate attests to the recipient’s knowledge, understanding and proficiency regarding critical best practice cybersecurity principles, including governance, risk and resilience practices, threat and vulnerability considerations, as well as incident response, business continuity and disaster recovery strategies

VINCENT J. DELIE, JR.

Chairman

Age: 57

Director Since: 2012

Committees:

•	Credit Risk and CRA (Ex Officio)
•	Executive (Chair)

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

F.N.B. Corporation, financial services corporation

•	President (2011-present)
•	Board Chairman (December 2017-present)

First National Bank of Pennsylvania

•	Board Member (2009-present)
•	CEO (2011-present)
•	President (2009-2011; 2015-present)

Reasons for Nomination

•	More than 33 years of broad-based experience in the financial services industry which has included executive management roles with FNB and other large financial institutions
•	During his leadership tenure with FNB, including serving as the CEO of FNBPA since 2011, the Company’s CEO since 2012 and as President of FNBPA from 2009-2011 and from 2015-present:

•	FNB has grown from $8.7 billion in assets (2009) to approximately $42 billion following the Howard Bancorp,Inc. acquisition on January 22, 2022
•

FNB has produced significant expansion in terms of scale, geographic markets, complexity of operations, revenue growth, earnings growth, capital expansion and the breadth of its available products and services

•

FNB has completed and integrated numerous acquisitions and experienced record profitability. FNBPA has been recognized by various regional and national publications and firms which evaluate employee satisfaction, the quality of bank products and service offerings and deployment of innovative technology

•	Built a strong risk management framework which enables FNB to continue on its trajectory to remain a successful financial services company in the U.S.

2022 Proxy Statement 7

Proposal 1. Election of Our Board of Directors

MARY JO DIVELY

Age: 63

Director Since: 2018

Committees:

•	Audit
•	Credit Risk and CRA
•	Risk

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Carnegie Mellon University, private, non-profit, research-based university

•	Vice President and General Counsel (2002-present)

Reasons for Nomination

•

Unique legal background and experience with respect to challenges being confronted by the financial services industry, especially with respect to emerging risk management issues, such as business technology, cybersecurity, and the attendant regulatory environment

•	Significant international experience in opening and maintaining operations around the world, including in Europe, Africa, Asia, Australia, South America and the Middle East
•

Ms. Dively completed the CMU Cybersecurity Oversight for the Business Executive course developed by the NACD, Ridge Global and CMU. Ms. Dively also completed a corresponding rigorous examination in connection with the award of a Certificate in Cybersecurity Oversight from the University’s CERT Division of the Software Engineering Institute. The Certificate attests to the recipient’s knowledge, understanding and proficiency regarding critical best practice cybersecurity principles, including governance, risk and resilience practices, threat and vulnerability considerations, as well as incident response, business continuity and disaster recovery strategies

DAVID J. MALONE

Age: 67

Director Since: 2005

Committees:

•	Audit
•	Compensation (Chair)

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Gateway Financial Group, Inc., financial services group

•	Chairman and CEO (2005-present)

Reasons for Nomination

•	Experience as a CEO of a financial services firm, which specializes in providing financial and insurance advice to businesses and high net worth individuals

•

Board position with a major health care provider provides him with the requisite background and appropriate perspective for assisting our Board with confronting challenges and issues attendant to a financial services organization operating in a heavily regulated industry

•	Unique understanding of executive compensation practices and strategies

8 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

FRANK C. MENCINI

Age: 57

Director Since: 2016

Committees:

•	Audit (Chair)
•	Executive
•	Nominating and Corporate Governance
•	Risk

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Inova Medical Group (Inova Health System), non-profit health organization in Northern Virginia

•	Chief Financial Officer (2017-present)

Mencini Healthcare Associates, health care consulting firm

•	President and CEO (2002-present)

Arthur Andersen

•	Served in several leadership capacities, including at the partner level (1988-2002)

Reasons for Nomination

•	Experienced certified public accountant (CPA) who possesses high-level audit, regulatory compliance, technology and business consulting experience
•	Significant experience expanding and leading a successful entrepreneurial business enterprise, including developing strategies to grow customers and profits
•

In-depth experience providing direction to heavily-regulated financial services and healthcare firms relative to assessing data and cybersecurity risks and developing effective response and remediation plans relative to risk management issues

DAVID L. MOTLEY

Age: 63

Director Since: 2013

Committees:

•	Compensation
•	Credit Risk and CRA
•	Risk

Current Public Company Directorships

•	Koppers, global wood treatment solutions company (2018–present)
•	Deep Lake Capital Acquisition Corporation, a special purpose acquisition company (2021-present)
•	II-VI, Inc., manufacturer of optical materials and semiconductors (2021-present)

Professional Experience

BTN Ventures, venture capital firm investing in seed stage software companies advancing software as a service, artificial intelligence and marketplace-creating business models with founding teams that have African American and diverse representation

•	General Partner (2021-present)

BlueTree Venture Fund, venture fund focused on early-stage life science and IT-related opportunities at the Series B stage of funding

•	General Partner (2014-present)

DDRC327, real estate development company

•	General Partner (2016-present)

MCAPS, LLC, professional services company providing construction management and IT capabilities and services

•	CEO, President (2017–present)

Reasons for Nomination

•

Three decades of working and consulting with corporate and business leaders regarding strategic development, implementation and advising executives for more than 40 businesses in the U.S. across multiple industry sectors

•	The previous 10 years of Mr. Motley’s career have been spent in the heavily regulated life sciences sector
•	Involvement in developing and participating in various forums and programs designed to promote African American public company board members and C-suite leadership positions
•	Provides unique insight into FNB’s diversity and inclusion initiatives
•	Public company board experience, including with respect to enterprise-wide risk management matters

2022 Proxy Statement 9

Proposal 1. Election of Our Board of Directors

HEIDI A. NICHOLAS

Age: 67

Director Since: 2015

Committees:

•	Audit
•	Executive
•	Risk (Chair)

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Nicholas Enterprises, firm that engages in the development and management of commercial and multi-tenant residential real estate in Central Pennsylvania

•	Principal (2001-present)

Reasons for Nomination

•	Experience with investment in, and management of, a large, complex commercial and multi-family residential portfolio
•	Deep familiarity with the real estate industry
•	Significant and comprehensive finance and complex transaction experience
•	Extensive experience with financial services risk management challenges

JOHN S. STANIK

Age: 68

Director Since: 2013

Committees:

•	Credit Risk and CRA
•	Risk

Current Public Company Directorships

None

Prior Public Company Directorships

•	Ampco-Pittsburgh (2015-2018)
•	Calgon Carbon Corporation (2003-2012; Chairman: 2007-2012)

Professional Experience

Retired CEO

Ampco-Pittsburgh Corporation, publicly held international company, specializing in manufacturing forged and cast rolls for the metals industry and other specialty industrial equipment

•	CEO and Director (2015-2018)

Calgon Carbon Corporation, publicly held environmental products and services company

•	CEO, President and Director (2003-2012)
•	Chairman (2007-2012)

Reasons for Nomination

•	Extensive CEO, C-suite and board experience with public companies operating in very competitive industries
•	Offers the Corporation and the Board a unique combination of leadership, strategic, business planning and risk management skills, as well as a critical perspective on investor expectations
•

Extensive experience with investors, risk management, executive compensation and financial disclosures, as well as full understanding of strategic considerations attendant to the Corporation’s expanding business growth opportunities and investment thesis

10 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

WILLIAM J. STRIMBU

Age: 61

Director Since: 1995

Committees:

•	Compensation
•	Credit Risk and CRA (Chair)
•	Executive
•	Nominating and Corporate Governance

Current Public Company Directorships

None

Prior Public Company Directorships

None

Professional Experience

Nick Strimbu, Inc., trucking company with common carrier authority

•	President (1982-present)

Reasons for Nomination

•	Long-term executive and leadership experience in regional transportation, health care and philanthropic entities
•	Executive, operational, economic development, philanthropic and financial experience
•	Offers broad-based understanding regarding small and medium business challenges and foresight of emerging economic environments
•	Familiarity with the financial and credit challenges of medium and small businesses, along with a unique perspective on emerging economic trends

2022 Proxy Statement 11

Proposal 1. Election of Our Board of Directors

Director-Nominee Profile and Director Skill Matrix

As demonstrated by the Director-Nominee Profile highlights below, we have a well-balanced Board composition relative to director tenure, experience, skills and knowledge. This is a product of our Board’s careful succession and strategic planning, commitment to diverse and independent representation, and implementation of a dynamic Board refreshment process. These figures exclude FNB’s Independent Lead Director1 and our non-Independent Chairman/CEO.

Director Nominee Qualifications, Expertise, and Attributes

Accounting / Auditing Understanding of financial institution and audit processes, controls and financial statements.
9

Environmental, Social, Governance Experience with the development and oversight of an effective corporate responsibility strategy.
5

Risk Management Possesses the ability to understand, identify and oversee the various types of risk which challenge financial institutions.
10

Environmental, Social, Governance Experience with the development and oversight of an effective corporate responsibility strategy.
8

Human Capital Management and Succession Planning Can provide insight on how our Company can develop and retain talent, as well as oversee the succession planning of both our Board and management.
7

Cybersecurity / Technology(3) Meaningful understanding of the critical aspects of financial institution technology and the challenges posed by the myriad of cybersecurity risks.
7

Business Has experience across various business lines and business developments that our Company maintains.
8

Public Company Board Service and Corporate Governance Current or prior experience serving on a public company board or counseling such boards on governance and fiduciary matters.
6

Strategic Planning Possesses experience with oversight of our strategic plan development, implementation and execution.
11

Legal / Regulatory / Government Understanding of the heavily-regulated environment in which we operate, in addition to the role that the various regulatory agencies play in our industry.
6

(1)	Our Board has “grandfathered” our Independent Lead Director, William B. Campbell, who has served on our Board since 1975 (shortly after F.N.B. was organized in 1974).

(2)	Although our Lead Director is not included in this figure, our Lead Director is independent.

(3)	In 2022, two of our directors received a Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at CMU.

12 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

In assessing a director’s experience on the Board, the Board and Nominating and Corporate Governance Committee avoid utilizing an overly mechanistic approach that potentially could deprive FNB of directors who possess valuable and, oftentimes, deeper and irreplaceable knowledge and experience gained from the varying economic cycles and challenging regulatory landscapes that the Company has encountered over an extended period of time. Consequently, the Board and Nominating and Corporate Governance Committee believe that under certain circumstances, longer-tenured directors may possess a unique perspective regarding emerging challenges and risks because they have a broader perspective and understanding of the Company’s historical challenges. The Board and the Nominating and Corporate Governance Committee believe that by simply establishing director term limits could deprive the shareholders directors whose broader experience on the Board places them in a superior position to challenge management and understand the potential implications of corporate decisions.

The Board’s nomination of longer-tenured directors reflects the determination that their respective tenures on the Board provide them with unique perspectives and insight that compliments the fresher perspectives of the lesser tenured Board members, while resulting in a more balanced Board from a succession planning and tenure perspective. While cognizant of the notion that longer term directors could be at risk of losing their independence, the Board and Nominating and Corporate Governance Committee carefully and objectively consider whether an incumbent director has consistently exhibited the requisite attributes and commitment required to objectively oversee and, when necessary, challenge management in order to best serve the interests of shareholders.

Our Nominating and Corporate Governance Committee and our Board have identified the skills, experience and background criteria highlighted below as key necessary qualifications criteria and attributes that enable our Board to effectively discharge its oversight and fiduciary responsibilities. Moreover, in evaluating the background, skills and experience of our director-nominees, both our Nominating and Corporate Governance Committee and our Board understand that certain intangible qualities and attributes, such as each nominee’s commitment to shareholder interests, leadership skills, temperament, judgment, ability to challenge management, integrity and understanding of FNB’s values and culture are critical to an effectively functioning Board. The FNB Corporation 2022 Director Skill Matrix (Director Skill Matrix) below highlights that the collective expertise, experience and skills of our directors are aligned with FNB’s strategies, risks and shareholder interests.

2022 Proxy Statement 13

Proposal 1. Election of Our Board of Directors

Criteria and Considerations for Recommending Director-Nominees

The Nominating and Corporate Governance Committee assists the Board with reviewing and evaluating individuals who are qualified to become FNB Board members. The committee’s evaluative process entails consideration of our Board-approved director qualification criteria set forth in our F.N.B. Corporation Corporate Governance Guidelines application of our Director Skill Matrix (see Current Directors and Nominees for Election at Our Annual Meeting), and the Board Composition Criteria described below to make its determinations relative to recommending director-nominees at Annual Meetings and filling vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

The Nominating and Corporate Governance Committee will evaluate all candidates suggested by the Board Chair, other directors or third-party search firms, which the Company may retain from time to time to help identify potential new director candidates, or any persons recommended for nomination by a shareholder in the same manner. For information about recommending a candidate for nomination as a director, see Shareholder Proposals and Nominations for the 2022 Annual Meeting.

Board Composition Criteria

Shareholders’ Interests Paramount

The individual’s strong commitment to the diligent pursuit of shareholders’ long-term best interests and understanding of our directors’ fiduciary obligations to our shareholders, including their adherence to the Investor Stewardship Group Principles (see Corporate Governance—Principles).

Professional Background and Experience	The individual’s specific experience, background and education, as they pertain to the Director Skill Matrix under Current Directors and Nominees for Election at Our Annual Meeting.

Leadership Roles

The individual’s sustained record of substantial accomplishments and leadership in executive, C-suite, senior-level management, entrepreneurship and/or policy-making positions in finance, law, business, government, education, technology or not-for-profit enterprises, as well as public company board experience and prior FNB board experience.

Judgement and Gravitas

The individual’s seriousness of purpose in evaluating complex business issues, willingness to confront challenging circumstances and ability to exhibit sound judgments including, when necessary, constructively challenging management’s recommendations and actions.

Diversity

The individual’s contribution to the diversity of the Board including differences of viewpoints, professional experience, education, skills and demographics considerations, such as race, gender and ethnicity, as well as the variety of personal attributes and life experiences that contribute to the Board’s collective strength and perspective.

Character and Integrity

The individual’s commitment to ethical conduct and demonstration of character and integrity, along with the requisite interpersonal skills to work with other directors on our Board and executive management in ways that are effective and beneficial to the interests of the Company and its shareholders, employees, customers and communities.

Time	The individual’s willingness and ability to commit the necessary time and effort required for effective service on our Board and committees.

Independence

The individual’s qualifications as “independent” under the NYSE’s and FNB’s stringent categorical standards, and their freedom from conflicts of interest that could interfere with their duties as a director, including, Board tenure, outside board service and other affiliations for actual or perceived conflicts of interest.

Understands FNB’s Corporate Culture and Values

The individual’s ability to effectively represent FNB’s core values in the communities in which the Company operates, including adherence to Board and Company policies, such as FNB’s Code of Conduct and policies concerning FNB stock ownership and continuing education requirements.

14 F.N.B. Corporation

Corporate Governance

Corporate Governance

Principles

The foundation of our corporate governance principles is our commitment to our shareholders, customers, employees, communities and other stakeholders based on the fundamental principles of fairness, transparency, integrity, diversity and accountability. Our corporate governance standards are highlighted in our Corporate Governance Guidelines which are reviewed and, if required, updated annually by our Board. You may view the Corporate Governance Guidelines on our website at: https://www.fnb-online.com/guidelines. These guidelines are designed to adhere to regulatory requirements, including the NYSE corporate governance listing standards, SEC governance standards, other widely accepted “best” practices promoted by proxy advisory firms, institutional investors and national organizations dedicated to promoting sound governance practices. Most notably, the guidelines are modeled after the globally recognized “best practice” corporate governance framework established by the Investor Stewardship Group (ISG) for U.S. listed companies.

Moreover, FNB’s governance policies and practices are modeled on substantial principles by the Council of Institutional Investor’s “Corporate Governance Policies.” These policies set forth public company comprehensive best practice governance standards applicable to boards of directors, shareholder voting and other rights, board and executive compensation and strict criteria regarding director independence.

The information below highlights the strong alignment of our corporate governance practices with the ISG standards.

ISG Principle 1: Boards are Accountable to Shareholders

Accountability.

•  Our Code of Conduct reflects FNB’s policy of responsible and ethical business practices and states that the Company’s reputation for integrity depends on the conduct of its representatives.

•  The Company annually requires all directors and employees to certify that they understand their responsibilities under the Code of Conduct (please see our Code of Conduct at: https://www.fnb-online.com/conduct).

•  The Company’s directors and employees are required to participate in annual training relative to the standards set forth in the Code of Conduct.

•  The Company will disclose any changes in or waivers from its Code of Conduct by posting the revised Code or other related information on its website.

•  The Board has put in place a rigorous Code of Ethics for executive management which adheres to applicable regulatory and other best practice standards. You may view the Code of Ethics on our website at: https://www.fnb-online.com/ethics.

•  The Company’s directors are required to complete a robust annual education requirement and are provided a stipend to attend national, regional or local conferences or other educational opportunities to advance their knowledge relative to their Board responsibilities.

Maintain a Declassified Board	• The full Board of Directors is elected annually.

Directors Committed to Their Board Responsibilities and to Shareholders

•  Directors will attend all shareholder and Board meetings and those committee meetings of which they are a member and, at a minimum, at least 75 percent of Board and committee meetings in the aggregate.

•  As a collective group, our director-nominees attended 99 percent of our Board and committee meetings in the aggregate in 2021 and all of our directors attended our 2021 Annual Meeting.

2022 Proxy Statement 15

Corporate Governance

Shareholder Right to Call Special Meeting and to Act by Written Consent	• A special meeting of shareholders may be called by the consent of shareholders holding at least 25 percent of the outstanding shares of our common stock.

Shareholder Access to Board	• Shareholders may communicate directly with our Board or any Board Committee or any individual director (please see Communications with Our Board).

Anti-Hedging Policy

•  Directors, executive officers and other employees of FNB are prohibited from engaging in pledging and hedging strategies involving FNB Stock and other derivative securities transactions based on the value of FNB common stock.

ISG Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interests.

One Share, One Vote Policy

•  Each shareholder of the Company entitled to vote on any matter at any meeting of shareholders is entitled to one vote for every share outstanding in such shareholder’s name on the record date for the meeting.

ISG Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

Active Shareholder Engagement Program

•  We met with two prominent proxy advisory firms and met with five of our institutional shareholders in 2021, accounting for approximately 26.5% of our shares outstanding, for the purpose of discussing our financial performance, strategic and business plans, compensation practices, ESG and other topics of importance and reported on these meetings to our Board.

•  For additional information regarding our 2021-2022 shareholder engagement efforts, please see Highlights of Superior Governance Practices - Robust Shareholder Engagement Program and Say-on-Pay and Shareholder Engagement in the CD&A.

ISG Principle 4: Boards should have strong, independent leadership structure.

Independent Lead Director

•  Our Board has determined that our unified board structure is effectively counterbalanced by the fact that 100 percent of our directors, excluding our CEO, are independent under SEC and NYSE independence standards, as well as by our strict adherence to a robust governance structure and our annual appointment and effective empowerment of our Independent Lead Director.

•  Some of the extensive responsibilities of our Independent Lead Director, are described in our Corporate Governance Guidelines.

Overwhelmingly Independent Board and Board Committees Composed of Independent Directors

•  Excluding our CEO, 100 percent of our Board is independent.

•  Each of our Standing Committees and the FNBPA Credit Risk and CRA Committee conduct regular meetings during the year and are composed entirely of independent directors.

Combined Chair/CEO Structure

•  The advantage of the combined Chair/CEO position is a better Board-level understanding of the daily and long-term inherent critical regulatory, business and financial risks associated with the operation of our business. The combined role minimizes confusion by ensuring that the Company has a clear single public “face” for our shareholders, customers, employees, regulators, analysts and other key stakeholders.

•  Our Independent Lead Director possesses the necessary authority to facilitate independent board oversight of management and serves as an effective counterbalance under a unified board structure.

•  Many other financial institutions recognize the value of, and effectively utilize, a similar board structure with a combined Chair/CEO coupled with an Independent Lead Director.

16 F.N.B. Corporation

Corporate Governance

ISG Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

Detailed Board Composition Criteria, Including the Director Skill Matrix

•  Our Director Skill Matrix (please see Director-Nominee Profile and Director Skill Matrix) is used by the Nominating and Corporate Governance Committee to assess each of our director nominees in connection with the nomination of prospective director candidates for election at our 2022 Annual Meeting.

Strive for Board Diversity and Broad Range of Perspectives and Backgrounds

•  Diverse Board. Presently, 33 percent of our Board members are women(4), 13 percent of our Board members are minorities(4), and 17 percent of the FNB Standing Committee Chair positions are composed of minority and/or women directors.

•  Practices Designed to Promote a Diverse Board. Our Corporate Governance Guidelines and our Nominating and Corporate Governance Committee’s practices provide that we shall consider diversity, among other important factors, in connection with identifying and recruiting prospective director candidates and in connection with Board composition determinations and Board succession planning.

•  Promotes the Value of Board Diversity for Public Companies.

•  In addition to skills and experience, we believe that a Board composed of a mix of diverse backgrounds, including gender, age, race and ethnicity, creates a diversity of perspectives among directors that supports a broader, more nuanced scope consideration of Company strategies and opportunities, and, ultimately, results in a more productive Board.

•  In 2017, FNB assisted in the creation of the African American Directors Forum (AADF), including by providing critical financial support. FNB has continued to support this organization’s successful efforts to increase African American representation on U.S. public company boards of directors. Listed below are major accomplishments of the AADF since FNB first supported the organization at its inception in 2017:

•  The AADF has either directly or indirectly supported over 50 board placements of African Americans to public company boards since its inception.;

•  More than 1,000 board-proven and board-ready African American executives have become a part of the AADF community and AADF events.; and

•  The AADF held 11 events since 2017 and will be hosting additional events in 2022.

•  Recognition for Diverse Board.

•  The F.N.B Board was recognized as a 2020 “Winning” company and, as of 2021, is rated as a 3+ company (the second highest tier) by 50/50 Women on Boards, formerly known as 2020 Women on Boards.

•  In November 2021, the FNB Board received the Future of Board Leadership Board Diversity Award from the NACD’s Three Rivers Chapter. This award demonstrates that the FNB Board has used diversity, equity and inclusion to enhance our governance and create long-term value for our Company, our shareholders and stakeholders.

Proactive Board Oversight of Board, CEO and Executive Management Succession Planning Process

•  Succession planning is a priority for the Board and our senior management, with the goal of ensuring a strong pipeline of leaders for the future. The Board annually reviews the Board and management succession plans.

•  For additional, detailed information, please see Board Succession Planning - Board, CEO and Management.

Board Retirement Policy	• Our directors are required to retire at age 75.(5)

(4)	These figures do not include our Independent Lead Director and our Chairman/CEO.
(5)	For additional information on director tenure and Director Campbell’s grandfathered status, please see Director Nominee Profile and Director Skill Matrix.

2022 Proxy Statement 17

Corporate Governance

Limit Service on Other Public Company Boards and Audit Committees

•  No Board member may serve on more than three other public company boards.

•  Our Board policy provides that Audit Committee members cannot serve on the audit committees of more than two other public companies at the same time.

Conduct Annual Board Self-Assessment Evaluations.	• The Board and its committees conduct rigorous annual self-evaluations. The results are reported to the Board and committees and are a consideration in the director re-nomination process.

Conduct Executive Sessions of Directors

•  Annually conduct at least two independent director Board executive sessions to discuss, among other topics, executive management performance, Company and strategic matters.

•  Our Board conducted two executive sessions in 2021.

Comprehensive Board Orientation and Continuing Director Education Program

•  The FNB Director orientation and education program includes an annual extensive internal training curriculum designed to provide education about insider trading, fiduciary standards, our Code of Conduct requirements and other critical regulatory compliance matters, a stipend to incentivize participation in local, regional and national director educational conferences, director onboarding and mentoring programs, and periodic management presentations to the Board on business, regulatory, cybersecurity and other topics related to current industry issues.

Board Oversight of Corporate Responsibility and ESG Matters

•  Our commitment to identifying corporate responsibility best practices is an essential part of our culture and corporate values. Our commitment to ESG begins with our Board Chairman and CEO and our Nominating and Corporate Governance Committee’s oversight of the Company’s corporate ESG strategies. Our Nominating and Corporate Governance Committee regularly provides updates to the FNB Board on ESG and other corporate responsibility matters.

•  FNB publishes an annual Corporate Responsibility Report which provides, among other highlights, an overview of our commitment to the environment, overall community well-being, charitable employee welfare, diversity, equality and inclusion initiatives, and socially responsible Company endeavors. Our 2022 Corporate Responsibility Report will be issued later in 2022, but in the interim, please see our 2021 Corporate Responsibility Report under Resources.

Board Access to Management and External Auditors or Counsel	• Our Board and committees have access to the Company’s officers, external auditors and legal counsel in order to discharge their fiduciary and legal duties and responsibilities.

Board Approves and Oversees the Company’s Long-Term Strategic Plan	• Our Board engages with management and oversees significant business plans and risk management strategies.

ISG Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

Maintain Stock Ownership Requirement

•  Our Board has implemented minimum stock ownership policies for our Board, NEOs and other members of senior management that are designed to ensure that their interests are meaningfully aligned with shareholders’ interests, as is more fully detailed in our Corporate Governance Guidelines.

Annual Say-on-Pay Advisory Vote

•  Per our Board recommendation, our shareholders approved the continuation to hold our advisory Say-on-Pay vote on an annual basis. As a result, the Compensation Committee and the Board are again submitting for the vote of shareholders an advisory resolution to annually approve the compensation of our NEOs.

18 F.N.B. Corporation

Corporate Governance

Properly Align Executive Compensation and Use of an Independent Compensation Consultant

•  As discussed more fully in the CD&A, our Compensation Committee consults with an independent compensation consulting firm whose independence is reviewed annually and which possesses extensive public company experience for the purpose of developing appropriate policies and practices to align executive compensation with shareholder interests and to avoid inappropriate risk-taking.

•  We annually engage with our shareholders regarding our executive compensation practices.

•  A majority of the incentive compensation opportunities available to key executives are not guaranteed since they are tied to Company performance and aligned with shareholder interests.

•  For additional information regarding how our incentive structures are aligned with our long-term strategy and our shareholders, see Compensation Governance and Risk Management in our CD&A.

Incentive Plans that Do Not Encourage Excessive Risk-Taking

•  We annually conduct a risk assessment of each of our compensation plans, and the Compensation Committee annually reviews the assessments with our Chief Risk Officer to attempt to ensure that our various compensation programs do not encourage excessive risk-taking or otherwise pose potential material harm to our customers or our financial condition.

2022 Proxy Statement 19

Corporate Governance

Board Committees

Our principal Board committees serve as joint committees for both the Corporation and FNBPA and consist of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee (collectively, the Standing Committees). The Board has determined that all directors who served as members of the Standing Committees (including their Chairs) during 2021 are independent under the applicable NYSE standards and SEC rules and otherwise meet the specific eligibility requirements for these committees. The Corporation also has an Executive Committee. Each member of the Executive Committee has been determined by our Board to be independent except for Board Chairman Delie (current CEO). FNBPA has a Credit Risk and CRA Committee. Each member of FNBPA’s Credit Risk and CRA Committee has been determined by our Board to be independent. The composition of the Credit Risk and CRA Committee is consistent with federal bank regulatory standards. Board Chairman Delie is an ex officio member of the Credit Risk and CRA Committee. We identify the current members and chairs of our Board and FNBPA committees in the table titled Current Directors and Nominees for Election at Our Annual Meeting. Each of these committees has a written charter, and the charters of the committees of the Company are accessible on our website at https://www.fnb-online.com/governance. We anticipate the Standing Committees and the FNBPA Credit Risk & CRA Committee will perform additional duties that are not specifically set out in their respective charters as may be necessary or advisable in order for us to comply with certain laws, regulations or corporate governance standards. The Company will provide copies of these documents, without charge, to any person upon written request sent to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212.

Audit Committee (met 9 times in 2021)

•  Responsible primarily for selecting and overseeing the services performed by our independent registered public accounting firm and Internal Audit Department (Internal Audit), evaluating our accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters.

• Approves all audit services and permitted non-audit services, as well as all engagement fees and terms related thereto.

•  The Board has determined that each member of the Audit Committee qualifies as “financially literate,” and as an “audit committee financial expert” as defined by the SEC. The determination that each of the Audit
Committee members qualifies as an “audit committee financial expert” included an evaluation of each person’s qualifications and other relevant experience under applicable SEC rules and definitions, including consideration of each person’s work, financial, business and professional experience and educational background. Each
Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules, NYSE listing standards, FNB categorical independence standards and the applicable federal bank regulatory requirements.

Compensation Committee (met 7 times in 2021)

•  Responsible primarily for structuring, reviewing and monitoring the compensation arrangements for our executive officers, including the CEO, administering our equity compensation plans and reviewing and approving the compensation of the Board.

•  Provides that compensation is aligned with strong financial performance and shareholder interests.

•  Works directly with our independent consultant to achieve the Committee’s objectives.

•  For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and our independent compensation consultant in the Compensation Committee’s decision-
making process, we refer you to our CD&A.

•  The Board has affirmatively determined that each member of the Compensation Committee qualifies under the
NYSE, FNB categorical, and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010
“independence” standards.

Credit Risk and CRA Committee (met 8 times in 2021)
• Oversight of credit, lending and credit risk management and strategies, including approval of internal credit policies and establishment of loan portfolio concentration limits.
• Review of the quality and performance of the Bank’s loan portfolio.
• Approval of intercompany loans subject to Regulation W and loans to Bank “insiders” (as defined under Regulation O) in accordance with applicable regulatory requirements.

•  Oversight of the Bank’s Community Reinvestment Act (CRA) responsibilities, including the monitoring of
FNBPA’s community lending and investment activities relative to CRA and federal fair lending laws and regulations, our CRA Policy and our community development activities and collaborations with national, regional and local community development organizations.

• Oversight of our affirmative credit programs and fair lending matters.

20 F.N.B. Corporation

Corporate Governance

Nominating and Corporate Governance Committee (met 6 times in 2021)

•  Leads our process to develop standards concerning the qualifications and composition of our Board and conducts succession planning for our Board, including development of our Board Composition Criteria and the Director Skill Matrix.

•  Recommends director candidates to stand for election to our Board and seeks to promote the best interests of the Company and its shareholders through implementation of prudent and sound corporate governance policies, principles and practices.

•  Conducts annual Board and Committee self-assessment process, evaluates results and reports results to the
Board.

•  Oversees the Company’s ESG and corporate responsibility strategies and reporting.

Risk Committee (met 5 times in 2021)

•  Assists the Board with review and oversight attendant to Company management of its enterprise-wide risk program (see discussion under Risk Oversight), including establishing, in consultation with the Chief Risk Officer and senior management, an appropriate risk management framework and acceptable risk tolerance levels for the Company and reporting this information to the Board.

Executive Committee (met 3 times in 2021)

•  Assists the Board by offering an efficient means of considering matters and issues requiring immediate attention during intervals between regular meetings of our Board or considering specific responsibilities which may be delegated to it from time to time by the Board.

2022 Proxy Statement 21

Corporate Governance

Succession Planning Board, CEO and Management

Board Succession and Refreshment

Our Nominating and Corporate Governance Committee is responsible for leading, in collaboration with our Independent Lead Director and Board Chair, our Board succession and refreshment processes. The FNB director nomination process is designed to nominate a slate who collectively possess the optimal mix of skills, experience and other Board composition considerations, such as leadership, interpersonal dynamics, strategic foresight and Board tenures, that produce a Board that is capable of prudently overseeing Company management and operations.

Our Board’s succession plan and refreshment practices are the culmination of a thoughtful and methodical process that is carried on throughout the year. The chart below describes in detail our Board succession planning process objectives and the ways in which those objectives are met throughout the year.

DYNAMIC BOARD SUCCESSION PROCESS

Objectives:

•  Election of the Board of Directors and Committee reorganization

•  Onboarding of newly-elected directors

•  Conduct succession planning and refreshment

•  Receive feedback on our governance practices through our shareholder engagement program

•  Assess the performance of the collective Board, of individual directors and of each of the Board Committees

•  Review and nominate Board candidates, in accordance with Board Composition Criteria and the Director Skill Matrix, for election by the FNB shareholders at the FNB Annual Meeting held in May of each year

•  Review, recommend and approve Board candidates for leadership positions and Board Committee composition

•  Ratify related person transactions, if any, and make director independence determinations

•  Review and update Board skill matrix

•  Evaluate the productivity, contributions and continued value of longer-tenured directors

Quarter		Objective		Process to Achieve Objective
1st Quarter	g	To review and nominate Board candidates for election by the FNB shareholders at the FNB Annual Meeting held in May of that year.	g

January - February

•  Beginning in January, Directors have until the end of the calendar year to complete their Director education requirement. Directors have opportunities throughout the year to keep them abreast of corporate governance and other trends and issues facing financial institutions and other public company boards.

•  The Nominating and Corporate Governance Committee ratifies any related person transactions, recommends director independence determinations and director candidate nominations to the Board. For detailed information on the criteria, please see Criteria and Considerations for Recommending Director Nominees.

March

•  The Company’s proxy statement is published, allowing for investors, shareholders, proxy advisory firms and other stakeholders to review detailed information about each of our director nominees.

2nd Quarter	g	To review, nominate and approve Board candidates for leadership positions and Board Committees and ensure director preparedness for service on Board Committees.	g

April

•  The Nominating and Corporate Governance Committee reviews Board director-nominees’ skills, experience and other qualifications to determine Committee appointments, Board and Committee chairs and the designation of an Independent Lead Director.

•  Begin planning regarding upcoming director retirements under our director retirement policy and commence discussions regarding Board size and, if necessary, director candidate recruitment strategies.

May

•  The Board of Directors is elected by the shareholders at our Annual Meeting.

•  The joint FNB-FNBPA Board appoints the Board Chair, designates the Independent Lead Director, assigns the newly-elected directors to the FNB and FNBPA Committees and appoints the FNB-FNBPA Committee Chairs.

June

•  New directors must complete a rigorous onboarding process that includes a robust director orientation program.

•  Directors that have been assigned to new Committees must also complete a Committee orientation program.

22 F.N.B. Corporation

Corporate Governance

Quarter		Objective		Process to Achieve Objective
3rd Quarter	g	Engage in Board planning and updates on key Company performance plans.	g

July - August

•  Begin process of developing 2023 Board and Committee meeting schedules.

•  Receive report updates regarding Company performance relative to 2022 Operating Plan and 2020-2023 Strategic Plan.

•  Begin planning of FNB shareholder outreach program regarding corporate responsibility and ESG.

4th Quarter	g

(1) To receive feedback on our governance, executive compensation and corporate responsibility practices through our shareholder engagement program.

(2) To assess the performance of the Board collectively, individual Directors (bi-annually) and each of the Board Committees.

g

September - October

•  The FNB Shareholder Engagement Team and select Directors participate in our robust shareholder engagement program in which we receive feedback on our governance, executive compensation and corporate responsibility practices and succession planning process from investors, proxy advisory firms and other stakeholders (for more information, see Highlights of Superior Governance Practices-Robust Shareholder Engagement Program in the Governance Report and Say-on-Pay Support and Shareholder Engagement in our CD&A).

October

•  Require each Director to complete the FNB-FNBPA Director Peer and Self-Assessment questionnaires for the purpose of evaluating the performance of the Board and each of its Committees.

November - December

•  The results of the Board and Director Self-Assessments are reviewed by an independent third party and then presented to the Board Chairman, Nominating and Corporate Governance Committee Chair and the Independent Lead Director, who in turn present the Self-Assessment results to the full Board before year-end.

Management and Employee Succession and Refreshment

The CEO, in collaboration with his executive management team, regularly reviews the management and employee succession plan for our Chairman/CEO,

key executives, senior management and other employee positions and periodically consults with the Board, which includes formal presentations to Board groups regarding the management succession plan.

Succession planning is a priority for the Board and our senior management, with the goal of ensuring a strong pipeline of leaders for the future. The chart below describes in detail our management and employee succession planning process objectives and the ways in which those objectives are met throughout the year:

For additional, detailed information about our succession planning processes and human capital program, please see our 2021 Annual Report on Form 10-K (2021 Form 10-K) and for additional information about our human resources highlights, see our 2021 Corporate Responsibility Report (see Resources). Our 2022 Corporate Responsibility Report will be issued later in 2022.

2022 Proxy Statement 23

Corporate Governance

Oversight of Risk

Our Board oversees risk management through multiple layers of defense and receives reports regarding FNB’s risk management processes, challenges and issues from our Audit, Compensation, Risk and Credit Risk and CRA Committees (each of which is composed entirely of independent directors who qualify under the requirements of the SEC and NYSE), executive management, internal information security and compliance departments, and our Chief Risk Officer.

FNB-FNBPA Board

Board of Directors

▶   Ultimately identifies, understands and prudently and proactively oversees risks attendant to our businesses and operations:

▶   Receives regular update reports from the Audit, Risk, Credit Risk and CRA and Compensation Committees, and reviews strategic risks annually at a designated strategy meeting as well as on an ongoing basis throughout the year.

▶   Delegates responsibility for managing certain types of risk to its committees, which report regularly to the Board on activities in their individual areas of oversight.

Risk Committee	Audit Committee	Credit Risk and CRA Committee	Nominating and Corporate Governance Committee	Compensation Committee
Oversees enterprise-wide risk management policies, processes and practices (audit, legal, regulatory, business, etc.), including reviewing and approving the Company Statement of Risk Appetite.

Oversees management’s process for emerging business and operational risks that could have a material impact on capital or financial reporting, such as those related to internal controls, liquidity, regulatory, operational and legal matters.

Oversight and review of Company’s credit policies, strategies, internal lending and portfolio concentration limits, geographic and industry loan segments, and compliance with CRA and fair lending requirements.

Oversees the architecture within which the Company and Board governance processes enable the Board and management to effectively work together to manage enterprise-wide risks.

In collaboration with the Chief Risk Officer, conducts an annual risk assessment of the structure and framework of the Company’s executive compensation and incentive plans, particularly with respect to the avoidance of inappropriate risk taking or business behavior.

Executive Leadership Risk Management Accountability

Our CEO and his executive and senior management team are accountable for maintaining a strong risk culture and for managing and overseeing risks across our Company, including, but not limited to, strategic, market, credit, legal, compliance, audit, liquidity, operational, model, human capital and reputational risk matters.

Three Lines of Defense

•  FNB’s enterprise-wide risk management system deploys a three-lines-of-defense model which is designed to: (i) make each of our businesses principally responsible for owning and managing the day-to-day risks attendant to their operational activities; (ii) deploy rigorous risk and compliance management oversight structure to ensure all businesses function are in accordance with our risk management policies, as well as identify emerging risks in the daily operation of our businesses; (iii) obtain independent assurance from our internal auditors regarding the effectiveness of the Company’s first- and second-line functions and appropriately report the effectiveness of the Company’s risk management, compliance and control culture to our Audit Committee and Board, as well as our regulators and external auditors.

•  1st Line of Defense—Our Lines of Businesses

•  2nd Line of Defense—Our Comprehensive Risk Management Functions

•  Risk Management Council and other Risk Management Committees and Sub-Committees

•  Legal Department

•  Compliance Department

•  Robust Cybersecurity Risk Management Processes and Reporting Protocols

•  3rd Line of Defense—Independent Review by Auditors

Our primary risk exposures, as well as our risk management framework and methodologies, are discussed more fully under Item 1A-Risk Factors (pages 23-37) and the Risk Management discussion (pages 74-76) in the 2021 Form 10-K. Also see Compensation Governance and Risk Management within the Compensation Committee Report for a discussion of risk assessment as it relates to our compensation program.

24 F.N.B. Corporation

Corporate Governance

Code of Ethics

The Code of Ethics applies to the Company’s senior officers and employees. The Code of Ethics advocates, among other things, honest behavior and integrity, compliance with statutes, rules and regulations of any federal, state and local government that are applicable to the Company’s operations and acting in order to maintain the Company’s reputation. The Company’s directors and employees are required to participate in annual training relative to the standards set forth in the Code of Ethics. The Company will disclose any changes in or waivers from its Code of Ethics by posting the revised Code or other related information on its website. You may view the Code of Ethics on our website at: https://www.fnb-online.com/ethics.

Director Independence

Applicable Standards for Determining Director Independence.

The NYSE listing standards require a majority of our directors and each member of our Audit, Compensation, and Nominating and Corporate Governance Committees to be independent. The standards can be found in the “NYSE: Corporate Governance Guide” at https://www.nyse.com/ publicdocs/nyse/listing/NYSE_Corporate_Governance_ Guide.pdf. In addition, our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Our Board has adopted Director Independence Categorical Standards (Categorical Standards), which are contained in our Corporate Governance Guidelines, to assist it in determining each director’s independence. The Categorical Standards allow for the assessment of independence based upon the specified categories and types of transactions which conform to, or, in part, are more rigorous than, the independence requirements of the NYSE.

FNB Director Independence Determinations.

In early 2022, the independent directors on our Board, in coordination with our Nominating and Corporate Governance Committee, evaluated the relevant relationships between each director/director-nominee (and his or her immediate family members and affiliates) and FNB and its subsidiaries under the NYSE and FNB categorical independence standards (collectively, “FNB Independence Standards”) which are described more fully in our Corporate Governance Guidelines and affirmatively determined that all our directors/director-nominees are independent, except for Mr. Delie, due to his position as CEO of our Company. Specifically, the following 10 of our 11 directors/director-nominees are independent under the FNB Independence Standards: Ms. Bena, Mr. Campbell, Mr. Chiafullo, Ms. Dively, Mr. Malone, Mr. Mencini, Mr. Motley, Ms. Nicholas, Mr. Stanik and Mr. Strimbu.

2022 Proxy Statement 25

Corporate Governance

In making their independence determination, the independent directors of our Board considered the FNB Independence Standards relative to the ordinary course, non-preferential relationships that existed during the preceding three years, including those transactions reported under Related Person Transactions, and determined that none of the relationships constituted a material relationship between the director/director-nominee and our Company:

Relationship	Director Relationship in 2021

Material-Related Party Transactions with Directors	• None

Family Relationships Among Directors and Executive Officers	• None

Customer Relationships Transactions with the Company and its affiliates are in the ordinary course of business and not preferential.	• None

Credit Relationships Loans are not preferential and comply with the Federal Reserve’s Regulation O governing insider loan transactions.	• None

Business/Law Firm Relationships Exceeds the greater of $1,000,000 or 2 percent of annual revenue.	• None

Certain Charitable Contributions Exceeds the greater of $250,000 or 2 percent of the charitable organization’s total annual receipts.	• None

Related Persons Transactions

We have a written policy formalizing the manner in which we review a proposed transaction involving the Company and any of our directors, any director-nominees, any executive officers, any 5 percent or greater shareholder or any immediate family member of the foregoing (related persons) because of the possibility of a conflict of interest. A related persons transaction is generally defined as a transaction arrangement or relationship, or any series of similar transactions, arrangements or relationships, exceeding $120,000 in which the Company or any of its subsidiaries was, is or will be a participant, and in which a related person had, has or will have a direct or indirect material interest. A copy of the Related Persons Transactions Policy is posted on our website. Under our policy, all proposed related person transactions, except for (i) transactions generally available to all employees or shareholders of the Company, and (ii) compensatory transactions consistent with the plans, policies and decisions approved by the Company’s Board of Directors or Compensation Committee, must receive the prior approval of the Nominating and Corporate Governance Committee of our Board before we can take part in the transaction, and if such transaction continues for more than one year, the Nominating and

Corporate Governance Committee and Board must annually approve the transaction.

In 2021, no Company directors, director nominees, executive officers, or immediate family members of the foregoing persons, or any entity owned or controlled by the foregoing persons, conducted any related person transactions with the Company that required disclosure pursuant to SEC rules, except, consistent with the SBA PPP requirement to guarantee loans that assist small businesses to keep their work forces employed during the COVID-19 pandemic crisis, a loan in excess of $120,000 was made by FNBPA in accordance with the terms and conditions of the SBA PPP, to a corporation in which a Company director is an executive officer. The transaction was made in the ordinary course of business, on the same terms, including interest rates, that applied to all PPP loans, including those to other persons not related to FNBPA, and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any Director or executive officer or their related interests must comply with Sarbanes-Oxley, Regulation O, our Code of Conduct and our Related Persons Transaction Policy.

26 F.N.B. Corporation

Corporate Governance

In 2021, no Company directors, director-nominees, executive officers, nor immediate family members of the foregoing persons nor any entity owned or controlled by the foregoing persons conducted any related persons transactions with the Company. BlackRock, Inc. (BlackRock), the Vanguard Group (Vanguard), Fuller & Thaler Asset Management, Inc., and Dimensional Fund Advisors LP indicated that they beneficially owned more than 5 percent of our outstanding shares of common stock (including through certain of their subsidiaries) as of December 31, 2021 (see Security Ownership of

Certain Beneficial Owners). We may in the ordinary course of business, engage in transactions with BlackRock and Vanguard mutual funds, including selling BlackRock and Vanguard investment products to our customers, placing our customer funds in BlackRock and/or Vanguard mutual and exchange traded funds, and using Vanguard funds as an investment vehicle for the FNB 401(k) accounts.

You may view the Related Persons Transactions Policy on our website at: https://www.fnb-online.com/related-person-policy.

Communications with our Board

Shareholders or other interested parties may send communications to our Board, the independent directors as a group, the Board Chairman, any committee chair, and/or any individual director, including our Independent Lead Director, by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. Our Corporate Secretary is

authorized to open and review any mail that is addressed to the Board or individual director(s) unless the envelope is marked “Confidential” or “Personal.” If so marked, it will be delivered, unopened, to the Chairman of the Board (addressed to the Board) or to the individual director addressee. If the Corporate Secretary opens an unmarked envelope which contains a magazine, solicitation or advertisement, the contents may be discarded.

2022 Proxy Statement 27

Stock Ownership

STOCK OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth certain information as of the March 4, 2022, record date with respect to beneficial ownershipa of our common stock by: (i) each director and nominee; (ii) each currently employed NEO listed in the table entitled, 2021 Summary Compensation Table, which is under the section of this Proxy Statement entitled Executive Compensation and Other Proxy Disclosure; and (iii) all directors and executive officers as a group. As of the March 4, 2022, record date, we had 351,231,780 shares of common stock issued and outstanding. All persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Otherwise, we include a notation where the director or executive officer has shared voting or investment power with other personsb. Footnotes to the table include the shares of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (held through depositary shares, hereinafter “Preferred Stock Depositary Shares”) by held by such individual.

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

Pamela A. Bena	53,698		*

William B. Campbell	115,822	(1)	*

James D. Chiafullo	106,036	(2)	*

Vincent J. Delie, Jr. #+	1,087,030	(3)	*

Mary Jo Dively	52,914		*

Robert A. Hormell	97,389	(4)	*

David J. Malone	119,327		*

Frank C. Mencini	70,190		*

David L. Motley	53,950		*

Heidi A. Nicholas	258,277	(5)	*

John S. Stanik	66,774	(6)	*

William J. Strimbu	127,300	(7)	*

Vincent J. Calabrese, Jr. #+	501,914	(8)	*

Gary L. Guerrieri#+	211,966	(9)	*

Barry C. Robinson #+	167,430		*

David B. Mitchell #+	31,229		*

All executive officers and directors as a group (18 persons)+	3,278,886	(10)	0.93%

a

The term “beneficial ownership” means any person who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has or shares voting or investment power with respect to FNB common stock.

b

Includes shares held or obtainable by the person within 60 days of March 4, 2022, and shares related to dividend equivalents accrued on such shares. This figure does not include time-based and performance-based restricted stock units (RSUs) granted to NEOs that do not vest within such sixty (60) day period (see footnote + below).

#	Denotes a person who served as an executive officer of the Corporation during 2021.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

+

The table does not include time-based or performance-based RSUs granted to NEOs, except to the extent that any of the same will vest within 60 days of March 4, 2022. Upon vesting, shares of common stock are issued on a one-for-one basis for such units. The amount of RSUs presently held by each NEO and not otherwise included in the table (with the performance-based RSUs being presented at target level) is as follows: Mr. Delie, 778,239 units; Mr. Calabrese, 227,048 units; Mr. Guerrieri, 123,856 units; Mr. Robinson, 98,109 units; Mr. Mitchell, 69,555 units; and all executive officers and directors as a group, 1,409,664 units. The number of shares actually issued upon the vesting of the units may be different based upon the Company’s performance. The disclosed units also include shares related to dividend equivalents accrued on such units.

(1)	Includes 2,072 shares owned by Mr. Campbell’s wife. Mr. Campbell also owns 1,000 Preferred Stock Depositary Shares.

(2)	Includes 600 shares held in a custodial account for Mr. Chiafullo’s grandsons. Mr. Chiafullo also owns 2,000 Preferred Stock Depositary Shares.

(3)	Mr. Delie also owns 1,000 Preferred Stock Depositary Shares.

(4)	Includes 6,444 shares jointly held with Mr. Hormell’s wife and 1,559 shares held by his wife.

28 F.N.B. Corporation

Stock Ownership

(5)	Includes 121,936 shares owned by the Nicholas Family Trust (Ms. Nicholas is Sole Trustee) and 91,914 shares owned by Nicholas Family Limited Partnership.

(6)	Includes 6,113 shares jointly held with Mr. Stanik’s wife.

(7)	Includes 400 shares held in a custodial account for Mr. Strimbu’s children.

(8)	Mr. Calabrese also owns 800 Preferred Stock Depositary Shares.

(9)	Includes 801 shares held in a custodial account for Mr. Guerrieri’s daughter. Mr. Guerrieri also owns 1,400 Preferred Stock Depositary Shares.

(10)	Includes the number of shares beneficially owned by Corporate Controller and Principal Accounting Officer, James L. Dutey, and Chief Legal Officer and Corporate Secretary, James G. Orie.

2022 Proxy Statement 29

Stock Ownership

Executive Officers

The table below lists the names of our current Executive Officers with their positions and ages. The table below does not include this information for CEO Vincent J. Delie, Jr. whose information is in the section of this Proxy Statement entitled Biographical Information Concerning Director-Nominees.

Name	Position with Company	Age as of Annual Meeting

Vincent J. Calabrese, Jr.	Chief Financial Officer	59
James L. Dutey	Corporate Controller and Principal Accounting Officer	48
Gary L. Guerrieri	Chief Credit Officer	62
David B. Mitchell II	Chief Wholesale Banking Officer	64
James G. Orie	Chief Legal Officer and Corporate Secretary	63
Barry C. Robinson	Chief Consumer Banking Officer	59

Vincent J. Calabrese, Jr. has served as our Chief Financial Officer since 2009. Mr. Calabrese joined the Company in 2007, serving as our Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of People’s Bank, Connecticut, from 2003 to 2007. During his 19-year tenure at People’s Bank, Mr. Calabrese’s principal responsibilities included financial planning and reporting, accounting policies, general accounting operations and investor relations.

James L. Dutey joined our Company in January 2017 and has served as our Corporate Controller and Principal Accounting Officer since March 2017. Mr. Dutey has more than 26 years of accounting experience in the banking and financial services sectors. During his 12 years at Huntington Bancshares, Inc., Mr. Dutey served in various senior management roles, including Assistant Corporate Controller, with a primary focus on SEC and bank regulatory financial reporting requirements. Prior to joining Huntington Bancshares, Inc., Mr. Dutey was employed at KPMG LLP, ending his tenure there as senior manager for the assurance practice, primarily serving the banking industry. Mr. Dutey is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania.

Gary L. Guerrieri became Chief Credit Officer of FNB in April of 2011 and has been an Executive Vice President and Chief Credit Officer of FNBPA since 2005. In his role as Chief Credit Officer, Mr. Guerrieri is responsible for managing the entire credit function for the Company, including commercial and retail underwriting, credit administration, credit policy and credit risk management. He also has oversight of FNBPA’s special assets, loan servicing and indirect lending functions. Prior to joining FNBPA in 2002, Mr. Guerrieri was an Executive Vice President of

Commercial Banking with Promistar Financial Corporation, a bank holding company acquired by FNB in 2002.

David B. Mitchell II became our Chief Wholesale Banking Officer in January 2021. As Chief Wholesale Banking Officer, Mr. Mitchell oversees commercial lines of business and functional areas across FNBPA’s market footprint including Commercial Banking, Capital Markets and the Wealth Management group. Prior to his position as Chief Wholesale Banking Officer, Mr. Mitchell served as Executive Vice President of FNBPA’s Capital Markets and Specialty Finance businesses. Mr. Mitchell joined FNBPA in January 2018 after more than 36 years with The PNC Financial Services Group, Inc (“PNC”). During his tenure with PNC, Mr. Mitchell served in various bank officer positions and, most recently, in the following leadership roles: Executive Vice President with responsibility over the company’s national large corporate, energy, metals and mining businesses and Executive Vice President, Public Finance, where he led the company’s banking and capital markets activities in the government, higher education and non-profit spaces.

James G. Orie has been our Chief Legal Officer since 2004 and became Corporate Secretary in January 2015. Mr. Orie is principally responsible for advising the Corporation, its Board and executive management team on all legal and regulatory affairs impacting the Corporation, corporate governance, legal risk mitigation, litigation management, merger and acquisition and other critical transaction matters, and for providing compliance guidance on business and corporate strategies and activities. Prior to joining FNB as Corporate Counsel in 1996, Mr. Orie began his 36-year career in financial services with the Office of the Comptroller of the Currency. Later, he served as counsel with the Federal Home Loan Bank of

30 F.N.B. Corporation

Stock Ownership

Pittsburgh and Office of Thrift Supervision during the “thrift crisis,” and also led the Financial Services Practice Group of a regional Pittsburgh-based law firm.

Barry C. Robinson has served as our Chief Consumer Banking Officer since August 2015. As Chief Consumer Banking Officer, Mr. Robinson is responsible for leading the team that provides our full range of consumer financial products and services to our customers. Mr. Robinson joined our Company in July 2010 as Executive Vice President of our

Consumer Banking operations, for which he had principal responsibility for strategic planning and oversight of the Company’s consumer retail operations, including leading the development of our digital banking platform. Prior to joining the Company, Mr. Robinson held several key leadership and executive positions with large regional banks, including as Regional Leader of Wealth Management and Private Banking in Cleveland, Ohio for PNC and National City Bank, and as Head of Corporate Banking in Kentucky and Tennessee for National City Bank.

2022 Proxy Statement 31

Stock Ownership

Security Ownership of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than five percent of our outstanding common stock as of December 31, 2021, except for the entities identified in the table below:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	35,370,902(3)	11.1%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	16,467,352(4)	5.2%
Fuller & Thaler Asset Management, Inc 411 Borel Avenue, Suite 300 San Mateo CA 94402	29,903,568(5)	9.4%
State Street Corporation State Street Financial Center 1 Lincoln Street Boston, MA 02111	17,814,040(6)	5.6%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	32,032,714(7)	10.0%

(1)

Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	Based on the Corporation’s common stock outstanding as of December 31, 2021.

(3)

According to Schedule 13G filed under the Exchange Act on January 27, 2022, by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power as to 33,434,782 shares and sole dispositive power as to 35,370,902 shares.

(4)

According to Schedule 13G filed under the Exchange Act on February 8, 2022, by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power over 16,246,750 shares and sole dispositive power over 16,467,352 shares. Dimensional Fund Advisors LP states in its Schedule 13G that it is an investment adviser, furnishes investment advice to four investment companies, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5)

According to Schedule 13G filed under the Exchange Act on February 8, 2022, by Fuller & Thaler Asset Management, Inc. The Schedule 13G states that Fuller & Thaler Asset Management, Inc has sole voting power over 29,382,861 shares and sole dispositive power over 29,903,568 shares. Fuller & Thaler Asset Management, Inc. states in its Schedule 13G that it is deemed to be the beneficial owner of certain of the securities reflected in the Schedule 13G pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller & Thaler Asset Management, Inc. acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. The Undiscovered Managers Behavioral Value Fund, an open-end management investment company, has an economic interest in more than 5% of the subject securities reported in the Schedule 13G.

(6)

According to Schedule 13G filed under the Exchange Act on February 11, 2022, by The State Street Corporation. The Schedule 13G states that The State Street Corporation has shared voting power over 17,092,292 shares and shared dispositive power over 17,814,040 shares.

(7)

According to Schedule 13G filed under the Exchange Act on February 10, 2022, by The Vanguard Group. The Schedule 13G states that The Vanguard Group has shared voting power over 171,421 shares, sole dispositive power over 31,577,497 shares, and shared dispositive power over 455,217 shares.

32 F.N.B. Corporation

Stock Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and officers of the Company and beneficial owners of more than 10 percent of its Common Stock file reports with the SEC with respect to changes in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, Chief Wholesale Banking Officer David B. Mitchell II had a late Form 3 filing and Directors William Campbell and Pamela Bena had late Form 4 filings, due to an administrative oversight by the Company’s former Shareholder Services Administrator whose responsibilities included the timely filing of Section 16(a) reports.

2022 Proxy Statement 33

Executive Compensation and Other Proxy Disclosure

EXECUTIVE COMPENSATION AND OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee (Committee) are Committee Chair Malone and Directors Bena, Hormell, Motley and Strimbu. For information regarding the qualifications of the Committee members refer to earlier sections of this proxy statement under the headings, Biographical Information Concerning Director-Nominees and Director-Nominee Profile and Director Skill Matrix. Neither we nor FNBPA have ever employed any member of the Committee. No such member has, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. We have determined that the Committee members are independent under both the NYSE corporate governance standards and Section 952 of the Dodd-Frank Act and are non-employees under the meaning of Rule 16b-3 under the Exchange Act. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors and all Section 16 officers, including our CEO and Chief Financial Officer (CFO). The Committee met seven times in 2021.

Authority and Responsibilities

The Committee administers our executive compensation programs, including the oversight of executive compensation policies and decisions, administration of our equity incentive plan and the annual cash incentive award plan applicable to Section 16 officers. Additionally, the Committee oversees and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and its Charter. The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity ownership. The Committee reviews the Charter annually and recommends any proposed changes to the Board. A copy of the Compensation Committee Charter is available on our website (see https://www.fnb-online.com/governance).

Delegation

From time to time, and subject to statutory and regulatory limitations, the Committee may delegate authority to fulfill various administrative and ministerial functions attendant to the Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee comprised of our senior officers who have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Role of Independent Compensation Consultant

The Committee engaged an independent compensation consultant, Aon’s Human Capital Solutions practice (Aon), a division of Aon plc, to assist with evaluating our compensation practices and to provide ongoing advice and recommendations regarding CEO, NEO, Section 16 officer and director compensation that are consistent with our business goals and compensation philosophy, assist with benchmarking Board and executive officer compensation, offer input regarding our proxy statement compensation-related disclosures and consult with the Committee on our shareholder outreach engagements.

The Committee selected Aon for, among other reasons, its reputation for providing comprehensive solutions to complex compensation challenges facing companies and specific expertise in the financial services industry. In addition, another Aon company, Radford, provided accounting services to us related to our long-term incentive (LTI) program.

In performing its duties, Aon reported directly to the Chairman of the Committee, and regularly interacted with the Chairman of the Committee and other members of the Committee, in addition to attending Committee meetings on an as-needed basis. In addition, while performing its duties as directed by the Committee, our independent compensation consultant interacted with our CEO, CFO, Executive Vice President of Human Resources and Corporate Services, Chief Legal Officer and other FNB

34 F.N.B. Corporation

Executive Compensation and Other Proxy Disclosure

employees. In addition to our Independent Lead Director, our CEO regularly attended Committee meetings and discussed with Aon and the Committee members, both during and outside of meetings, his perspective regarding the appropriate base salary and short-term and long-term compensation for the other Section 16 officers. Our CFO regularly attended meetings of the Committee for the limited purpose of discussing the Company’s performance relative to the short-term and long-term incentive plans versus peers. Executive officers are not involved with setting the amount or structure of their own compensation and are not present during deliberations regarding their own compensation. The Committee and independent compensation consultant considers our CEO’s insight and recommendations before approving compensation for our Section 16 officers.

The Committee annually evaluates Aon’s independence and performance under the applicable NYSE listing standards. The Committee believes that working with Aon furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. In 2021, the Committee determined that Aon is independent under applicable SEC and NYSE listing independence criteria and retained them to advise the Committee with respect to compensation of the CEO and other executive officers.

2022 Proxy Statement 35

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (CD&A) describes the philosophy, objectives and structure of our 2021 executive compensation program. This CD&A is intended to be read in conjunction with the tables following this section which provide further historical compensation information for our NEOs as identified below.

Name	Position

Vincent J. Delie, Jr.	Chairman, President and CEO

Vincent J. Calabrese, Jr.	Chief Financial Officer

Gary L. Guerrieri	Chief Credit Officer

Barry C. Robinson	Chief Consumer Banking Officer

David B. Mitchell II	Chief Wholesale Banking Officer

Executive Summary	36
2021 CD&A Snapshot at a Glance	38
Philosophy and Pay Structure	46
2021 Summary Compensation	60
Additional Compensation Policies and Practices	65

Executive Summary

The Board of Directors continues to support management’s vision and strategic plan that have allowed FNB to successfully and profitably grow organically and strategically. FNB has focused its strategic planning efforts around six pillars designed to increase shareholder value over the long term. Since the global financial crisis in 2009, FNB has grown from $9 billion in assets to its current size of $42 billion as of January 22, 2022, through the transformation of its footprint into attractive, dynamic, faster-growing and geographically diverse markets. Coupled with a long-term revenue diversification strategy, a broad-based expense optimization strategy, and a disciplined and consistent credit culture, FNB has outperformed its peers and other financial institutions who have experienced similar growth since the global financial crisis with a total shareholder return of 213%, exceeding other peers that have engaged in acquisitions and current 2021 peers.

2021 results represent the continued success of our journey. FNB delivered solid fundamental performance with achievement of several records including: (1) revenue of $1.2 billion, (2) non-interest income of $330 million and (3) operating net income available to common shareholders* of $400 million FNB’s operating earnings per diluted common share* was $1.24, which benefitted from strong credit quality with net charge-offs at a historical low of 0.06% of average total loans. Our continued strategic focus on expanding the offerings in our fee-income platform produced the record $330 million in non-interest income, an increase of more than 12% from the prior year as steady growth increased its contribution to total revenue to 27% up from 24%. Favorable balance sheet growth, a growing and diversified fee income platform, prudent capital management, disciplined credit management, strategic investments in technology and people, and the continued transformation of our dynamic footprint were enablers for an exceptional year and position us favorably for the future. See 2021 Financial Highlights in the CD&A for further detail.

A critical component of our long-term strategic plan is the deployment of a comprehensive compensation program designed to support our succession plans and to attract and retain strong performers, while effectively aligning executive total compensation opportunities with shareholder interests, by maintaining a balanced framework between incentives and performance. See Compensation Governance, Philosophy and Structure in the CD&A for further detail.

Towards this goal, the following CD&A is organized around three facets for stakeholders to consider:

•	Financial and Strategic Highlights
•	Philosophy and Pay Structure
•	2021 Summary Compensation

36 F.N.B. Corporation

Compensation Discussion and Analysis

Key insights and takeaways for the 2021 year are summarized below in the Snapshot at a Glance section and are expanded upon in further detail later in this Proxy Statement.

* Non-GAAP measures are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. In this Proxy Statement, the following are references to non-GAAP measures: Operating Net Income Available to Common Shareholders; Operating Earnings per Diluted Common Share (EPS); Tangible Book Value (TBV) per Common Share; Return on Average Tangible Common Equity (ROATCE); Loans and Leases, excluding Paycheck Protection Program (PPP) loans outstanding; Efficiency Ratio; Internal Capital Generation (ICG) Growth; and Pre-Provision Net Revenue (PPNR) / Average TCE (Avg TCE). Please refer to Annex A (Non-GAAP to GAAP Reconciliations) to this Proxy Statement, where we include information to reconcile the non-GAAP measures to GAAP. The * is a non-GAAP designation used throughout this Proxy Statement to identify non-GAAP measures.

2022 Proxy Statement 37

Compensation Discussion and Analysis

2021 CD&A SNAPSHOT AT A GLANCE

I.	Financial & Strategic Highlights

2021 Business Results:

$40 Billion Total Assets	$1.24 Billion Record Revenue	$1.23 Reported EPS

h 5.8%	h 1.7%	h 44.7%

Incentive Compensation Plan Metric Results:

STI[1]	Operating EPS*		PPNR/Avg TCE*		Efficiency Ratio*
	$1.24	+28% Year over Year	19.4%	53rd Percentile	57.2%	63rd Percentile

LTI[1]	ROATCE* (1 Yr)		ICG Growth* (1 Yr)		1-Year TSR[2]
	15.5%	68th Percentile	15.0%	89th Percentile	47.8%	37th Percentile
	ROATCE* (3 Yr)		ICG Growth* (3 Yr)		3-Year TSR[2]
	14.7%	95th Percentile	15.3%	85th Percentile	34.2%	55th Percentile

[1] See Short-Term Incentive (STI) and Long-Term Incentive (LTI) program sections for detailed discussion on performance metrics. [2] Measured as of March 4, 2022. (*) Non-GAAP

FinancialHighlights:

✓	Record revenue of $1.2 billion and record operating net income available to common shareholders* of $400 million, leading to Operating EPS* of $1.24.

✓	Loan growth of 5.7%, excluding PPP*, driving total assets to approximately $40 billion.

✓

Achieved a 19% compound annual growth rate (CAGR) in deposit market share over the last five years with a top five rank in 23 of our 54 metropolitan statistical areas (MSAs) and top three rank in 17 of our 54 MSAs.

✓	Record fee income of over $330 million, representing 12% year-over-year growth and 27% of total revenue.

✓	Achieved more than $20 million of cost savings in 2021 and $60 million since 2019.

✓	Strong credit quality, record liquidity and strong Common Equity Tier 1 (CET1) levels.

✓	Facilitated $3.6 billion of PPP loans to the communities we serve.

✓	Achieved an “outstanding” CRA rating.

✓	Grew TBV* per share 9% year-over-year, while returning over $200 million directly to shareholders through $164 million in dividends and $43 million in buybacks.

✓ Delivered peer-leading returns on Avg TCE* and ICG Growth*.

FNB has a history of generating consistent sustainable long-term performance.

Strategic Pillars

Drive Organic Growth

Maintain Efficiency and Expense Control

Optimize the Retail Bank

Build a Durable, Scalable Infrastructure

Build a Strong, Differentiated Brand

Promote Core Values, Including Diversity & Inclusion

StrategicHighlights:

✓	Howard Bank Acquisition.

✓	Continued growth to $42 billion in assets (including Howard Bank) — capping off more than 300 percent growth in total assets since Mr. Delie assumed his position as CEO.

✓	10% annual growth in our diversified fee-based businesses over the past 5 years.

✓

Expansion of differentiated and comprehensive omnichannel banking solutions via the launch of our mobile eStore, the addition of new features in our highly rated mobile app, and the near doubling of our ATM network.

✓	National brand recognition for digital technology, client satisfaction, employee experience, diversity, inclusion and community impact.

38 F.N.B. Corporation

Compensation Discussion and Analysis

II.	Philosophy and Pay Structure

Compensation Philosophy:

✓	Compensation is based on shareholder feedback, the advice of Aon, is consistent with industry practices and is aligned with shareholder value creation and interests.

✓	Compensation plans support the execution of our succession plan, as well as the ability to attract top talent and foster a team-based culture.

✓	Make use of competitor compensation data to establish multiple reference points to establish appropriate targets.

✓	Evaluate performance using a balanced and diverse set of metrics.

✓

Consider factors such as business and individual performance, scope of responsibility, historical results, relative equity ownership, critical needs and skill sets, leadership potential and succession planning.

✓	Maintain strong governance practices and transparency with respect to shareholders.

Compensation Design and Structure:

Best-in-Class Plan Design

✓	Uses a diverse and balanced set of six metrics across the STI and LTI plans.

✓	Rewards performance relative to competitors by incorporating peer-relative metrics in both plans, with five of the six metrics based on relative performance versus peers.

✓	Aligns compensation metrics to key strategic initiatives.

✓	Uses metrics focused on profitability, efficiency, productivity and valuation drivers.

✓	Uses total shareholder return (TSR) and ICG Growth* metrics which are highly correlated to shareholder value.

✓	Adheres to our risk appetite statement and risk management protocols.

Pay Aligned to Performance

✓	56% of our CEO’s target 2021 pay was performance linked, which is commensurate with average peer CEO levels.

✓	48% of our average NEO’s target pay was performance linked.

Response to Shareholder Feedback:

FNB deploys a robust and proactive shareholder engagement program to better understand and address the priorities of our shareholders.

✓	Contacted 150 shareholders comprising 75% of outstanding shares.

✓	Made substantive changes in response to feedback heard:

•	Adopted a “double-trigger” for long-term awards following a change-in-control event.

•	Significantly expanded realized pay disclosures.

•	Significantly expanded disclosures related to determination of plan targets and payout calculations made by the Committee

•	Enhanced disclosure of the performance awards.

Other Compensation Actions:

✓

Conducted a robust compensation risk review and assessment to ensure all our compensation programs promote long-term business success that is aligned with shareholders’ interests, without encouraging excessive risk taking.

✓	Maintained a consistent structure for our STI and LTI plans, which includes peer-relative metrics with no adjustments to goals or metrics due to the impact of COVID-19.

✓	Revisited peer set based on prominent mergers and acquisitions (M&A) completed in 2022 and correspondingly revised peer set for 2022.

✓

Utilized negative discretion for the Operating EPS* metric in the STI plan, eliminating the loan reserve release related to the more favorable credit environment and the financial benefit from the second round of the PPP program in 2021, which was unknown at the time of setting targets for our 2021 Operating Budget.

2022 Proxy Statement 39

Compensation Discussion and Analysis

III.	2021 Summary Compensation

✓

After considering FNB’s record financial performance, peer-leading metric performance, three-year TSR performance exceeding the peer median for the current LTI grant vesting on April 1, 2022, and multi-year successful execution of its business strategy, the Board awarded Mr. Delie $6,577,522 in total reported compensation for 2021 which was 4.3% higher than the $6,308,713 awarded in 2020.

✓	Other NEOs had compensation in the range of $1,243,338 to $2,216,569 representing an average increase of 4.5%.

40 F.N.B. Corporation

Compensation Discussion and Analysis

FINANCIAL AND STRATEGIC HIGHLIGHTS

Shareholder Return Relative to Banks Following Similar Growth Journey

To fully understand the favorable impact that FNB’s long-term strategic growth plan has had for shareholders, it is helpful to view it in the broader context and perspective of FNB’s growth from $9 billion in total assets at the global financial crisis in 2009 to its current size of $42 billion as of January 22, 2022. An important and long-standing component of FNB’s long-term strategic plan is premised on the understanding that financial institutions with greater size and scale can outperform smaller institutions with more limited capabilities to generate revenue efficiently and profitably, and this strategy has proven out over the past decade as multiples and valuations for larger banks have generally risen while smaller bank multiples have compressed.

Notably, since 2009, FNB has significantly enhanced shareholder value by transforming itself from a predominantly western Pennsylvania-based financial institution principally offering traditional bank deposit and loan products to a company that now offers a full array of financial products and digital convenience comparable to those available from the largest U.S. banks, while also strategically increasing geographic diversification by extending its footprint into attractive and fast growing markets such as Charlotte, Raleigh, Charleston and the Piedmont Triad in the Carolinas, Baltimore and Annapolis, Maryland, and Washington D.C./Northern Virginia.

The success of FNB’s long-term strategy under the leadership of our CEO is demonstrated by the fact that FNB’s total shareholder return has outperformed its peers and other financial institutions who have experienced similar growth trajectories since the global financial crisis. These results span the tenure of our leadership team’s management of the Bank and holding company, during which time they have guided our constituents successfully through the aftermath of the financial crisis and a global pandemic.

Since 2010: FNB Compared to Proxy Peers and Banks who Made Similar Acquisition Journey(1)(2)

Acquisition Peer Banks include banks that had a similar acquisition journey to FNB with <$15bn in assets in 2009 and later grew to $30bn+ in assets prior to sale or currently.

Total Shareholder Return Post-Financial Crisis, Indexed to 100
FNB = +213% Peers = +212%(1) Acq. Peers = +185%(2)

Source: SNL Financial, Capital IQ (3/4/2022)

Notes:

1.	FNB proxy peer set includes ASB, CFR, FHN, FULT, HBAN, HWC, NYCB, PBCT, PNFP, SNV, UMPQ, VLY, WBS, WTFC, ZION

2.

Includes banks with $10Bn in assets in 2009 and later grown to $30Bn+ in assets prior to sale or currently (COLB, FMBI, FMER, FNFG, HWC, IBKC, ONB, PACW, PB, PNFP, SSB, STL, SUSQ, UBSI, UMPQ, VLY and WAL)

2022 Proxy Statement 41

Compensation Discussion and Analysis

As noted above, our CEO has led FNB through a vast transformation into a much larger multi-state regional financial services company with top market share in a number of key growing markets. This has allowed us to grow profitably and outperform our peers over a long period of time. Executing on a long-range vision requires the appropriate balance of investment of capital for key initiatives, including technology and facility enhancements that benefit our customers and support the continued annual strong profitable performance and corresponding strong internal capital generation for our shareholders. Our board believes we can continue to execute on such a strategy through the leadership of our CEO and NEOs and their leadership and success should be properly rewarded in both the short term and long term. The combination of strong long-term shareholder returns and stable/long-tenured leadership has a direct impact on realized pay that is totally aligned with shareholder interests.

The successful execution of FNB’s Strategic Plan required an extraordinary range of skills from our CEO, including mergers and acquisitions, risk management, and the turnkey development of a number of complex business units and technologically-advanced digital banking products and services necessary to drive non-interest income and overall revenue growth. These attributes are proven and are extraordinarily unique in our CEO and are of high value to our shareholders.

2021 Financial and Strategic Highlights

Strategic Plan Highlights:

We continue to execute on the six pillars of our strategic plan to increase shareholder value. These six pillars are (1) dynamic organic growth; (2) continuous development of efficiency and expense control measures; (3) optimization of the retail bank delivery channel and product and service offerings, including a critical focus on investments in “best-in-class” technology and digital capabilities; (4) deployment of a durable and scalable infrastructure, including a rigorous enterprise-wide risk management infrastructure; (5) establishment of a strong, identifiable and differentiated brand; and (6) maintenance of our strong ethical corporate culture and reinforcement of our core values including diversity and inclusion.

Central to the continued transformation and digitization of FNB in support of our strategic plan are four key accomplishments:

•	FNB has continued its growth and investments despite the uncertainty of the pandemic operating environment, successfully growing to $42 billion in assets (including our recent acquisition of Howard
Bank in the rapidly-growing Mid-Atlantic market)—capping off more than 300 percent growth in total assets since Mr. Delie became CEO.

•

FNB’s acquisition of Howard Bank, represents the continuation of our transformation started in 2009 to enter and build a significant market share in attractive, fast growing and geographically diverse markets, while achieving success at prudently growing loans and deposits, enhancing branch and operational efficiency and expanding our fee-income platform.

•

FNB continued the expansion of its differentiated and comprehensive offering of omnichannel banking solutions with the launch of our mobile eStore. This most recent chapter in our history of innovation expands our digital channel leadership amongst peers during a time when the pandemic accelerated a shift to digital channels, highlighting the importance and forethought behind the strategies identified and implemented over two strategic planning cycles.

42 F.N.B. Corporation

Compensation Discussion and Analysis

FNB achieved national recognition for digital technology and client satisfaction, as well as more than 35 national and regional awards pertaining to employee experience, inclusion and community impact in a year when focus on ESG initiatives is at an all-time high. A high-level summary of FNB’s 2021 achievements in support of our 2021 strategic plan are shown below:

Strategic Pillar	2021 Highlights
Organic Growth

•  Generated record non-interest income (over $330 million) through organic growth (wealth, SBA, mortgage banking, syndications, derivatives, capital markets, international banking and insurance) and the expansion of our fee platform to include debt capital markets.

•  Supported our communities during the pandemic through the facilitation of $3.6 billion in PPP loans.

•  Achieved three quarters in a row (second quarter through fourth quarter of 2021) of 8-10% annualized loan growth.

•  Accelerated new growth by increasing customer prospects (commercial/small business PPP cross-sell, mortgage penetration, retail leads, affiliate penetration, etc.).

•  Launched Physicians First Program to provide an array of financial services tailored to medical professionals.

•  Refreshed and updated commercial pitchbooks and pipeline monitoring.

•  Expanded Builder Finance program given success to date: increasing portfolio size, adding new names and geographies, and marketing to public homebuilders.

•  Launched CRA mortgage closing cost assistance program which generated 300 loans totaling $41 million.

•  Launched mortgage relationship pricing concierge service in July 2021 resulting in 300+ new consumer checking accounts in the fourth quarter of 2021.

Efficiency and Expense Control

•  Achieved $20 million of cost savings in 2021 and approximately $60 million of cost savings over 2019 – 2021:

•  Launched a commercial banker productivity dashboard;

•  Successfully renegotiated major contracts;

•  Leveraged Robotic Process Automation (RPA) and Workflow Management to increase efficiencies and limit overall expenses;

•  Commenced plan to consolidate executive, administrative, operational and business employees currently located in multiple offices into our new headquarters building, the FNB Financial Center located in Pittsburgh, and completed the consolidation of multiple offices into our Charlotte regional headquarters office; and

•  Sold over 30 properties to free up future run-rate expenses associated with these properties.

•  Improved deposit mix as non-interest-bearing deposits surpassed $10 billion and made up 34% of total deposits at year end, up from 31% in 2020.

•  Positioned FNB with a loan-to-deposit ratio of 79%, which offers a very strong liquidity position to fund future loan growth.

2022 Proxy Statement 43

Compensation Discussion and Analysis

Strategic Pillar	2021 Highlights
Optimize Retail Bank

•  Optimized branch network by exiting 27 branches to achieve future run-rate savings, while reinvesting in new growth markets to meet the changing demographics and customer preferences within our footprint and maintaining our commitment to continue serving low income and minority communities within FNB’s market.

•  Expanded our ATM network by nearly 60 percent to 900 ATMs through partnerships that add access to services in a fast, cost-effective format serving customers in high-traffic convenience and retail stores in northeast Ohio; Pittsburgh, PA; Raleigh, NC; Baltimore, MD; and Washington, D.C.

•  Continued to develop and transform the skillset of our branch employees through a sizeable retail technology investment in the branch platform and the Retail Job Family Transformation project.

•  Successfully began implementing a strategy to attract and retain a broader customer demographic as demonstrated by our recent winning of the business of a large university within FNB’s footprint by providing a full ecosystem of FNB products and services to the university and its students.

•  Enhanced call center operations through targeted technology investments to reduce abandonment rate and improve resource efficiency amidst the pandemic effects.

•  Launched digital loan applications for credit cards, mortgage products, home equity line of credit, home equity installment loans and small business loans.

Durable, Scalable Infrastructure

•  Continued to place a heavy emphasis on data science and market analytics to support strong lead generation and increase cross-sell penetration within the affiliates.

•  Developed and put into production a detailed performance-based dashboard within both the Private Banking and Commercial businesses.

•  Utilized better performance tracking of enterprise risks and opportunities.

•  Continued our progress through the Enterprise Data Warehouse roadmap aimed at providing a single source of timely, accurate, secured, and complete data to deliver robust analytics and enterprise reporting. This will support lead management, comprehensive decision-making and offer a customer 360-degree view.

Strong, Differentiated Brand

•  Enhanced our omnichannel clicks-to-bricks strategy via the launch of our mobile eStore, the addition of new features to our mobile banking app, and the expansion of our suite of online loan applications.

•  FNB’s comprehensive mobile offering was recognized by S&P Global Market Intelligence as one of the most competitive mobile banking apps in the industry tied with the largest banks in the U.S. for the most attributes, while achieving an industry leading 4.8 stars.

•  Grew digital adoption in mobile users during the year, demonstrated by an 11% growth in mobile users in December 2021 compared to the average for 2020.

•  FNB completed its comprehensive branding strategy in its key operating markets by centralizing its business operations into highly visible buildings with prominent signage and branding. Recently, FNB received recognition as a top 100 U.S. brand by Comparably.

44 F.N.B. Corporation

Compensation Discussion and Analysis

Strategic Pillar	2021 Highlights
Promote Core Values Including Diversity and Inclusion

•  Received an Office of the Comptroller of the Currency (OCC) “outstanding” CRA rating.

•  Recognized as a Top Workplace across the footprint and the United States obtaining accolades via more than 35 national and regional awards.

•  Continued to expand and enhance our cross-functional Diversity Council, which included organizational alignment with a broader company-wide initiative.

•  Received the NACD Three Rivers Chapter Board Diversity Award and was a Top 10 Finalist for the NACD National Diversity, Equity and Inclusion Award.

•  Prioritized internal talent development and growth via programs such as the Emerging Leaders program and CORE Associates program.

2021 Financial Highlights

FNB delivered exceptional fundamental performance with record revenue of $1.2 billion, record operating net income available to common shareholders* of $400 million, and operating earnings per diluted common share* of $1.24. FNB’s performance benefited from strong credit quality with net charge-offs at a historical low of 0.06%. In addition, expanded offerings in the fee-income platform produced a record $330 million, an increase of 12% from the prior year, with non-interest income steadily growing and now comprising 27% of total revenue.

We achieved spot loan growth, excluding PPP* loans, of 5.7%, while attaining three consecutive quarters of 8-10% annualized core loan growth. In addition, we facilitated $3.6 billion of PPP loans to our communities since program inception. Deposit growth continued to be robust and outpaced loan growth at 9%, driven by continued client acquisition, funds from the PPP and higher customer balances. The liquidity generated by this strong deposit growth strategically positions us to fund anticipated loan growth in 2022, as we entered the year with a very favorable loan-to-deposit ratio of 78.7%, down from 87.4% a year ago. Due to our strong loan and deposit growth, total assets rose to a record $40 billion at year-end, with a pro-forma balance sheet of approximately $42 billion following the Howard Bancorp, Inc. acquisition on January 22, 2022.

We continued to demonstrate a consistent ability to diligently manage expenses with a full-year Efficiency Ratio* of 57.2%. This was supported by the realization of over $20 million of run-rate cost savings in 2021 to achieve $60 million of total cost savings over the last three years. Furthermore, we de-risked the balance sheet prior to and during the COVID-19 pandemic by taking actions such as selling our lower prime indirect auto portfolio, exiting portions of volatile energy and hotel lending portfolios, quickly addressing each COVID-19-impacted industry/property type and proactively engaging borrowers including an extensive PPP forgiveness outreach. As a result, our allowance for credit losses (ACL) percentage to total loans was amongst the most stable during this period of time relative to peers.

Ultimately, we delivered continued peer-leading Returns on Avg TCE* and ICG Growth* including a 9% year-over-year increase in TBV* per share to $8.59, reflecting our ability to provide value to shareholders two-fold: through growth in the Company and via the return of capital to shareholders. Throughout 2021, FNB returned over $200 million to our shareholders via $164 million in dividends and $43 million in stock repurchases. At December 31, 2021, we had $68 million remaining under our current $150 million authorized share repurchase program.

FNB is positioned with a strong and stable CET1 ratio level of 9.9%, even in the face of very strong asset growth. FNB is well-positioned to build on the success we’ve had in serving our various stakeholders.

2022 Proxy Statement 45

Compensation Discussion and Analysis

PHILOSOPHY AND PAY STRUCTURE

Governance Role of the Compensation Committee

We believe strongly that compensation should be rooted in a pay-for-performance philosophy. It is the goal of the Committee to reward long-term results that are aligned with shareholder interests by regularly evaluating our CEO and NEO compensation programs for both reasonableness and competitiveness to market and to ensure we attract and retain top talent. In addition, the Committee evaluates Board of Director compensation with assistance from its independent compensation consultant as highlighted below. The Committee also reviews the Company’s LTI plan, risk factors for the Company’s performance plans and other factors as highlighted in the Committee’s Charter.

Our Committee meets regularly during the year and continually reviews any developments that occur related to all aspects of executive compensation, including developing trends, shareholder and proxy advisory service pronouncements, adherence to our risk appetite statement, the structure of our compensation programs and their effectiveness and our financial performance and its relationship to compensation. The compensation decisions and information detailed in the CD&A and accompanying tables below result from that ongoing review of compensation-related considerations and matters by our Committee and its independent compensation consultant as set forth below.

46 F.N.B. Corporation

Compensation Discussion and Analysis

Category	Actions/Responsibilities	Timeline

Governance	• Review and approve STI and LTI plan guidelines. • Review and approve Compensation Committee eligibility. • Review and approve the CD&A and Compensation Committee Report.	Q1 i Q2 i Q3 i Q3-Q4

•  Review the Committee’s compensation philosophy statement and overall effectiveness of the program.

•  Review compensation consultant’s report on compensation practices.

•  Review compensation policies including stock ownership.

•  Review Say-on-Pay voting recommendations from proxy advisors and Annual Meeting voting results.

•  Review and reassess Committee Charter and advise the Nominating Committee of the Board of any recommended changes, as needed.

•  Review the performance of the Committee’s compensation consultant and related contract.

•  Review the annual market compensation evaluation of executive officer positions, including the CEO, together with compensation consultant’s opinion on the reasonableness and appropriateness of the total compensation program.

•  Discuss with CEO preliminary plans and approach for compensation adjustments for upcoming year.

Market & Risk Assessment	• Consider risks arising from incentive plans & compensation programs. • Review compensation consultant’s industry and market updates.	Q1-Q4 i Q3
• Receive annual and ongoing trends and developments, and education session from compensation consultant.

Shareholder Feedback	• Receive and review feedback from shareholder engagement.	Q1-Q4

Target Setting	• Review and approve corporate performance measures and goals for annual and long-term incentives.	Q1 i Q3-Q4
• Review annual and LTI plan performance measures and goals.

Performance Assessment & Update

•  Review Company performance for prior year against corresponding objectives in the STI and LTI plans.

•  Review corresponding peer results.

•  Certify achievement of performance results for the STI and LTI plans in previous year.

•  Determine STI plan awards payable to executive officers for prior year.

Q1-Q4 i Q1
• Receive management’s report on corporate performance and corresponding plan compensation payouts for all outstanding plans.

2022 Proxy Statement 47

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The overall goal of our compensation program is to maintain a strong link between pay and performance by placing more weight on performance-based incentives. Accordingly, the majority of our NEO’s target pay is variable. To ensure our executive’s pay packages align executive interests with those of shareholders, we pay direct compensation, including salary, annual incentive plan payouts and long-term incentive awards, including granting a mix of time-based and performance-based awards, within a reasonable range of the median for relative peer median financial performance for various performance metrics, below target pay for below relative peer median performance and above target for above relative peer median performance. The Committee uses competitive compensation data from its consultant’s annual total compensation study of the peer companies to support its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as Company business and individual performance, retention, scope of responsibility, historical performance compensation results, relative equity ownership, critical needs and skill sets, leadership potential and succession planning. We believe it is important to continually monitor shareholder feedback, our peers’ compensation practices and plan designs, and all aspects of our and our peers’ performance metrics, paying particular attention to financial measures and strategic objectives, including successful execution of key business strategies, such as acquisition and disposition of assets and other capital actions.

Say-on-Pay Support and Shareholder Engagement

In 2021, FNB received a 60.39% support for our 2021 Say-on-Pay Proposal. This result was inconsistent with the high level of support we have received in prior years and well below our 2020 shareholder Say-on-Pay vote, which was 92% in favor of our performance compensation metrics and program, which had an identical structure to our compensation metrics and program in 2021. In an effort to obtain a better understanding, during our shareholder outreach period, we specifically asked proxy advisory firms and shareholders to discuss their concerns regarding FNB’s performance, compensation programs and practices to assist our understanding of the 2021 level of support for our Say-on-Pay proposal. Upon recognizing a possible misunderstanding of one element of our incentive compensation practices, in May 2021, we filed supplemental proxy statement disclosures to explain and clarify the composition of our 2019 performance awards on the 2020 Summary Compensation Table. In conjunction with this supplemental filing, we reached out to our largest 150 shareholders. However, due to shareholder timing constraints relative to the date of our Annual Meeting, we were not able to engage with all of these shareholders, but most of those with whom we were able to engage with decided to vote “for” our 2021 Say-on-Pay proposal.

Continuing through Fall 2021, FNB offered to engage and reached out to proxy advisory firms and 50 of our top shareholders who represented 60% of our shares outstanding for the purpose of obtaining feedback regarding compensation and ESG matters. As part of this shareholder engagement process, we specifically targeted meetings with larger investors who voted against our 2021 Say-on-Pay Proposal in order to address their concerns. Details of our outreach efforts are below:

# of Shareholders contacted from May-December 2021	% of outstanding shares	% of outstanding shares of shareholders we engaged with from May-December 2021	Engagement Participants
150	75%	26.5%	FNB Corporation Board Members, C-Suite Executives, members of our Investor Relations, Legal and Human Resources Departments

48 F.N.B. Corporation

Compensation Discussion and Analysis

Changes in Direct Response to of Our Shareholder Engagement Program:

•

In early 2022, the Committee modified the change-in-control provisions of the LTI award agreements, and the proposed F.N.B. Corporation 2022 Incentive Compensation Plan which is discussed under Proposal 2 of this Proxy Statement, to a double trigger in direct response to feedback obtained from shareholders and proxy advisory firms during our outreach discussions.

•	In this Proxy Statement, we also provided additional detail regarding:

•	Rationale for setting Operating EPS* targets lower than the previous year actuals:

•	Refer to 2021 STI Performance Results Summary section of the CD&A.

•	2021 Plan Payout Disclosures:

•	For additional detail, please see Calculations of 2021 Short-Term and Long-Term Incentive Compensation Awards.

•	CEO Realized Pay Levels:

•	Refer to discussion under CEO Realized Pay in this CD&A.

•	Rationale for use of Median Peer Performance for Targets

•	For further detail on the basis of our use of peer median performance for target setting, see the Incentive Compensation Plan Structure section of the CD&A.

For topics related to corporate governance, please see Robust Shareholder Engagement Program under Highlights of Superior Governance Practices in the Governance Report and for additional information regarding compensation matters relative to COVID-19, please see 2020-2021 COVID-19 Pandemic Response in the Summary of our Proxy Statement.

2022 Proxy Statement 49

Compensation Discussion and Analysis

Ongoing Compensation Review

Consistent with FNB’s long-term strategy of creating shareholder value, the Committee, in collaboration with our independent compensation consultant, continually reviews and analyzes our compensation plans and programs to explore ways to best align it with shareholder interests and, when appropriate, develop and enhance our program, its components and performance metrics. The following table illustrates the results of that review over the period covered by this Proxy Statement.

Results of Ongoing Compensation Review

Year	Focal Point	Rationale	Result

2019	• LTI metrics modification. • STI metric modification. • NEO LTI target adjustment.	• Continued analysis of structure change to enhance pay-for- performance links. • To continue use of multiple metrics when appropriate. • To ensure appropriate incentive opportunities.	• Metrics changed to ICG Growth*, ROATCE* and TSR Modifier. • PPNR/Avg TCE* metric replaced ROATCE* metric. • Reduced CEO target and increased two NEO targets.

2020	• COVID-19 LTIP and STI plan modifications.	• Consideration of pandemic impact on financial results.

•  Maintained consistent use of diversified and peer-based STI and LTI plan metrics.

•  Exercised favorable discretion in STI Awards due to uncontrollable pandemic effects and management leadership throughout the pandemic.

2021	• No change to metrics due to peer-based nature of LTI plan and STI plan. • Review STI and LTI Program. • NEO LTI target adjustments.	• To ensure appropriate incentive opportunities.

•  Exercised negative discretion in STI Awards due to provision pandemic effects and unplanned PPP Round 2 benefits.

•  Maintained consistent use of diversified and peer-based STI and LTI plan metrics.

•  Reduced CFO’s LTI target.

2022	• Review vesting provision in our award agreements.	• Provide proper compensation to our executives while also enhancing protection for our shareholders.	• Adopted double-trigger change-in-control provisions in our award agreement and our proposed 2022 Plan, in replacement of our prior single-trigger structure.

50 F.N.B. Corporation

Compensation Discussion and Analysis

Elements of Compensation

Our compensation program is designed to be competitive and to align with our philosophy of tying pay to performance. For our NEOs, this is accomplished through a mix of base salary, cash and equity-based awards, including time - and performance-based equity awards. A brief overview of each element of compensation is provided in the chart below.

Compensation Component	Description	Rationale

Base Salary	Fixed component of pay targeted within a reasonable range of the median of our market peer set.	• Provides fixed compensation for executives to provide each employee with a degree of financial certainty.

Annual Cash Incentive

•  Paid in cash annually.

•  Tied to achievement of financial and peer-relative metrics

•  Executives can earn between 0 – 200% of their target award based upon performance relative to three key metrics.

•  The three key metrics include:

•  Operating EPS* compared to plan operating target EPS;

•  PPNR/Avg TCE* compared to peer-relative levels; and

•  Efficiency Ratio* compared to peer-relative levels.

• Rewards achievement of key drivers of our annual operating plan. • Rewards performance relative to peers.

Time-Based Restricted Stock Units (40%)	Vests in one-third annual increments over three years, subject to continued employment on the vesting date.	• Vesting period is consistent with market practice and assists with retention.

Performance-Based Restricted Stock Units (60%)

•  Executives can earn 0 – 175% of their target award based upon two key peer-relative performance metrics.

•  Results are modified by a relative TSR of +/- 25%.

•  The three key metrics include:

•  ROATCE*;

•  ICG Growth*; and

•  Three-year relative TSR.

•  Vests at the end of the three-year period if and to the extent earned.

•  Focuses executives on achievement of ROATCE* and ICG Growth* which are in total alignment with shareholder interests.

•  Modified by TSR, which enhances alignment with shareholder interests.

•  Rewards NEOs for commitment to FNB and assists with their retention.

•  Encourages stock ownership.

Other Benefits and Perquisites

•  Other benefits and perquisites are intended to be in line with market practice, including executive life and long-term disability insurance and health and welfare benefits, on the same overall basis as our general employee population.

• Consistent with market practice and assists with retention.

2022 Proxy Statement 51

Compensation Discussion and Analysis

Award Targets

Based on competitive data and the recommendations of the Committee’s independent compensation consultant, and the CEO (when appropriate for executive officers other than himself), the Committee establishes the target pay levels for each executive officer. In setting direct compensation, which is comprised of base salary, short-term incentive compensation target, and long-term executive incentive compensation targets, the Committee is informed by a competitive compensation benchmark analysis and considers factors including (a) the skill and experience of the CEO and NEOs; (b) the tenure of the CEO and NEOs; (c) the responsibilities of the CEO and NEOs; (d) the needs or specific circumstances of the Company; and (e) the absolute and peer-relative equity ownership levels of the CEO and NEOs, in order to establish overall compensation targets within a reasonable range of peer median compensation.

FNB believes a significant portion of an executive’s pay package should directly align executive interests with those of shareholders. To this point, other key component parts or facets of the Committee-established target levels include the following elements that align to this philosophy:

•  A significant portion of our CEO and NEOs’ pay is performance-linked. In 2021, the performance-linked components of our CEO’s and NEOs’ average pay were 56% and 48%, respectively.

•  Our LTI award component is divided into time and performance awards aimed at incentivizing executive retention, as well as generation of long-term sustained shareholder value.

•  Our LTI compensation performance awards are measured over a three-year performance period compared to peers. These awards will not vest if we do not achieve the minimum relative performance, other than in the case of the death of the CEO or NEO during the performance period.

•

Award targets are based on meeting performance goals based on a best-in-class plan design (described in the Overview of the Diversified Incentive Compensation Metrics and Incentive Compensation Plan Structure sections) which includes a balanced and diversified set of absolute and peer-relative metrics, including total shareholder return and ICG Growth* which are directly tied to shareholder value. This design ensures a strong alignment between targeted pay and performance in our compensation plans. See CEO Realized Pay for a more detailed discussion on historical realized pay.

•

FNB’s incentive plans use a total of five peer-relative metrics and only one non-peer metric that is based on industry/peer growth. Comparatively, our peers generally do not use peer performance comparisons in their STI programs.

•

Our only non-peer metric in our incentive compensation plans is Operating EPS* vs. target, which is used in our STI plan and is based on a robust operating earnings plan set by the Board, which is explained in detail in the Short-Term Incentive Compensation Award Structure section.

•

Peer LTI plans typically use two peer metrics (on average) compared to FNB’s three metrics. The two most common metrics used by peers include a peer-relative TSR measure and a peer-relative ROATCE* measure, which is consistent with FNB’s LTI plan measures.

•	Our compensation plan design ensures that target pay has strong alignment between pay and performance.

52 F.N.B. Corporation

Compensation Discussion and Analysis

2021 Short-Term Incentive Award Target Opportunities

The CEO and other NEOs have an incentive opportunity expressed as a percentage of each of their base salaries as shown below. In addition, none of the NEOs received merit increases in 2021. The rate of base salary and incentive award target opportunity percentage are shown below:

Name	2021 Salary	2020 Salary	Below Threshold	Threshold (50%)	Target (100%)	Maximum (200%)

Vincent J. Delie, Jr.	$1,158,045	$1,158,045	0%	50%	100%	200%

Vincent J. Calabrese, Jr.	524,800	524,800	0	40	80	160

Gary L. Guerrieri	481,750	481,750	0	30	60	120

Barry C. Robinson	405,388	405,388	0	30	60	120

David B. Mitchell II (1)	400,000	375,000	0	30	60	120

(1)	David B. Mitchell II was not a NEO in 2020 and was promoted to that level in 2021.

Short-Term Incentive Award Changes Implemented in 2021

•	The potential short-term incentive opportunities established for each NEO in 2021 were the same as 2020, except for Mr. Mitchell, who became an executive officer in 2021.

•

In 2021, the Committee maintained the targets for the CEO and all other NEOs except Mr. Mitchell. Mr. Mitchell’s was increased to 60% when he became a NEO in 2021 to align with our other similarly situated NEOs.

2021 Long-Term Incentive Award Target Opportunities

•

The following table shows the target value of the 2021 grants for each of the NEOs. As noted above, the performance-based awards will not vest until 2024 and will only vest to the extent the required performance goals set forth in the award agreements are attained.

•

In 2021, the Committee maintained the targets for the CEO and all other NEOs except Messrs. Calabrese and Mitchell. Mr. Calabrese’s target was decreased to 150%, based upon our ongoing compensation analysis to ensure we are adhering to our compensation philosophy, and Mr. Mitchell’s was increased to 90% when he became a NEO in 2021.

Name	2021 LTI Plan Opportunity (% of Salary)	Performance- Based ($)	Time- Based ($)

Vincent J. Delie, Jr.	250%	1,880,153	1,158,055

Vincent J. Calabrese, Jr.	150	511,241	314,888

Gary L. Guerrieri	100	312,864	192,705

Barry C. Robinson	90	236,964	145,947

David B. Mitchell II	90	233,816	144,012

2022 Proxy Statement 53

Compensation Discussion and Analysis

Overview of the Diversified Incentive Compensation Metrics

Executive Short- and Long-Term Incentive Performance Award Metrics

FNB uses a diverse and balanced set of six metrics across the short-term and long-term incentive compensation plans. The composite metrics structure reinforces that no one metric will represent an abundance of weighting in determining overall pay, but collectively, these metrics are aligned to company strategy, shareholders’ interests and are focused on profitability, efficiency and valuation. Furthermore, both plans, and five of the six metrics, make use of peer-relative assessments to determine awards. Lastly, the use of the three-year total TSR metric in combination with the ICG Growth* metric correlate to shareholder value generation.

Metric	Description	Why is it Important?
Short-Term

Operating EPS* versus Operating EPS* Plan Target

•  Net income available to common shareholders divided by total average diluted outstanding shares. This measure compares actual performance to plan/target performance.

•  Actual results may be adjusted either upward or downward on a discretionary basis based on the Committee review and approval.

•  Widely used measure for estimating corporate value.

•  Provides a core run-rate look at bottom-line earnings for a company.

•  For this reason, the Committee generally requires: (a) budgeted performance levels to be achieved for target payout levels to be paid out; and that (b) budgeted performance levels are set with positive year-over-year operating leverage, which may exclude the effects of certain changes in accounting standards.

Peer-Relative PPNR/Avg TCE*	• Peer-relative ranking of operating pre-provision net revenue divided by Avg TCE*. • Actual results are not adjusted on a discretionary basis by the Committee.

•  Derivation of ROATCE* that excludes provision given the Current Expected Credit Losses (CECL) regulatory changes, business cycle changes, and pandemic impacts that may cause provision volatility.

•  PPNR measure is a key regulatory measure for assessing capital adequacy.

54 F.N.B. Corporation

Compensation Discussion and Analysis

Metric	Description	Why is it Important?

Peer-Relative Efficiency Ratio*	• Peer-relative ranking of operating expenses divided by operating revenues*. • Actual results are not adjusted on a discretionary basis by the Committee.

•  Good measure of bank profitability and disciplined cost management.

•  Strong measure of financial stability.

•  Supports FNB’s cost advantage in lower cost of living geographies and investment in scalable digital channels.

Peer-Relative ICG Growth*

•  Annual change in TBV* per common share plus the dividends declared per common share during the annual period, divided by TBV* per common share at the beginning of the performance period versus peers.

• Highly correlated to TSR. • Supports FNB’s strategy of capital deployment to shareholders. • Fully aligned with shareholder interests.

Peer-Relative ROATCE*

•  Measures our annual performance versus peer performance for each of the three years in the award time horizon.

•  Measures are calculated independently for each of the three years and then averaged.

•  Payout level based upon how this average measure compares to our peers.

• Measures how efficient a bank is at taking common shareholder capital and earning a return on it. • Determines a company’s capacity to generate shareholder value.

Peer-Relative Three-Year TSR	• Payout level is then increased or decreased based on relative TSR performance to determine the final payout percentage.

•  Measures the peer-relative performance in total shareholder return amongst peers.

•  The combination of these metrics provides for a balanced set of goals that measure and reward using financial performance metrics and a shareholder measure, TSR, over a three-year performance period.

•  Fully aligned with shareholder interests.

2022 Proxy Statement 55

Compensation Discussion and Analysis

Incentive Compensation Plan Structure

Short-Term Incentive Compensation Award Structure

The pie chart presents the components and relative weightings of the short-term incentive compensation metrics relative to the overall payout amount for the annual short-term incentive plan.

The overall STI plan is based on three metrics that include:

•  Operating EPS* versus target, weighted 70%;

•  Peer-relative Operating PPNR/Avg TCE*, weighted 20%;

•  Peer-relative Efficiency Ratio*, weighted 10%; and

•  As such, 30% of the weighting of the total short-term payout is peer-relative.

A variety of considerations are taken into account by the Board before approving the plan Operating EPS* target. These include macroeconomic factors, the demonstration of positive operating leverage, the risk appetite and asset-sensitive position of FNB compared to peers, industry and peer growth rates and known systemic factors taking place in the expected operating environment.

A payout percentage is computed for each metric and then a weighted average is computed using the weightings established. A threshold level of performance must be met before any payout is recognized, and the payout percentage is capped at a maximum level based upon the previously mentioned targets. Threshold, target and maximum payout levels vary by NEO and are established based on market analysis which may consider role, degree of responsibility, experience, and skillset when making the determination. The chart below presents the threshold, target and maximum payout levels for the operating earnings per diluted common share* versus target measures. Consistent with industry standards and with the target-setting process utilized by 17 of our 19 peers, target performance is set at 50th percentile of peer performance. This is consistent with our philosophy of paying within a reasonable range of peer median compensation for target performance. One of our two peers that does not use peer median sets their target performance very modestly above median at 55%.

Metric Weighting	70%	20%	10%

Performance Level	Operating EPS* vs Target	Peer-Relative PPNR/Avg TCE*	Peer -Relative Efficiency Ratio*	Vesting Percentage

Threshold	90%	25th Percentile	25th Percentile	50% of Target

Target	100%	50th Percentile	50th Percentile	100% of Target

Maximum	110%	75th Percentile	75th Percentile	200% of Target

56 F.N.B. Corporation

Compensation Discussion and Analysis

Long-Term Incentive Compensation and Performance-Based Award Process and Calculation Methodology

The chart below depicts the components of our long-term awards and illustrates how our performance-based awards and payouts are calculated:

As shown above, the performance award component of our LTI plan is split into two performance metrics. The first metric component uses ROATCE* and measures our annual performance versus peer performance for each of the three years in the award time horizon. Each LTI plan measure is calculated independently for each of the three years and then averaged for FNB and each of its peers. We determine the payout level based upon how this average measure compares to our peers. This payout level is then increased or decreased based on relative TSR performance to determine the final payout percentage. TSR performance at median results in no adjustment to the award. If our TSR performance is at or below the 25th percentile of peers, the award is adjusted downward 25%. If our TSR performance is at or above the 75th percentile, the award is adjusted upward 25%. The final payout percentage is calculated by multiplying the metric result by the TSR result (1+/-25%).

The second metric is ICG Growth* which is defined as the annual change in TBV* per common share plus the dividends declared per common share during the annual period, divided by TBV* per common share at the beginning of the performance period versus the same measures for our peers. Similar to ROATCE*, the award level associated with this measure is calculated independently for each of the three years of the award time horizon, and then averaged. Thereafter, the award is modified for TSR performance versus peers the same as described above for ROATCE* performance. There is a straight-line interpolation for all metrics with performance between threshold, target and maximum.

2022 Proxy Statement 57

Compensation Discussion and Analysis

Competitive Peer Set

Along with our compensation consultant and in order to define an appropriate peer set for determining 2021 compensation levels and for performance comparison metrics for use in incentive compensation plans, we screened all 2020 peers and peers used in the KBW composite using several quantitative and qualitative criteria, including those listed in the table below—Methodology Used to Devise 2021 Peer Group.

Following the analysis conducted, the Committee recommended minimal changes to the previously established peer group. The following changes relative to the 2020 peer group were made:

•	Removed: Iberiabank (IBKC) due to it being acquired by First Horizon National Corp. (FHN)[1].

•	Added: No additions were made.

Based on this analysis and the selection process set forth below, the Committee determined that the following peer group represented an appropriate comparative reference for both determining executive compensation and establishing appropriate relative peer benchmarks for use in incentive compensation plans.

The Committee believes that peer group construction revolves around finding a balance between including companies that match in size and focus, competitive dynamics (in terms of similar geographic and demographic footprints and the competition for talent), and enough companies to make comparisons meaningful. The key driver for the performance peer group selection is business model similarity. The Committee looks for peers that have a meaningfully diversified focus on retail, consumer and corporate banking with a regional/geographic focus and without an overly concentrated position in specific industries.

58 F.N.B. Corporation

Compensation Discussion and Analysis

Methodology Used to Devise 2021 Peer Group

Notes

Total assets, Revenue and non-interest income % of revenue metrics represent 2021 actuals with proforma estimates used for Howard.

Market capitalization is measured as of 3/4/2022 for FNB and all peers and an estimate of FNB’s market capitalization excluding the closing value of Howard Bank. Retail locations and employee headcount metrics represented 2021 disclosed data for all peers and Howard.

2022 Proxy Statement 59

Compensation Discussion and Analysis

2021 SUMMARY COMPENSATION

2021 STI Performance Results Summary

A summary of the Company’s short-term incentive compensation performance metrics is shown below. Weighting of the metrics towards the overall plan payout, targets, actual results for the year, peer ranks where appropriate, and payout percentages are provided for each metric in the short-term incentive plan.

2021 Short Term Performance and Annual Incentive Awards Discussion

The Company achieved strong performance in 2021 with record revenue of $1.2 billion and record operating net income available to common shareholders* of $400 million, leading to Operating EPS* of $1.24. Consequently, and as presented in the

Short-Term Incentive Compensation Metric Performance Summary Chart above, all short-term incentive compensation metrics were above target performance for the 2021 award year and the resulting payout totaled 177.60%. A discussion of the 2021 Plan Operating EPS* target and each component of the short-term incentive compensation plan is noted below.

2021 Plan Operating EPS* Target Commentary

60 F.N.B. Corporation

Compensation Discussion and Analysis

FNB’s 2021 Operating EPS* target was $0.92. This was $0.04 lower than 2020 Operating EPS* actuals due to the lower interest rate environment (triggered by the pandemic), and lower assumed PPP income in the plan which more than offset favorable provision assumptions.

Considering the dynamics of this changed pandemic-induced operating environment which impacted all peers similarly to FNB, FNB’s Operating EPS* target was: (a) consistent with industry and investor expectations on the industry dynamics related to interest rates and stimulus levels at the time of Board approval; (b) to establish positive operating leverage within 2021; and (c) to be representative of a prudent level of earnings given the risk appetite and asset-sensitive position of the Board/Company.

Metric	Commentary
Actual Operating EPS* vs. Target

•  FNB’s final 2021 operating earnings per diluted common share* of $1.24 resulted in performance that was 135% of plan target for that respective metric. The outperformance to plan resulted from three key drivers:

•  First, we managed our credit portfolio to achieve favorable provision expense relative to plan. This was attributable to our de-risking efforts prior to and during the COVID-19 pandemic (i.e., selling our lower Prime Auto portfolio, exiting portions of our energy and hotel lending portfolios, quickly addressing each COVID-19-impacted industry/property type and proactively engaging borrowers including PPP forgiveness outreach). In addition, we released a portion of our provision accrual pegged to the reserve established as a result of the pandemic, due to a more favorable credit environment than anticipated.

•  Second, we had strong execution of our revenue diversification strategies. This execution drove favorable non-interest income across nearly all fee-income categories.

•  Lastly, we achieved significantly higher PPP income than planned. This, in part, was due to a second round of PPP stimulus that was unplanned and approved by Congress in late December after Board approval of the plan target.

•  After considering the drivers of the outperformance to plan, the Board exercised negative discretion and adjusted our actual Operating EPS* for incentive compensation purposes downward by $0.18 per share to remove the favorable benefits of pandemic reserve release ($0.094 EPS), and the unplanned PPP income ($0.089 EPS) noted above, both factors that were unknown at the time of establishing the 2021 budget. This negative discretion was exercised by the Board to remove these unplanned positive effects.

•  As a result of the negative discretion, our adjusted Operating EPS* versus plan performance was 114.7% of plan target for that respective metric. Performance in excess of 110% results in a 200% payout for this metric.

2022 Proxy Statement 61

Compensation Discussion and Analysis

Metric	Commentary
Peer-Relative PPNR/Avg TCE*	• Our final 2021 PPNR/Avg TCE* was 19.4% which ranked 10th amongst 19 peers and represented the 53rd percentile of peers. • This resulted in a 112% payout for this metric.
Efficiency Ratio*	• Our final 2021 Efficiency Ratio* was 57.2% which ranked 8th amongst 19 peers and represented the 63rd percentile of peers. • This resulted in a 152% payout for this metric.

2021 LTI Performance Results Summary

A summary of the Company’s long-term incentive compensation performance projected metrics is shown below for the 2019 to 2021 LTI plan years. The final vesting levels will be determined on April 1, 2022 in accordance with the restricted stock unit agreements.

Performance metrics, weighting of the metrics towards the overall plan payout, targets, actual results for the period, peer ranks where appropriate, and payout percentages are provided for each metric for the 2019 grant. All three measures are calculated based on comparisons to peers for the performance period.

LTI Plan	Commentary
2019 – 2021 (3-year estimate of 3-year plan)

As a result of the strong performance over 2019 through 2021, the 2019-2021 performance award is estimated to pay out at 183.75%. Both the ROATCE* and ICG Growth* metrics achieved top quartile results with TSR performance estimates to be at the 55th percentile amongst peers for the three-year period, based on a March 4, 2022 measurement date[2]. Additional ranking and measurement details for each metric are noted below.

•  Our average annual ROATCE* measure across the 2019 through 2021 fiscal years was 14.7% which ranked 2nd amongst 20 peers and represented the 95th percentile of peers. This results in a 175% payout for this metric.

•  Our average annual ICG Growth* measure across the 2019 through 2021 fiscal years was 15.3% which ranked 4th amongst 20 peers and represented the 85th percentile of peers. This results in a 175% payout for this metric.

•  Our total shareholder return for the 2019-2021 LTI plan period is estimated at 34.2% as of March 4, 2022. This metric ranked 10th amongst peers and represented the 55th percentile of peers. This results in a 105% payout for this modifier metric.

62 F.N.B. Corporation

Compensation Discussion and Analysis

Based on the above analysis and considerations, the Committee reasonably believes the 2021 incentive award determination appropriately balances long-term shareholder interests and rewards executive compensation for successfully executing on and exceeding both FNB’s 2021 Operating Plan and current 2020 – 2023 Long-Term Strategic Plan to date. This strong operating performance has enabled

FNB to grow TBV* per share 9% year over year in 2021, while returning over $200 million to our shareholders (including $164 million in dividends and $43 million in stock buybacks). Furthermore, FNB’s performance has led to a 34.2% TSR on our 2019 award (three-year) and is currently tracking at a 47.8% TSR (one-year) on our 2021 award (as of March 4, 2022).

CEO Realized Pay

Historical Review of Pay Realized Pay for CEO Position

CEO pay for FNB since 2010 has grown commensurate with the size of our organization and with targeted pay being consistent with market practices for CEOs overseeing similarly sized organizations with similar business model focus.

With this growth, FNB has achieved strong and consistent absolute and relative performance on the set of controllable peer-relative metrics in our current STI and LTI incentive compensation plan design across this period of time as shown in the table below.

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
PPNR/TCE*	28.4%	27.0%	29.2%	27.1%	26.4%	24.9%	25.5%	25.5%	25.2%	22.7%	20.9%	19.4%
Quartile	1st	1st	1st	1st	1st	1st	1st	1st	1st	1st	2nd	2nd
Efficiency Ratio*	61.3	60.4	58.5	58.9	57.2	56.1	55.4	54.4	54.8	54.5	56.1	57.2
Quartile	2nd	2nd	1st	1st	1st	1st	1st	1st	1st	2nd	2nd	2nd
ROATCE*	16.0	15.7	17.6	16.5	14.7	14.3	12.8	10.9	18.4	16.8	11.7	15.5
Quartile	1st	1st	1st	1st	1st	1st	1st	3rd	1st	1st	2nd	2nd
ICG*	17.1%	20.1%	12.4%	20.1%	19.0%	14.6%	9.9%	0.2%	18.2%	19.8%	11.1%	15.0%
Quartile	2nd	1st	2nd	1st	1st	1st	3rd	4th	1st	2nd	3rd	1st

Dividend Yield	4.9%	4.2%	4.5%	3.8%	3.6%	3.6%	3.0%	3.5%	4.9%	3.8%	5.1%	4.0%
Quartile	1st	1st	1st	1st	1st	2nd	2nd	1st	1st	2nd	1st	2nd

3-Year TSR [1]	(18.0%)	2.6%	81.9%	46.6%	33.0%	40.9%	41.9%	15.4%	(17.9%)	(11.4%)	(21.4%)	41.5%
Quartile	3rd	2nd	1st	2nd	4th	3rd	3rd	4th	4th	4th	3rd	3rd
3-Year TSR Rank v Peers	13	8	2	7	19	15	16	19	20	20	14	12

[1]

The 3-year TSR measure shown is measured as of 12/31 of each year. This method varies slightly from that used in the LTI plan which measures return using an average of 20 days from the beginning and ending periods of each reporting period.

Despite strong absolute and relative performance on this diversified set of measures, shorter term measures for TSR may not have kept pace with the trajectory of the company’s fundamentals, as shown by the lagged TSR peer measure quartiles relative to the performance measure peer relative quartiles.

As such, we contend there have been temporary dislocation between TSR and the fundamental performance of FNB at times in response to acquisition that have been overcome in the longer term, as the value of entering the newer markets becomes reflected in relative outperformance over time. In addition to these core financial measures above, FNB’s credit metrics are at pristine levels, our credit rating has increased (per Moody’s) since early 2000, and our capital levels have approached peer median levels. This TSR dislocation is further supported by 2021 year-end sector research noting that FNB’s 11.5x share price to forward FY22 EPS multiple (measured at the end of 2021) trailed our historical median since 2000 (of 12.9x) and the peer median from the sector coverage (of 13.9x) demonstrating that FNB presents one of the highest peer valuation expansion opportunities based on fundamental performance.

2022 Proxy Statement 63

Compensation Discussion and Analysis

Nonetheless, recognizing the importance of aligning pay to shareholder interests, the ultimate value that our CEO realizes from long-term incentives is based on the value of FNB shares and the Company’s financial and operational performance, which is fully aligned with shareholder interests. For this reason, realized pay has trailed summary compensation table reported pay as shown in the graphic below.

Summary Compensation Table Reported Pay vs. Realized Pay ($M) From 2010 - 2021

Avg Realized Pay % (2015 - 2020)
68%
Avg Realized Pay % (2010 - 2014)
84%
Reported and Realized Pay ($M)
Total Assets ($B)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
2010
2011
2012
2013
2014
2015 ²
2016
2017
2018
2019 ²
2020
2021

		2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
FNB Reported pay	$	$1.0	$1.1	$2.0	$1.8	$2.5	$3.3	$4.6	$5.3	$6.0	$6.4	$6.3	$6.6
	Rank of 20	18	20	18	20	15	13	9	7	4	5	4	n/a
	Quartile[1]	4th	4th	4th	4th	3rd	3rd	2nd	2nd	1st	1st	1st	n/a
FNB Realized pay	$	$0.7	$0.9	$1.3	$1.9	$2.4	$2.8	$3.1	$3.8	$3.4	$4.0	$4.2	$7.8
	Rank of 20	20	20	18	16	16	13	13	15	13	10	10	n/a
	Quartile[1]	4th	4th	4th	4th	4th	3rd	3rd	3rd	3rd	2nd	2nd	n/a
FNB Realized pay %	%	72%	78%	65%	108%	95%	82%	67%	72%	56%	62%	66%	118%
	Rank of 20	13	7	15	3	9	13	18	18	20	18	19	n/a
	Quartile[1]	3rd	2nd	3rd	1st	2nd	3rd	4th	4th	4th	4th	4th	n/a
Peer* Median Realized Pay %	%	76%	75%	70%	90%	92%	91%	88%	107%	105%	91%	85%	n/a
Total Assets ($B; end of year)	$B	$9	$10	$12	$14	$16	$18	$22	$31	$33	$35	$37	$40
3 Year Trailing TSR Rank v Peers[3]	Rank of 20	13	8	2	7	19	15	16	19	20	20	14	n/a
	Quartile[1]	3rd	2nd	1st	2nd	4th	3rd	3rd	4th	4th	4th	3rd	n/a

(1)	Peer Median and Quartiles include following peers: KEY, HBAN, ZION, NYCB, SNV, WTFC, CFR, VLY, PNFP, HWC, ASB, CBSH, WBS, UMPQ, FULT, UBSI, TCF, PBCT

(2)

excludes special 1-time grant award of $2.3M in 2015 reported pay that paid out in 2019 realized pay. This special 1-time grant was made due to very strong performance over the 2010 to 2015 year, and for retention purposes given the low relative levels of executive equity compensation as a percent of total shares outstanding compared to peers.

(3)

The 3-year TSR measure shown is measured as of 12/31 of each year. This method varies slightly from that used in the LTI plan which measures return using an average of 20 days from the beginning and ending periods of each reporting period.

Quartile*	Description

1st	Highest; 1st quartile of Pay, % or rank amongst peer set

2nd	2nd quartile of Pay, % or rank amongst peer set

3rd	3rd quartile of Pay, % or rank amongst peer set

4th	Lowest: 2nd quartile of Pay, % or rank amongst peer set

Due to the strong alignment between pay and performance in our compensation plan, our CEO’s average total realizable pay from 2015 to 2020, equated to 68% of reported pay disclosed in the 2021 Summary Compensation Table. This is 16%

below the previous five-year period average and 30% below the peer median average of 98% for the 2015 through 2020 period. The lower realized pay percentage underscores FNB’s strong pay-for-performance link.

64 F.N.B. Corporation

Compensation Discussion and Analysis

Additional Compensation Policies and Practices

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the other NEOs and certain senior management who participate in the LTI plan, the FNB Corporation Incentive Compensation Plan (FNB Incentive Plan) and any successor plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. The policy requires participants to hold the lesser of a specific share amount or a number of shares equal to a specific dollar threshold that is a multiple of the participant’s salary. We believe that this policy aligns management and shareholder interests and acts as a risk mitigant, because our NEOs have a significant long-term stake in our success. Under our policy, acceptable forms of stock ownership include:

•	shares owned individually and by immediate family
•	long-term stock awards, including all restricted stock and unit awards
•	shares held in the 401(k) Plan

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Value	Number of Shares	Compliance
Vincent J. Delie, Jr.	5 x salary	250,000	met
Vincent J. Calabrese, Jr.	3 x salary	100,000	met
Gary L. Guerrieri	3 x salary	100,000	met
Barry C. Robinson	3 x salary	100,000	met
David B. Mitchell II	3 x salary	100,000	met

We annually review progress toward achieving the ownership guidelines. Our NEOs are required to reach the stock ownership guidelines within five years after the later of any of the following events: commencement of participation in the long-term incentive portion of the FNB Incentive Plan; promotion to a higher participation level; or, an increase in a participant’s ownership requirement. If an NEO does not hold the required share amount after the five-year period, the NEO will receive any future incentive awards as stock, in lieu of cash, that the participant must hold until he or she reaches the applicable required ownership level. All our NEOs currently meet the required stock ownership levels based on current policies and are within the time period allotted to achieve the level required under our current stock ownership guidelines.

Retirement and Other Post-Employment Benefits

All employees are eligible to participate in a 401(k) Plan. All salaried employees hired before January 1, 2008, except employees of First National Insurance Agency, LLC (FNIA), participated in our defined benefit pension plan, the Retirement Income Plan (RIP), through December 31, 2010. At that time, we froze each participant’s accrued benefit amount and ceased future accruals.

In general, we have designed our retirement plans to provide NEOs and other employees with financial security after retirement. We provide matching contributions and a performance-based contribution under the 401(k) Plan for all employees, including the NEOs. Previously, we offered a defined benefit pension plan, the RIP. We detail its benefits to employees more particularly in the narrative accompanying the 2021 Pension Benefits table. Additionally, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. To address that limitation, we offered the FNB Corporation ERISA Excess Retirement Plan (Excess Plan) and continue to offer the FNB Corporation ERISA Excess Lost Match Plan to allow any affected employee, including the NEOs, to receive the full benefit intended by the qualified retirement plans. In 2010, we amended the Excess Plan consistent with the amendments to the RIP.

In addition to those plans, we previously provided to some senior executives, including Mr. Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (BRP), which is designed to supplement the benefits provided by the RIP and the

2022 Proxy Statement 65

Compensation Discussion and Analysis

Excess Plan. The purpose of the BRP was to ensure a minimum level of retirement income for the NEOs and other senior officers who participated in the plan. We closed the BRP to new participants and ceased future accruals for all participants, effective December 31, 2008.

Post-Employment and Change in Control Payments

We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive in the industry and provide NEOs with appropriate retirement benefits.

We provide severance and change in control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of our NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The 2021 Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the 2021 Pension Benefits table. The ERISA Excess Lost Match Plan and Excess Plan benefit formulas are based upon the specific opportunity or the amounts lost by the participant due to Code limits and are more fully detailed in the 2021 Non-Qualified Deferred Compensation and 2021 Pension Benefits tables and narratives. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the 2021 Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the 2021 Potential Payments Upon Termination or Change in Control tables and in the narrative accompanying the 2021 Summary Compensation Table.

Other Benefits and Perquisites

The NEOs participate in an array of benefit plans that are generally available to all employees of the Company, including the RIP and the 401(k) Plan.

Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the NEOs receive perquisites in the form of club membership dues, a company car and other perquisites detailed as part of the 2021 Summary Compensation Table and accompanying narrative. We provide club membership dues to certain NEOs in order to provide them with the ability to engage in business development activities, including entertaining customers, potential customers and various business, community and political contacts, which is an integral part of our industry. Similarly, we provide certain NEOs a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between our facilities. It is the Committee’s policy that it will not include tax gross-ups in any new or amended employment agreements.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code currently limits the deductibility of compensation in excess of one million dollars paid to the CEO, CFO or another “covered employee” (as defined by Section 162(m)), or who was such an employee beginning in any year after 2017. Accordingly, compensation awarded in 2018 and future years to covered employees in excess of one million dollars will generally not be deductible. While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels or structure arrangements outside the deduction limitations if we deem the amount of compensation appropriate. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the NEOs, as the Committee may determine it is in our and our shareholders’ best interests. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations we encounter.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of our cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation.

66 F.N.B. Corporation

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement with the Company’s management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. Portions of this Proxy Statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s 2020 Form 10-K.

Respectfully submitted,

David J. Malone, Chair

Pamela A. Bena

Robert A. Hormell

David L. Motley

William J. Strimbu

2022 Proxy Statement 67

Compensation Committee Report

2021 Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEO, CFO and the three most highly-paid executive officers other than the CEO and CFO who were employed as of December 31,

2021. Each of the above is referred to as an NEO and, collectively, NEOs. The amounts include services rendered in all capacities to us and our subsidiaries for our year ended December 31, 2021:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Vincent J. Delie, Jr. President and CEO	2021	1,158,045	0	3,118,203	0	2,056,688	0	244,586	6,577,522
	2020	1,157,285	0	3,118,593	0	1,727,039	40,439	265,357	6,308,713
	2019	1,128,559	0	3,056,165	0	1,962,237	40,054	247,056	6,434,071
Vincent J. Calabrese, Jr. Chief Financial Officer	2021	524,800	0	826,129	0	745,636	0	120,004	2,216,569
	2020	524,480	0	963,927	0	549,990	19,880	125,999	2,184,276
	2019	511,538	0	952,146	0	711,393	20,579	111,797	2,307,453
Gary L. Guerrieri Chief Credit Officer	2021	481,750	0	505,569	0	513,353	0	88,406	1,589,078
	2020	481,434	0	455,068	0	378,656	162,462	91,894	1,569,514
	2019	469,562	0	449,512	0	489,778	171,377	77,793	1,658,022
Barry C. Robinson Chief Consumer Banking Officer	2021	405,388	0	382,911	0	431,982	0	68,256	1,288,537
	2020	405,160	0	382,940	0	318,635	0	56,743	1,163,478
	2019	395,235	0	378,279	0	412,143	0	57,843	1,243,500
David B. Mitchell II (7) Chief Wholesale Banking Officer	2021	399,039	0	377,828	0	426,240	0	40,231	1,243,338

(1)	While there were no base salary increases for 2021, the salary amounts reported for 2021 and 2020 are slightly different due to our payroll calendar.

(2)	Payments under the Company’s annual incentive plan for 2021 are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(3)

The amounts shown in this column represent the grant date fair value of the awards granted during the fiscal year determined pursuant to ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s 2021 Form 10-K filed with the SEC on February 24, 2022. These awards earn dividend equivalents, which are subject to the same restrictions and vesting schedule as the underlying units. The amounts reflected in the table for 2021 assume that the performance goals for the performance-based RSUs will be achieved at target. The actual performance cannot be determined for three years and could be zero. At the maximum level of performance, the grant date fair value of the performance-based RSUs granted in 2021 would be: Mr. Delie, $4,112,838; Mr. Calabrese, $1,118,340; Mr. Guerrieri, $684,391; Mr. Robinson, $518,357; and Mr. Mitchell, $511,475. The amount for Mr. Delie also includes stock awards granted for service as a director in 2021 that vested immediately upon grant. (See narrative under the Director Compensation discussion of this Proxy Statement.)

(4)

Amount earned by the NEO as an annual incentive bonus under our STI plan, based upon the Company’s performance. The STI plan is discussed in further detail in the CD&A under the heading Annual Incentive Awards.

(5)

The amounts in this column reflect the actuarial change in the present value of the NEO’s benefit under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the 2021 Pension Benefits table. Note that the change in values for Messrs. Delie, Calabrese and Guerrieri was actually a decrease of $11,570, $4,585 and $34,731, respectively. However, based on the SEC’s interpretive guidance, the amount shown in the 2021 Summary Compensation Table should not be less than $0. Therefore, the amount shown above for Messrs. Delie, Calabrese and Guerrieri is $0. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

68 F.N.B. Corporation

Compensation Committee Report

(6)	All other compensation as reported in this column for 2021 is comprised of the following amounts:

Name	Perquisites and Other Personal Benefits ($)(a)	Executive Insurance Premiums ($)(b)	401(k) Match and Company Contributions ($)	Deferred Compensation Lost Match ($)(c)	Total All Other Compensation ($)
Vincent J. Delie, Jr.	52,012	10,110	18,255	164,209	244,586
Vincent J. Calabrese, Jr.	43,002	8,807	18,255	49,940	120,004
Gary L. Guerrieri	25,241	8,627	18,255	36,283	88,406
Barry C. Robinson	16,897	5,466	18,255	27,638	68,256
David B. Mitchell II	0	4,798	18,255	17,178	40,231

(a)

The dollar amount of the perquisite or other personal benefits represents the incremental cost to us of providing the benefit. This column includes the costs of social club dues for Messrs. Delie, Calabrese and Guerrieri; personal financial planning for Messrs. Delie and Calabrese; personal use of company-provided automobiles for Messrs. Delie, Calabrese, Guerrieri and Robinson; parking fees for Messrs. Delie, Calabrese, Guerrieri and Robinson; cost of executive physicals for Mr. Guerrieri; and personal use of corporate aircraft for Mr. Delie. The valuation of the Company provided automobiles was calculated as our current year depreciation or leasing expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes. While our Compensation Committee has a strong preference for our CEO to take all of his flights on the corporate aircraft (personal and business), our Aircraft Usage Policy limits the number of personal flight hours our CEO may use each year during times when it is not being used for business travel. In authorizing such personal usage, our Compensation Committee considered the advantages that personal aircraft usage offers the Company, including mitigating security risks and encouraging reduced travel time, thereby promoting the CEO’s availability, efficiency and productivity. Mr. Delie’s use of the aircraft did not exceed three (3) personal flight hours in 2021. In regard to such personal use by Mr. Delie or his approved non-business guests, income is imputed to Mr. Delie for tax purposes, for which he covers the tax liability and no gross-up is provided by the Company. In addition, our Aircraft Usage Policy contains procedures to document the principles to be applied in determining the classification of a flight as business or personal and the calculation of the aggregate incremental cost for perquisite purposes, including a definition of personal use and appropriate methodologies for allocating cost between business and personal use when necessary.

Based upon certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under Federal Aviation Administration rules and regulations that limit our ability to accept reimbursement for personal flights on our aircraft. The incremental cost to FNB for personal aircraft use is calculated by dividing the total number of personal passenger hours by the total passenger hours, then multiplying that number by the Company’s total variable cost for 2021. The total variable cost includes costs related to maintenance, crew expenses, pro rata cost of extra fuel due to additional weight, meals, beverages, landing fees and ground transportation services. Since the aircraft is used primarily for business travel, total variable cost does not include the calculation of fixed costs that do not change based on particular usage, such as crew salaries, insurance, aircraft management services, hangar rental, capital improvement costs intended to cover a multi-year period, and other fixed costs not affected by the presence of additional passengers.

(b)	This amount reflects Company paid premiums for executive owned life insurance coverage.

(c)	This amount reflects Company contributions during the year to the ERISA Excess Lost Match Plan as more fully described in the narrative accompanying the 2021 Non-Qualified Deferred Compensation table.

(7)	Mr. Mitchell became an executive officer in 2021; therefore, we have not reported his 2020 or 2019 compensation.

The foregoing 2021 Summary Compensation Table does not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

Mr. Delie became CEO in 2012 and entered into his employment agreement with us and FNBPA on December 15, 2010. Mr. Delie’s contract has an initial term of three years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date such that, on the anniversary date, the contract continues to have a three-year term. Either party may terminate the automatic renewal provision by providing the other party with 30 days’ advance written notice of non-renewal prior to the anniversary of the commencement date. Currently, Mr. Delie’s employment agreement runs through December 2024. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Committee. Additionally, in 2021, Mr. Delie was eligible to participate in our annual incentive compensation plan at a target award level of 100% of his base salary. Thus, he had the possibility of achieving a bonus between 0% and 200% of his base salary. The

2022 Proxy Statement 69

Compensation Committee Report

severance and change in control provisions of Mr. Delie’s employment agreement are described in the narrative accompanying the 2021 Potential Payments Upon Termination or Change in Control tables.

Mr. Calabrese serves as our CFO and entered into his employment agreement, the amounts for which are detailed in the 2021 Summary Compensation Table, with FNBPA on February 21, 2013. The initial term of the agreement was for two years, and automatically extends for a one-year period on each anniversary of its commencement date such that, on the anniversary date, the contract has a two-year term unless sooner terminated. Either party may terminate the automatic renewal of the agreement by providing the other with 60 days’ advance written notice of non-renewal. Mr. Calabrese’s contract runs through February 2024. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee with a target award level of 80% of base salary for 2021. Thus, he had the possibility of achieving a bonus between 0% and 160% of his base salary. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the 2021 Potential Payments Upon Termination or Change in Control tables.

Mr. Guerrieri serves as our Chief Credit Officer. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one-year period on the anniversary of its commencement date such that, on the anniversary date, the contract has a two-year term, unless either party terminates the contract sooner. Either party may terminate the automatic renewal of the agreement by providing the other 60 days’ advance written notice of non-renewal. Mr. Guerrieri’s contract runs through January 2024. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the 2021 Summary Compensation Table that may be increased from time to time as determined by the Committee. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation was 60% of his base salary for 2021. Thus, he has the possibility of achieving a bonus between 0% and 120% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the 2021 Potential Payments Upon Termination or Change in Control tables. In December 2008 and December 2012, we amended Mr. Guerrieri’s contract in order to comply with and clarify certain points related to Code Section 409A.

Mr. Robinson serves as our Chief Consumer Banking Officer and entered into his current employment agreement on November 4, 2015. His agreement was for an initial term of two years and automatically renew such that, on the anniversary date, he has two years remaining. Under the terms of the contract, Mr. Robinson receives the base salary as reflected in the 2021 Summary Compensation Table that may be increased from time to time as determined by the Committee. He is eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. His target award level for annual incentive compensation in 2021 was 60% of base salary with the possibility of achieving between 0% and 120% of base salary. The severance and change in control provisions of Mr. Robinson’s employment agreement is described in the narratives accompanying the 2021 Potential Payments Upon Termination or Change in Control tables.

Mr. Mitchell serves as our Chief Wholesale Banking Officer and entered into his current change of control agreement on December 30, 2020. His agreement does not contain a set term. Mr. Mitchell receives the base salary as reflected in the 2021 Summary Compensation Table that may be increased from time to time as determined by the Committee. He is eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. His target award level for annual incentive compensation in 2021 was 60% of base salary with the possibility of achieving between 0% and 120% of base salary. The severance and change in control provisions of Mr. Mitchell’s agreement is described in the narrative accompanying the 2021 Potential Payments Upon Termination or Change in Control table.

70 F.N.B. Corporation

Compensation Committee Report

2021 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2021:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent J. Delie, Jr.	STIP	n/a	0	1,158,045	2,316,090	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-24-2021	n/a	n/a	n/a	n/a	n/a	n/a	96,344	n/a	n/a	1,158,055
	RSU-PB	2-24-2021	n/a	n/a	n/a	27,097	144,516	316,129	n/a	n/a	n/a	1,880,153
	DIR	5-11-2021	n/a	n/a	n/a	n/a	n/a	n/a	5,952	n/a	n/a	79,995
Vincent J. Calabrese, Jr.	STIP	n/a	0	419,840	839,680	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-24-2021	n/a	n/a	n/a	n/a	n/a	n/a	26,197	n/a	n/a	314,888
	RSU-PB	2-24-2021	n/a	n/a	n/a	7,368	39,296	85,960	n/a	n/a	n/a	511,241
Gary L. Guerrieri	STIP	n/a	0	289,050	578,100	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-24-2021	n/a	n/a	n/a	n/a	n/a	n/a	16,032	n/a	n/a	192,705
	RSU-PB	2-24-2021	n/a	n/a	n/a	4,509	24,048	52,605	n/a	n/a	n/a	312,864
Barry C. Robinson	STIP	n/a	0	243,233	486,466	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-24-2021	n/a	n/a	n/a	n/a	n/a	n/a	12,142	n/a	n/a	145,947
	RSU-PB	2-24-2021	n/a	n/a	n/a	3,415	18,214	39,843	n/a	n/a	n/a	236,964
David B. Mitchell II	STIP	n/a	0	240,000	480,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-24-2021	n/a	n/a	n/a	n/a	n/a	n/a	11,981	n/a	n/a	144,012
	RSU-PB	2-24-2021	n/a	n/a	n/a	3,370	17,972	39,314	n/a	n/a	n/a	233,816

(1)

Award types are as follows: STI plan is our annual incentive cash award, RSU-TB is our long-term, time-based RSUs, RSU-PB is our long-term performance-based RSUs and DIR is the annual director stock award.

(2)

The amounts shown for STI plan represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2021. The amounts actually earned for 2021 were above the target and are reflected in the Non-Equity Incentive Plan Compensation column of the 2021 Summary Compensation Table.

(3)

For awards granted February 24, 2021, the amounts shown represent the threshold, target and maximum unit amounts, subject to limitations in the FNB Incentive Plan, that could be earned by the NEO under performance-based RSUs based upon the Company’s performance during a three-year performance period commencing January 1, 2021, through December 31, 2023, provided the NEO remains continuously employed through the March 1, 2024 vesting date. As of December 31, 2021, we believe that it is probable that we will achieve the performance conditions between the target and maximum levels for the awards granted February 24, 2021. We will not know the actual amount that vests until 2024. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the 2021 Potential Payments Upon Termination or Change in Control tables.

(4)

The amount shown represents the number of time-based RSUs granted February 24, 2021, which will vest if the NEO remains continuously employed until the February 24, 2022, January 2, 2023, and January 2, 2024, vesting dates. The amount for Mr. Delie also includes annual director stock awards as more particularly detailed in the 2021 Summary Compensation Table and the narrative under the Director Compensation discussion of this Proxy Statement.

(5)

The amount shown represents the grant date fair value as determined under ASC Topic 718 of all time-based restricted stock unit awards and all performance-based restricted stock unit awards, assuming payout at target levels, granted in 2021.

Participants who terminate service prior to year-end are not eligible for annual incentive compensation under the program. In the event of death, disability, or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary award. The program provides for payment in the case of a change in control as more particularly detailed in the 2021 Potential Payments Upon Termination or Change in Control tables.

We issue time-based and performance-based awards in the form of RSUs that earn dividend equivalents that are subject to the same restrictions and vesting schedule as the underlying RSUs. The program allows for accelerated or pro-rated vesting of the RSUs in the

2022 Proxy Statement 71

Compensation Committee Report

case of death, disability, retirement, or change in control as more particularly detailed in the 2021

Potential Payments Upon Termination or Change in Control tables.

There are 2,714,060 shares remaining available for awards under the FNB Incentive Plan, which represent 0.85% of the outstanding shares of our common stock as of December 31, 2021.

2021 Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2021.

	Option Awards(2)					Stock Awards(3)

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vincent J. Delie, Jr.	0	0	0	0	n/a	345,156	4,186,742	1,035,080	12,555,520
Vincent J. Calabrese, Jr.	0	0	0	0	n/a	104,951	1,273,056	327,072	3,967,383
Gary L. Guerrieri	0	0	0	0	n/a	53,362	647,281	155,498	1,886,191
Barry C. Robinson	0	0	0	0	n/a	43,496	527,606	130,446	1,582,310
David B. Mitchell II	0	0	0	0	n/a	22,313	270,657	44,264	536,922

(1)	All awards were made under the FNB Incentive Plan or its predecessor plan.

(2)

Options may be granted under the FNB Incentive Plan with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our common stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the FNB Incentive Plan, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the 2021 Summary Compensation Table.

(3)

Units awarded under the FNB Incentive Plan subject to a restriction period and/or satisfaction of one or more performance-based criteria, as determined by the Committee. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the 2021 Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any units that are still subject to a restriction. When awards vest, the participant recognizes ordinary income on the then market value of the shares or cash amount received, as applicable, and we receive a tax deduction in that same amount subject to limitations provided in the Code.

(4)	RSUs in this column consist of all time-based RSUs outstanding that will vest if the NEO remains employed on the vesting date. These RSUs are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Robinson	Mr. Mitchell
January 3, 2022	61,908	19,638	9,272	7,802	2,566
February 24, 2022	33,401	9,082	5,558	4,209	4,153
April 1, 2022	121,136	38,428	18,144	15,264	4,719
January 2, 2023	95,309	28,720	14,830	12,011	6,720
January 2, 2024	33,402	9,083	5,558	4,210	4,155
(5)

This column represents the performance-based units that were issued to the NEOs. For the purposes of the disclosure requirements related to this table, we have reported the awards granted in 2019 and 2020 at the maximum levels and awards granted in 2021 at the threshold level, all subject to the limitations in the FNB Incentive Plan. Based on these assumptions, these units are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Robinson	Mr. Mitchell
April 1, 2022	397,488	126,088	59,540	50,094	15,488
February 15, 2023	609,408	193,320	91,268	76,800	25,270
March 1, 2024	28,184	7,664	4,690	3,552	3,506

72 F.N.B. Corporation

Compensation Committee Report

2021 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2021.

	Option Awards		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Delie, Jr.	0	0	355,452	4,323,770
Vincent J. Calabrese, Jr.	0	0	119,288	1,454,535
Gary L. Guerrieri	0	0	48,362	585,676
Barry C. Robinson	0	0	41,089	497,827
David B. Mitchell II	0	0	11,189	134,203

(1)	All awards were made under the FNB Incentive Plan or its predecessor plan.

(2)

The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. Vested shares included (i) time-based shares that vested as a result of the NEO being employed by us during the entire required period and (ii) performance-based shares which vested at 150.35% of their target amounts.

2021 Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2021:

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Vincent J. Delie, Jr.	F.N.B. Corporation Retirement Income Plan	5.17	164,077	0
	F.N.B. Corporation ERISA Excess Retirement Plan	5.17	55,799	0
Vincent J. Calabrese, Jr.	F.N.B. Corporation Retirement Income Plan	3.75	115,458	0
	F.N.B. Corporation ERISA Excess Retirement Plan	3.75	8,493	0
Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan	24.17	896,746	0
	F.N.B. Corporation ERISA Excess Retirement Plan	24.17	138,955	0
	F.N.B. Corporation Basic Retirement Plan	22.17	82,336	0
Barry C. Robinson(1)	n/a	n/a	0	0
David B. Mitchell II(1)	n/a	n/a	0	0

(1)	Messrs. Robinson and Mitchell do not participate in the RIP, BRP or the Excess Plan which plans were frozen to new participants before Mr. Robinson and Mr. Mitchell commenced employment with us.

(2)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(3)

For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above was determined using the same assumptions as used for the December 31, 2021, financial statement disclosures, except assuming retirement at the earlier of age 65 or the earliest unreduced retirement age. We have assumed a discount rate of 2.75% for the RIP and 2.50% for the BRP and the Excess Plan. For post-retirement mortality, we are using the Pri-2012 nondisabled annuitant table projected generationally with the MP-2021 improvement scale.

The following is a summary of our qualified and non-qualified plans mentioned in the 2021 Pension Benefits table:

Retirement Income Plan

Until 2008, the RIP, a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), was available to all salaried employees, except FNIA employees. In 2007, we closed the RIP to employees who commenced employment with us or our affiliates on or after January 1, 2008, and in 2010, we froze the plan and we have not made accruals for participants after December 31, 2010. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the 2021 Pension

2022 Proxy Statement 73

Compensation Committee Report

Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007 (Pre-2007 Benefit), the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participant’s years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit was frozen as of December 31, 2006. Beginning in 2007, we calculated each participant’s benefit by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 through 2010 (Post-2007 Benefit), we calculated each participant’s annual retirement benefit by taking the participant’s total pay earned from January 1, 2007, through December 31, 2010, and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and was available to all participants of the RIP until December 31, 2010, when we ceased all future accruals. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “change in control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or a lump sum depending upon the reason for termination, with payments commencing the first day of the month following six months after the participant separates from service.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan. Mr. Guerrieri is the only NEO to which the plan applies. Effective December 31, 2008, we amended the BRP such that there have not been any new participants in the plan or additional accruals for existing participants since the amendment. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first ten years of employment, plus 1.50% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment; Tier 2, 3.50% for each of the first ten years of employment, plus 2.00% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses during five consecutive calendar years within the last ten calendar years of employment before 2009. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan and the annuity equivalent of the automatic contributions paid to participants under the 401(k) and Lost Match Plans. Before the plan was frozen, Mr. Guerrieri participated at the Tier 1 level.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “change in control” (as defined in the BRP) or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement (age 55 with five years of service). A participant forfeits benefits in the event we terminate the participant’s employment for cause or a participant voluntarily terminates employment prior to early retirement.

74 F.N.B. Corporation

Compensation Committee Report

2021 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each NEO for 2021. All contributions are under the ERISA Excess Lost Match Plan as described below.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Vincent J. Delie, Jr.	0	164,209	2,940	0	1,232,310
Vincent J. Calabrese, Jr.	0	49,940	942	0	397,505
Gary L. Guerrieri	0	36,283	681	0	289,472
Barry C. Robinson	0	27,638	440	0	189,675
David B. Mitchell II	0	17,178	76	0	41,368

(1)

Note that the amount of our contributions is also included in the All Other Compensation column of the 2021 Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest.

(3)

Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have been historically excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the NEO’s entire balance under this plan which is fully vested.

The amounts reflected in the 2021 Non-Qualified Deferred Compensation table were contributed to accounts for the NEOs under the ERISA Excess Lost Match Plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rate set by FNBPA as its highest interest rate on the first day of the year on the longest-term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

In addition to the Lost Match Plan, which is the deferred compensation plan detailed in the table above, we also maintain a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (Deferred Compensation Plan). The Committee may select a group of management employees to participate in the plan. Currently, there are no participants in the Deferred Compensation Plan. The Deferred Compensation Plan provides a participant the ability to defer into the plan a portion of his or her annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation he or she would otherwise receive to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. A participant may elect to defer his or her compensation into a fixed interest rate option, with the interest rate determined by the Committee.

2022 Proxy Statement 75

Compensation Committee Report

2021 Potential Payments Upon Termination or Change in Control

Our current NEOs are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events. The actual amounts paid upon any of these termination events will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2021. The NEOs’ employment agreements do not provide for any additional payments or benefits in the event of a voluntary termination of employment by the executive without good reason or an involuntary termination by us for cause. Under those scenarios, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation and vested benefits. The following tables contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the tables. To the extent the information is common it is contained in the endnotes to the 2021 Potential Payments Upon Termination or Change in Control tables and is indicated by letters.

2021 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. DELIE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	44,540	44,540	44,540	44,540	44,540

Base Salary Continuation(1)	0	3,474,135	3,474,135	0	982,548

Executive Incentive Compensation (b)(2)	0	2,056,688	0	2,056,688	2,056,688

Bonus(1)	0	5,745,964	5,745,964	0	0

Restricted / Performance Units: Unvested and Accelerated (c)(2)	13,852,860	14,248,529	13,852,860	11,593,345	10,691,395

Benefits and Perquisites:

Accrued Vacation (d)	44,540	44,540	44,540	44,540	44,540

Post-Termination Health Care(3)	0	49,065	49,065	0	0

401(k) Plan (e)(4)	364,143	364,143	364,143	364,143	364,143

RIP (f)(4)	135,143	135,143	135,143	127,772	164,077

Excess Plan (g)(4)	43,443	43,126	43,443	41,134	55,799

ERISA Excess Lost Match Plan(5)	1,232,310	1,232,310	1,232,310	1,232,310	1,232,310

Total:	15,716,979	27,438,183	24,986,143	15,504,472	15,636,040

(1)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Delie as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)

Based on Mr. Delie’s age and length of service, he is eligible for early retirement under the FNB Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Delie.

(3)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(4)	Mr. Delie is 100% vested in his benefit under this plan.

(5)

Mr. Delie is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2021. Upon termination of employment for any reason, Mr. Delie is entitled to receive a lump sum

76 F.N.B. Corporation

Compensation Committee Report

distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Delie’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Delie without good reason or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of his agreement, good reason exists if Mr. Delie experiences any of the following: reduction in base salary unless the reduction is less than 10% and part of an overall reduction; a material diminution in compensation and benefits unless part of an overall reduction; a material diminution of his authority, duties and responsibilities; a change of material duties that are inconsistent with the position; a material diminution of the budget over which he maintains control; relocation of his office more than 50 miles from both Pittsburgh and Hermitage, Pennsylvania; or there occurs material diminution of the duties of his supervisor or a material breach of the agreement by us. Mr. Delie’s contract does not provide a gross-up under Section 280G of the Code.

For purposes of Mr. Delie’s and all other NEO’s employment agreements, “change in control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our common stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party.

2021 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. CALABRESE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	20,185	20,185	20,185	20,185	20,185

Base Salary Continuation(1)	0	1,574,400	1,574,400	0	349,296

Executive Incentive Compensation (b)(2)	0	745,636	0	745,636	745,636

Bonus(1)	0	2,007,019	2,007,019	0	0

Restricted / Performance Units: Unvested and Accelerated (c)(2)	4,224,390	4,349,903	4,224,390	3,539,983	3,298,136

Benefits and Perquisites:

Accrued Vacation (d)	18,166	18,166	18,166	18,166	18,166

Post-Termination Health Care(3)	0	49,065	49,065	0	0

401(k) Plan (e)(4)	346,062	346,062	346,062	346,062	346,062

RIP (f)(4)	96,935	96,935	96,935	90,237	115,458

Excess Plan (g)(4)	7,067	7,044	7,067	6,593	8,493

ERISA Excess Lost Match Plan(5)	397,505	397,505	397,505	397,505	397,505

Total:	5,110,310	9,611,920	8,740,794	5,164,367	5,298,937

(1)

In the event that we terminate Mr. Calabrese’s employment without cause or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Calabrese as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)

Based on Mr. Calabrese’s age and length of service, he is eligible for early retirement under the FNB Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Calabrese.

2022 Proxy Statement 77

Compensation Committee Report

(3)

In the event that we terminate Mr. Calabrese’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Mr. Calabrese is 100% vested in his benefit under this plan.

(5)

Mr. Calabrese is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2021. Upon termination of employment for any reason, Mr. Calabrese is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

2021 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL GARY L. GUERRIERI

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Not Cause for Termination ($)	Change in Control – Voluntary Termination(1) ($)	Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	18,529	18,529	18,529	18,529	18,529	18,529

Base Salary Continuation(1)	0	963,500	961,849	963,500	0	306,252

Executive Incentive Compensation (b)(2)	0	513,353	513,353	0	513,353	513,353

Restricted / Performance Units: Unvested and Accelerated (c)(2)	2,137,270	2,196,537	2,196,537	2,137,270	1,786,919	1,635,626

Benefits and Perquisites:

Accrued Vacation (d)	18,529	18,529	18,529	18,529	18,529	18,529

Post-Termination Health Care(3)	0	571	0	571	0	0

401(k) Plan (e)(4)	442,916	442,916	442,916	442,916	442,916	442,916

RIP (f)(4)	788,775	788,775	788,775	788,775	716,847	896,746

Excess Plan (g)(4)	115,858	115,987	115,858	115,858	104,869	138,955

BRP (g)(4)	94,740	94,846	94,740	94,740	87,469	82,336

ERISA Excess Lost Match Plan(5)	289,472	289,472	289,472	289,472	289,472	289,472

Total:	3,906,089	5,443,015	5,440,558	4,870,160	3,978,903	4,342,714

(1)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the 12th month following such effective date. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)

Based on Mr. Guerrieri’s age and length of service, he is eligible for early retirement under the FNB Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Guerrieri.

(3)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)

Mr. Guerrieri is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2021. Upon termination of employment for any reason, Mr. Guerrieri is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. His contract does not provide for a gross-up under Section 280G of the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits other than accrued and unpaid

78 F.N.B. Corporation

Compensation Committee Report

obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in control” has the same definition as noted above for Mr. Delie.

2021 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL BARRY C. ROBINSON

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Good Reason(1) or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	15,592	15,592	15,592	15,592	15,592

Base Salary Continuation(2)	0	810,775	810,775	0	229,884

Executive Incentive Compensation (b)(2)	0	431,982	0	431,982	431,982

Restricted / Performance Units: Unvested and Accelerated (c)(3)	1,745,778	1,795,640	1,745,778	1,461,010	1,347,355

Benefits and Perquisites:

Accrued Vacation (d)	15,592	15,592	15,592	15,592	15,592

Post-Termination Health Care(4)	0	33,885	33,885	0	0

401(k) Plan (e)(5)	265,568	265,568	265,568	265,568	265,568

RIP (f)(6)	0	0	0	0	0

ERISA Excess Lost Match Plan(7)	189,675	189,675	189,675	189,675	189,675

Total:	2,232,205	3,558,709	3,076,865	2,379,419	2,495,648

(1)

Amounts reported in this column apply to good reason termination within one year following a change in control. If Mr. Robinson terminates his employment for good reason at any other time, Mr. Robinson is not entitled to any additional amounts.

(2)

In the event that we terminate Mr. Robinson’s employment without cause or following a change in control, or if he terminates his employment for good reason within one year of a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(3)

Based on Mr. Robinson’s age and length of service, he is eligible for early retirement under the FNB Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Robinson.

(4)

In the event that the Company terminates Mr. Robinson’s employment without cause or following a change in control, or Mr. Robinson terminates his employment for good reason within one year of a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance, to the same extent as we contributed to such premium while he was an active employee, for 18 months or until Mr. Robinson or such dependents, as the case may be, first become eligible for coverage under another group health plan of another employer, if earlier. In the case of termination for any other reason, Mr. Robinson is not entitled to any additional amounts.

(5)	Mr. Robinson is 100% vested in his benefit under this plan.

(6)	Mr. Robinson does not participate in this plan.

(7)

Mr. Robinson is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Robinson’s account balance under this plan as of December 31, 2021. Upon termination of employment for any reason, Mr. Robinson is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

2022 Proxy Statement 79

Compensation Committee Report

2021 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL DAVID B. MITCHELL II

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	15,385	15,385	15,385	15,385

Base Salary Continuation(1)	0	800,000	0	224,496

Executive Incentive Compensation (b)(2)	0	426,240	426,240	426,240

Restricted / Performance Units: Unvested and Accelerated (c)(3)	0	890,039	723,373	602,986

Benefits and Perquisites:

Accrued Vacation (d)	6,154	6,154	6,154	6,154

401(k) Plan (e)(4)	84,668	84,668	84,668	84,668

RIP (f)(5)	0	0	0	0

ERISA Excess Lost Match Plan (6)	41,368	41,368	41,368	41,368

Total:	147,575	2,263,854	1,297,188	1,401,297

(1)

In the event that we terminate Mr. Mitchell’s employment without cause within 12 months following a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)	Based on Mr. Mitchell’s age and length of service, he is not eligible for early retirement under the FNB Incentive Plan.

(3)

Based on Mr. Mitchell’s age and length of service, he is not eligible for early retirement under the FNB Incentive Plan. The amount reflected represents the value of restricted stock and Performance Unit awards that vest under each termination scenario. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Mitchell.

(4)	Mr. Mitchell is 100% vested in his benefit under this plan.

(5)	Mr. Mitchell does not participate in this plan.

(6)

Mr. Mitchell is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Mitchell’s account balance under this plan as of December 31, 2021. Upon termination of employment for any reason, Mr. Mitchell is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Messrs. Calabrese, Guerrieri and Robinson’s contracts do not provide for any additional benefits other than payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment or by the Company for cause. Additionally, neither Mr. Delie nor the other NEOs are entitled to any type of gross-up under Section 280G of the Code. “Change in Control” has the same definition as noted for Mr. Delie.

Endnotes to All 2021 Potential Payments Upon Termination or Change in Control Tables:

(a) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of accrued salary due to us paying employees one week in arrears.

(b) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the FNB Incentive Plan. We make the payout in a lump sum approximately 60 days after the end of the year provided the participant is still employed by us on December 31st. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Committee would approve the award. Since the table assumes termination of employment as of December 31, 2021, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination not less than his targeted award. Therefore, the amount shown in the case of a change in control is based on the amount the NEO earned for 2021, not the NEO’s targeted award. In the event we terminate any of the NEOs for cause, we do not owe the NEO any additional amount.

(c) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the FNB Incentive Plan. Under the FNB Incentive Plan, both

80 F.N.B. Corporation

Compensation Committee Report

time-based and performance-based outstanding restricted stock unit awards, will become 100% vested at target levels in the event of the death of the participant or upon a change in control, except for the performance-based awards which will become 100% vested at the higher of target or actual performance in the event of a change in control. Under the FNB Incentive Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event a current NEO becomes disabled, all time-based restricted stock unit awards will become 100% vested. If an NEO terminates employment due to retirement (normal or early), all time-based awards of restricted stock units will become 100% vested, except that the time-based awards granted in 2019 will vest on a pro-rated basis, based on the period worked, in the event of early retirement. In the event an NEO terminates employment due to retirement (normal or early) and we achieve the performance objectives, the performance-based units granted in 2019 will vest on the vesting date in a pro-rated amount based on the period worked and the shares granted in 2020 and 2021 will become 100% vested. In the event an NEO terminates employment due to disability, the performance-based units will vest on the vesting date in a pro-rated amount based on the period worked. In the event of the death of the participant or if an NEO terminates employment due to disability and we achieve the performance objectives, any performance-based units will vest on the vesting date in a pro-rated amount based on the period worked. If an NEO terminates employment due to retirement and we achieve the performance objectives, any performance-based unit granted in 2019 will vest on a pro-rated basis, based on the period worked, and any performance-based unit granted in 2020 and 2021 will become 100% vested. Upon a change in control, any performance-based units will become 100% vested at the higher of target or actual performance.

As of December 31, 2021, for purposes of these tables, we have assumed that the performance-based units for the awards granted in 2019, 2020 and 2021 will vest between the target and maximum levels. The NEOs will forfeit all unvested awards if we terminate them without cause or if they terminate their employment for any other reason.

(d) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days.

(e) The amounts reflected represent the dollar amount of our matching and Company contributions into the

401(k) Plan as of December 31, 2021. Distributions from the 401(k) Plan will be paid at the NEO’s election in a single lump sum, in a partial lump sum, or in monthly, quarterly or annual installments after termination of employment. For purposes of these tables, we have assumed that the NEOs would elect a single lump sum form of payment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(f) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 2.75%; no pre-retirement mortality; and for post-retirement mortality, the Pri-2012 nondisabled table projected generationally with the MP-2021 improvement scale. The present values for Retirement, Change in Control — Termination, Good Reason or Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the 2021 Pension Benefits table; however, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $60,000.

(g) The present values reflected above for the Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 2.50% for annuity payments and the IRS-mandated segment rates for distributions in 2022 for the lump sum payment triggered due to Change in Control — Termination; no pre-retirement mortality; and for post-retirement mortality, the Pri-2012 nondisabled table projected generationally with the MP-2021 improvement scale for annuity payments and the IRS-mandated mortality for the lump sum payment due upon Change in Control — Termination. The present

2022 Proxy Statement 81

Compensation Committee Report

values for Retirement, Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or, if the NEO is under age 55, the benefit is assumed to commence when the NEO reaches age 55. Note that we have shown the present value of the benefit available for consistency with the 2021 Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a change in control. See the 2021 Pension Benefits table and accompanying narrative for more information about the pension benefits under this plan.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2021, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company was $63,884; and

•	The annual total compensation of Mr. Delie, our CEO, was $6,594,173.

Based on this information, the ratio for 2021 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 103:1, which is a reasonable estimate that has been calculated in a manner consistent with the rules adopted by the SEC and is based on our records and the methodology described below.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	As of December 23, 2021, our employee population consisted of approximately 3,914 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.

•

To find the median of the annual total compensation of all our employees, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2021. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 23, 2021, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $63,884.

We calculated the annual total compensation for the median employee in accordance with SEC rules, and using the same methodology used to calculate Mr. Delie’s total compensation in the Summary Compensation Table, we also included FNB’s health care plan premium contributions for both the employee and Mr. Delie. As a result, Mr. Delie’s annual total compensation for pay ratio purposes is slightly higher than the amount reported for him in the Summary Compensation Table.

In addition to the information provided above required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we conducted additional analysis of our CEO pay versus our employee population using alternative methodologies that we believe are more reflective of our business model and our employee population. We have a significant portion of our employees in our retail network who primarily work fewer and a variable number of hours than most employees. When comparing our CEO’s pay to our average employee the ratio is 72 to 1 and when compared to our average full-time employee the ratio is 64 to 1.

The pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. Our methodology may differ materially from the methodology used by other companies, which, among other factors such as differences in employee populations, geographic locations, business strategies, and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry. Therefore, we do not believe the ratio should be used as a comparison between companies.

82 F.N.B. Corporation

Compensation Committee Report

Compensation Governance and Risk Management

Below is a summary of policies and practices we employ to ensure appropriate compensation practices and risk management.

Policy	Description

Stock Ownership Policy	Our directors and senior level managers who participate in the LTI plan, including our NEOs, are currently in compliance with our stock ownership policy.

Anti-Hedging Policy

Our anti-hedging policy prohibits our directors, NEOs, executive officers, and senior officers from engaging in hedging transactions with Company stock, and requires FNB employees to consult with the Company Legal Department regarding these restrictions.

Clawback Policy

Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation, whether in the form of cash or equity, paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

Risk Assessment

We annually conduct a risk assessment of all of our compensation plans, and the Committee annually reviews the assessment to ensure the compensation programs do not encourage inappropriate risk taking.

Tax Gross-Ups	Our Board adopted a policy that we will not permit tax gross-up payments.

Compensation Approval	The Compensation Committee approves all elements of compensation for all executive officers.

Control Functions	Audit, Risk Management, Finance, Human Resources and Legal all review and advise the Compensation Committee on executive officer compensation.

Management Compensation Committee	Senior management reviews all incentive compensation plans and programs to ensure an appropriate balance between risk and compensation outcomes.

Incentive Plan Process: As a key component to our incentive plan review process, each line of business reviews its annual performance goals and adjusts overall incentive compensation goals for the business unit staff, if necessary. This review includes establishing key performance indicators for participants and individual employee objectives and ensures that neither will incent unnecessary risk-taking. The plans also consider key risk indicators (KRIs) designed to measure quality control standards, compliance results and asset quality. When appropriate, the KRIs serve to modify the results generated solely by the key performance indicators (KPIs) and reduce compensation for actions that are not consistent with our risk appetite or that are not in the best interests of our customers. These plans are then vetted through our Wholesale Banking and Consumer Banking Solutions Departments for any plan related to our customer-facing employees and others involved in sales activities, and the compensation function of our Human Resources Department, and finally our Management Compensation Committee.

Management Compensation Committee: This group is led by our CEO, CFO, Chief Credit Officer, Chief Wholesale Banking Officer, Chief Consumer Banking

Officer, Chief Risk Officer and EVP of Human Resources. Each business unit, in conjunction with our Human Resources and Finance Departments, presents any new incentive plans and changes to existing plans for review and approval. The committee reviews the plans to ensure that the plans are appropriately balanced between risk and reward, do not promote unnecessary risk-taking, motivate our employees to take actions that always consider the best interests of our clients and are fiscally responsible in supporting our financial plan. Additionally, at the conclusion of each fiscal year, the committee approves all awards, under all plans, including awards to all equity recipients, to ensure that the awards are consistent with our risk appetite statement and do not incent unnecessary risk-taking.

Independent Plan Reviews: Annually, our Chief Risk Officer conducts a review of all compensation plans to identify any plan features that could lead an employee to take unnecessary and excessive risks that could pose a threat to our financial performance. The Chief Risk Officer conducts a business unit review and a review of employee incentive plans and executive incentive plans, including company-wide plans. This

2022 Proxy Statement 83

Compensation Committee Report

review considers design features including: pay profiles, performance metrics, performance goals, payout curves, equity incentives, stock ownership requirements and our recoupment policy. Upon completion of the review, the Chief Risk Officer provides a report to the Management Compensation Committee, the Risk Management Committee and the Compensation Committee.

Additionally, our Internal Audit Department conducts an annual review of risks associated with activities existing in all lines of business, including compensation-related risks. Based on such review, the Audit Department determines whether an activity has a low, medium or high risk. That determination provides the audit team a framework from which to set its annual plan and audit an activity at an appropriate corresponding interval. Currently, the Audit Department conducts a review of incentive compensation practices at least every two years. The audit team also reviews our qualified and non-qualified plans with a risk-based approach that includes reviewing governance, payment and processing against plan design and regulatory requirements.

Compensation Committee: Our compensation philosophy supports and reflects FNB’s risk appetite and risk management culture. Our Compensation Committee, in consultation with an experienced and independent executive compensation advisor, monitors and evaluates our compensation practices from a risk management perspective to ensure that such compensation and incentive practices do not encourage undue risk-taking and are consistent with the Company’s risk appetite. Our risk policies and procedures guide our management’s decisions, including how we pay employees. By setting and communicating our risk appetite in advance, we seek to manage and control the risks that employees can take or effectively influence, consistent with their roles and responsibilities to serve our clients. Based on the above, including the report of our Chief Risk Officer, we believe that our compensation policies and procedures do not encourage unnecessary or excessive risk-taking and the level of risk resulting from our compensation policies and procedures is not reasonably likely to have a material adverse effect on us.

84 F.N.B. Corporation

Compensation Committee Report

2021 Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2021. Mr. Delie is not included as his compensation as a director is disclosed in the 2021 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	TOTAL ($)

Pamela A. Bena	85,000	79,995	0	164,995

William B. Campbell	130,000	79,995	0	209,995

James D. Chiafullo	87,500	79,995	0	167,495

Mary Jo Dively	95,000	79,995	0	174,995

Robert A. Hormell	77,500	79,995	0	157,495

David J. Malone	95,000	79,995	0	174,995

Frank C. Mencini	117,500	79,995	0	197,495

David L. Motley	90,000	79,995	0	169,995

Heidi A. Nicholas	107,500	79,995	0	187,495

John S. Stanik	80,000	79,995	0	159,995

William J. Strimbu	110,000	79,995	0	189,995

(1)	This column includes the annual retainer, as well as additional retainers for the Independent Lead Director of the Board and the chairs of committees, for 2021.

(2)

Annually each director, including Mr. Delie, is awarded shares of our common stock. Awards granted were valued at $75,000 rounded down to the nearest whole share at a price determined in accordance with the FNB Incentive Plan. The shares were issued on May 11, 2021, after our Annual Meeting, with a fair market value of $13.44 per share. Additionally, each director, including Mr. Delie, who completes a relevant educational program during the preceding calendar year is awarded $5,000 of our common stock, rounded down to the nearest whole share at a price determined in accordance with the FNB Incentive Plan. These shares were issued on May 11, 2021, after our Annual Meeting, with a fair market value of $13.44 per share. See Annual Grant of Stock Awards for stock awards to directors that remained outstanding at December 31, 2021.

(3)

The valuation of all perquisites is at our actual cost. SEC rules require disclosure of the perquisites to any one director unless the amount of perquisites is less than $10,000 in the aggregate. There were no perquisites required to be disclosed for 2021.

Annual Board/Committee Retainer Fees

We pay our annual fees and fees for committee meetings to our directors on a retainer basis. We annualize the fees and pay them monthly. The current annual Board and committee fees are as follows:

	Member Fee ($)	Chairman Fee ($)

Board(1)	60,000	55,000

Audit Committee(2)	15,000	32,500

Compensation Committee(2)	10,000	20,000

Credit Risk and CRA Committee(2)	10,000	25,000

Executive Committee(2)	7,500	10,000

Nominating and Corporate Governance Committee(2)	7,500	17,500

Risk Committee(2)	10,000	25,000

(1)	The Independent Lead Director is entitled to an additional fee of $55,000 per year.

(2)	Committee chairs do not receive a member fee in addition to the chairman’s fee.

For information regarding the number of full Board and committee meetings held during 2021, see Board Committees under Corporate Governance. We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the 2021 Director Compensation table.

2022 Proxy Statement 85

Compensation Committee Report

Annual Grant of Stock Awards

We awarded each director shares of stock under the FNB Incentive Plan as detailed in the 2021 Director Compensation table above. The stock awarded vested immediately without any restrictions. There were no outstanding director equity incentive awards as of December  31, 2021.

Director Stock Ownership Requirement

Our Board believes that each director’s equity ownership in the Corporation should be aligned with the Corporation’s shareholders. Accordingly, our Corporate Governance Guidelines require each of our directors to have beneficial ownership of the lesser of 40,000 shares of Corporation common stock (or common stock equivalent) or $400,000 in value of the Corporation’s common stock (or common stock equivalent). The Corporation’s director stock ownership requirement is progressively phased in over a six-year period. As of December 31, 2021, each FNB director is in compliance with the stock ownership requirement.

86 F.N.B. Corporation

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

PROPOSAL 2. APPROVAL AND ADOPTION OF THE F.N.B. CORPORATION 2022 INCENTIVE COMPENSATION PLAN

We are asking shareholders to approve the proposed F.N.B. Corporation 2022 Incentive Compensation Plan (the 2022 Plan). The Board adopted the new 2022 Plan on February 23, 2022, subject to FNB shareholder approval. The 2022 Plan authorizes equity and cash awards to members of our Board, and the officers and employees of FNB, FNBPA and their subsidiaries and affiliates. We believe that short- and long-term equity and cash incentive awards are critical to attracting and retaining the most talented employees in our industry. Shareholder approval of the proposed 2022 Plan will allow us to continue to provide these important incentives.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE F.N.B. CORPORATION 2022 INCENTIVE COMPENSATION PLAN

The Board is submitting to the shareholders for approval and adoption at the Annual Meeting the 2022 Plan. The long-term incentive awards that we granted in 2021 and, most recently, in February 2022 were made under our prior Incentive Compensation Plan. If the 2022 Plan is approved by our shareholders at our 2022 Annual Meeting, no new awards will be granted under our prior Incentive Compensation Plan. Grants previously made under our prior Incentive Compensation Plan will remain in effect in accordance with their terms and the terms of the Incentive Compensation Plan.

On February 23, 2022, the Board adopted the new 2022 Plan, effective as of the date that the 2022 Plan is approved by the Company’s shareholders. The 2022 Plan enables the Company to make stock-based and non-stock awards to its eligible employees, consultants and non-employee directors. The 2022 Plan provides for the grant of (i) incentive stock options; (ii) non-qualified stock options; (iii) performance units; (iv) restricted stock; (v) restricted stock units; (vi) stock appreciation rights; (vii) other cash or equity-based awards; or (viii) any combination of the foregoing. The purpose of the 2022 Plan is to encourage award recipients to increase their efforts to make the Company and each of its affiliates more successful, to provide an additional inducement for such individuals to remain with the Company or an affiliate, to reward such individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Company and its affiliates may attract the highest quality individuals to enter employment or engagement with the Company or its affiliates.

The following discussion of the principal features of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan as set forth in Annex B attached hereto. The 2022 Plan will become effective only if it is approved by the Company’s shareholders at our 2022 Annual Meeting. As of the March 4, 2022 record date (for purposes of this Proposal, referred to as the “Record Date”), the Company’s “equity overhang,” or the percentage of outstanding shares of our stock represented by all equity awards granted and available for future grant under the Incentive Compensation Plan and all prior plans, was 1.96% (not taking into account the additional shares proposed to be added under the 2022 Plan). Equity overhang is calculated as all shares issuable upon exercise of outstanding stock options and stock appreciation rights and vesting of outstanding restricted stock, restricted stock units and other awards, plus all shares available for future grant under all plans, divided by (a) the number of shares of our stock outstanding plus (b) the number of shares in the numerator. The only outstanding awards under the prior Incentive Compensation Plan are restricted stock and restricted stock units.

Our equity overhang has been calculated on the basis that all shares available for future grant are in the form of restricted stock and restricted stock units, as the Compensation Committee has issued only restricted stock and restricted stock units under the Incentive Compensation Plan since 2008, although the Compensation Committee may issue other types of awards under the 2022 Plan. If the 2022 Plan is approved by our shareholders at the Annual Meeting,

2022 Proxy Statement 87

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

the equity overhang represented by all equity awards granted and available for future grant under all plans would be approximately 3.57% as of the Record Date.

Another measurement that may be considered meaningful by some shareholders in connection with a proposal to increase the number of shares available for issuance under the 2022 Plan is the “burn rate.” The burn rate is calculated as all stock awards granted in a fiscal year, divided by the number of shares of our stock outstanding at the end of that fiscal year. Our burn rate for 2021 was 0.37%, for 2020 was 0.67% and for 2019 was 0.38%. The proposed 2022 Plan is expected to provide us with approximately enough shares for up to four years, with such timing dependent on a variety of factors, including, but not limited to, the price of our shares, frequency of share awards, dividend accruals, and additional employees eligible to participate in our incentive award program during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future number of employees who will be eligible for stock awards with any degree of certainty, and the share reserve under the 2022 Plan could last for a shorter or longer time.

The following is a description of the 2022 Plan as adopted by the Board, subject to the approval by shareholders at the Annual Meeting.

Plan Summary

Shares Subject to the 2022 Plan. The maximum aggregate number of shares of the Company’s common stock for which awards may be issued under the 2022 Plan is limited to the sum of (i) 6,000,000 shares; (ii) any shares previously authorized and approved for issuance, but not awarded, under the Incentive Compensation Plan (as of March 4, 2022, 2,234,686 shares were available subject to the counting, substitution and adjustment provisions of the prior Incentive Compensation Plan); and (iii) any shares of stock subject to an award under the 2022 Plan or any prior plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of stock to the participant, in each case subject to the adjustment provisions of the 2022 Plan. The shares may be, at the election of the Board, authorized but unissued shares, repurchased shares or partly each.

Shares of stock tendered by participants as full or partial payment of the option price upon exercise of options granted under the 2022 Plan will not again be available for issuance under the 2022 Plan. The aggregate number of any stock-settled stock appreciation rights that are exercised shall be deemed issued under the 2022 Plan and shall not again be available for issuance. If any options are exercised through a reduction of shares subject to the award (i.e., “net exercised”), the aggregate number of shares subject to such option will be deemed issued under the 2022 Plan and will not again be available for issuance. Any shares of stock that are withheld or remitted to satisfy a participant’s tax withholding obligations will be deemed issued under the 2022 Plan and will not again be available for issuance.

Under the 2022 Plan,

•	No more than 500,000 shares are available for awards of incentive stock options under the 2022 Plan, as adjusted for any Company recapitalization, reorganization, stock dividend or similar event.

•

No more than a number of shares having a fair value on the grant date that does not exceed $500,000 may be granted in any calendar year to any participant who is a non-employee director, when aggregated with cash compensation payable to the participant for that year.

•

The number of shares subject to any award under the 2022 Plan, or reserved for awards to be granted under the 2022 Plan, will be adjusted as appropriate upon a change in the Company’s capitalization, a reorganization or similar transaction or a stock dividend. If the outstanding shares of stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company through an equity restructuring transaction that causes the per-share value underlying an award to change, a proportionate adjustment will be made to the number or kind of shares of stock or securities allocated to awards that were granted prior to the transaction.

•

Changes to outstanding option awards may not change the aggregate purchase price applicable to the unexercised portion of the option award, but with an adjustment to the option price. The Board will have the right but not the obligation to make similar adjustments to awards or option prices to compensate for the diminution in the intrinsic value of shares of stock resulting from a reciprocal transaction such as a business combination, merger or acquisition.

88 F.N.B. Corporation

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

•

The Board also retains the discretion to adjust actual or potential benefits granted under the 2022 Plan to prevent the dilution or enlargement of benefits upon the occurrence of unusual or nonrecurring events affecting the Company or its financial statements or in recognition of changes in applicable laws, regulations or accounting principles.

•

The percentage of stock that a person must acquire to trigger a “Change in Control” under the 2022 Plan is set at 20%, which is consistent with the Federal Reserve Board’s new rules pertaining to bank “control”.

•

Dividends or dividend equivalents paid on any award will be held and payable only to the extent that the award has vested and dividend equivalents may not be paid on awards of stock options or stock appreciation rights.

•

A one-year minimum vesting requirement generally applies to awards granted under the 2022 Plan, subject to an exception for awards covering up to five percent (5%) of shares available for grant under the 2022 Plan, which may vest earlier than one year from grant, and certain annual non-employee director grants that vest on the following shareholder meeting date.

Based on historic and projected usage patterns, the Company expects that, if this proposal is approved by shareholders, the shares under the 2022 Plan will be sufficient to make equity awards to participants for up to five years. The closing sales price of our stock was $12.65 per share on March 4, 2022.

Awards granted under the 2022 Plan are subject to the Company’s Recoupment Policy. The Company cannot reprice options or stock appreciation rights or exchange/cancel options or stock appreciation rights for cash or other awards with a lower exercise or grant price, without prior shareholder approval.

Administration. The 2022 Plan is administered by the Compensation Committee of the Board or such other committee or officer or officers as the Board may designate (the Committee). Each Committee member must qualify as an “independent director” within the meaning of the NYSE’s Listed Company Manual, and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. If allowed under state corporation law, regulations and stock exchange rules, the Board and the Committee also may delegate to another committee or one or more officers of the Company any or all of the responsibilities of the Committee with respect to awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 at the time any delegated authority is exercised. The Committee has the authority to interpret the terms of the 2022 Plan. Subject to the terms of the 2022 Plan, the Committee has the authority to determine the individuals to whom awards are granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Persons Eligible to Participate in the 2022 Plan. Under the 2022 Plan, awards may be granted to employees, consultants and non-employee directors of the Company or any of its affiliates who share the responsibility for the management, growth, or protection of the business of the Company or any of its affiliates or who, in the opinion of the Committee, provide services yielding significant benefits to the Company or any affiliate. As of March 4, 2022, the Company had approximately 4,067 full- and part-time employees who would be eligible for awards under the 2022 Plan. Also, as of the date of the Annual Meeting, we will have eleven (11) non-employee directors who are eligible for awards under the 2022 Plan. Only employees of the Company or its affiliates, however, are eligible to receive incentive stock options under the 2022 Plan.

Awards

Award Agreements. Each award granted under the 2022 Plan will be represented by an award agreement in a form approved by the Committee. The award agreement is subject to the 2022 Plan and will incorporate the terms and conditions required under the 2022 Plan and any terms specified by the Committee, and may consist of more than one physical or electronic document. No modification of an award or award agreement language may accelerate the vesting of an award prior to the minimum vesting period, other than upon a change in control or the death or disability, retirement or separation from service of a participant.

Minimum Vesting. No awards granted under the 2022 Plan may vest earlier than one year following the grant date, subject to an exception for awards covering up to five percent (5%) of shares available for grant under the 2022 Plan, which may vest earlier than one year from grant. Awards issued to non-employee directors will be deemed to satisfy the one-year vesting requirement if the awards vest from annual meeting to annual meeting.

2022 Proxy Statement 89

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

Performance Goals. The Committee may establish performance goals prior to the grant of an award under the 2022 Plan based on the attainment of one or any combination of the following, in each case of the Company, an affiliate, or business unit by or within which the participant is primarily employed or a combination thereof: (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income available to common shareholders’ applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) dividends; (t) dividend payout ratio; (u) ratio of operating expenses to operating revenues; (v) total shareholder return (TSR); and (w) any other metrics or factors the Committee determines, in each case, absolute or relative to peer-group comparative.

The performance goals may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations or indices.

Stock Options. Stock options awarded under the 2022 Plan may be in the form of “incentive stock options” that are intended to comply with the requirements of Section 422 of the Internal Revenue Code, as amended (the “Code”), or “non-qualified stock options.” Special rules apply with respect to the terms of incentive stock options in order to meet the Internal Revenue Code requirements applicable to that type of option. The exercise price of all options granted under the 2022 Plan must be at least equal to the fair market value per share of stock covered by the option, as determined on the award date, and may be higher, as set by the Committee. So long as the Company is publicly traded, the fair market value of its stock is deemed to be the closing price of the stock on the NYSE on the business day preceding the award date. No options granted under the 2022 Plan will include a reload feature.

Options may be exercised upon vesting or, if expressly permitted in the award agreement, prior to vesting provided that the stock received upon exercise of an unvested option will be subject to the same restrictions as an award of restricted stock. Options generally must be exercised, if at all, within one year of the date of termination of the participant’s service with the Company and within ten years of the award date (unless extension is necessary to avoid violation of applicable securities laws). The exercise price may be paid in cash, subject to the approval of the compensation committee, shares of Company stock, “cashless” exercise with or without a broker, waiver of compensation due or accrued, or any combination of the above.

Options granted under the 2022 Plan are exercisable during the lifetime of the participant only by the participant. All options granted under the 2022 Plan are generally nontransferable except to a beneficiary designated by the participant in the event of the participant’s death, by will or under the laws of descent and distribution. Award agreements for non-qualified stock options may permit transfers, subject to numerous restrictions, for the participant’s estate planning purposes. However, in no event will a participant be permitted to transfer an option to a third-party financial institution without prior shareholder approval.

Performance Units. The Committee will determine a performance period of one or more years and the performance goals for each grant of performance units. Performance periods may overlap and participants may be granted two or more performance unit awards, each with a different performance period. Performance goals may vary between participants. At the beginning of a performance period, the Committee will determine the dollar values to be paid to each participant or group of participants if the performance goals are achieved in the performance period. The payout amount may be fixed or may vary according to criteria specified by the Committee. Each performance unit is paid in cash after the end of the relevant performance period.

If a participant’s service with the Company or any of its affiliates is terminated during the performance period due to his or her death or disability, the performance units held by the participant will vest at the target level of the award.

Restricted stock and restricted stock units. Restricted stock may be granted directly or received by a participant upon exercise of an unvested stock option or stock appreciation right. Restricted stock and restricted stock units are subject to restrictions on transferability and other restrictions established by the Committee for a restriction period. The restrictions lapse after the restriction period, which extends from the date of the award to a specific date or until specified performance goals, service periods, or other

90 F.N.B. Corporation

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

criteria set by the Committee, are achieved. The Committee may provide for the lapse of restrictions in installments.

If a participant terminates service with the Company prior to the expiration of the restriction period, all shares of restricted stock generally will be forfeited and reacquired by the Company. Except as otherwise provided in an award agreement, vesting of restricted stock and restricted stock units will accelerate if a participant terminates service due to his or her death or disability.

Awards of restricted stock may earn dividend equivalents, if permitted by the Committee and specified in the award agreement. If the applicable award agreement so provides, a participant may elect to defer the delivery of restricted stock. Any deferral must comply with the provisions of Code Section 409A.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2022 Plan. The grant price of a stock appreciation right will be equal to the fair market value of a share of stock on the date of grant.

Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount equal to the number of shares of stock as to which the stock appreciation right is exercised, multiplied by any excess (or some portion of the excess as determined at the time of the grant by the Committee) of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price specified in the award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be specified in cash, Company stock or a combination of the two.

F.N.B. Corporation Recoupment Policy. All awards granted or paid under the 2022 Plan are subject to recoupment pursuant to the F.N.B. Corporation Recoupment Policy.

Change in Control

The 2022 Plan provides that, unless otherwise provided in an award agreement, in the event of a change in control (as defined in the 2022 Plan) and to the extent an award is not replaced by a replacement award (as described below):

•

each then-outstanding stock option and stock appreciation right will become fully vested and exercisable, and each other award (other than a performance-based award) will vest, be free of restrictions, and be deemed to be earned and payable; and

•

each then-outstanding performance-based award will be deemed to be earned and payable, with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Committee, through the latest date practicable preceding the date of the change in control.

A replacement award is an award that is the same type as the replaced award with a value equal to the value of the replaced award as of the date of the change in control, as determined by the Committee and if the underlying replaced award was an equity-based award, the replacement award relates to publicly traded equity securities of the Company, or the entity surviving the Company following the change in control and contains terms relating to vesting that are substantially identical to those of the replaced award and other terms and conditions are not less favorable than the terms and conditions of the replaced award.

Unless otherwise determined by the Committee and set forth in the applicable award agreement, upon termination of service by the Company other than for cause or by the awardee for Good Reason, as defined in the replacement award, within 24 months following a change in control (or, if longer, the duration of any remaining performance period for a performance-based award),

•

all replacement awards held will vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the greater of (x) the applicable target level and (y) actual performance, as determined by the Committee, through the latest date practicable preceding the termination of service) and

•

any outstanding stock option or stock appreciation right as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of its stated full term.

The Committee may provide in applicable award agreements that, in the event of a change in control, as defined in the 2022 Plan, (i) each outstanding stock

2022 Proxy Statement 91

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

option will immediately become vested and exercisable in full; (ii) the restrictions on each share of restricted stock or each restricted stock unit will lapse; and (iii) each outstanding stock appreciation right will immediately become vested and exercisable in full.

The Committee has the discretion to terminate all outstanding stock options, with each option holder’s consent or after written notice and a 20-day exercise period for option holders, upon certain change in control events. The Committee may terminate the awards in the case of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets.

To the extent necessary to avoid subjecting participants to interest and additional taxes under Code Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

Amendment and Termination of the Current Plan

The 2022 Plan will become effective on the date of the 2022 Annual Meeting, subject to the approval by shareholders at the Annual Meeting. The 2022 Plan reserves for the Board the right to alter and amend the 2022 Plan at any time and the right to revoke or terminate the 2022 Plan or to suspend the granting of awards pursuant to the 2022 Plan. However, no such action may terminate any outstanding award already granted under the 2022 Plan, unless the Company is liquidated or dissolved. Nor may any alteration or amendment of the 2022 Plan, without prior shareholder approval (i) increase the total number of shares that may be granted, issued or delivered under the 2022 Plan; (ii) make any changes in the class of eligible individuals; (iii) extend the period set forth in the 2022 Plan during which awards may be granted; (iv) increase or remove any individual limit under the 2022 Plan; (v) accelerate the vesting of an award; or (vi) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Company’s stock is traded. Furthermore, the Board cannot take action that would adversely affect the rights of the holder of an award granted under the 2022 Plan without the written consent of the award holder.

Amended Plan Benefits

Our Committee has the discretion to determine the type, terms and conditions and recipients of awards granted under the 2022 Plan. No decisions have been made on the amount and type of awards that are to be made under the 2022 Plan to participants in the future.

Accordingly, it is not possible to determine the amount of the awards that will be received by any employee, consultant, non-employee director, or independent contractor of the Company under the 2022 Plan if it is approved.

Certain Federal Income Tax Considerations

The following is a general description of the United States federal income tax consequences to participants and the Company relating to stock options, performance units, restricted stock, restricted stock units, stock appreciation rights and other awards that may be granted under the 2022 Plan. The 2022 Plan is not qualified under Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the 2022 Plan. This description is intended for use by our shareholders in determining how to vote at our Annual Meeting and not as tax advice to persons who receive awards under the 2022 Plan.

Non-Qualified Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. Except as described in “Other Tax Matters”, below, the Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or

92 F.N.B. Corporation

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income, and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and, except as described in “Other Tax Matters” below, the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Performance Units. Performance units generally are subject to tax at the time of payment. Except as described in “Other Tax Matters”, below, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Restricted Stock. Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). Except as described in “Other Tax Matters”, below, the Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock units. Restricted stock units generally are subject to tax at the time of payment, and, except as described in “Other Tax Matters”, below, the Company generally will be entitled to a corresponding deduction when the participant recognizes income.

Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. Except as described in “Other Tax Matters”, below, the Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

Other Tax Matters. The exercise by a participant of a stock option or stock appreciation right, the lapse of restrictions on restricted stock or restricted stock units or the achievement or fulfillment of performance units following the occurrence of a Change in Control, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the participant on certain payments of the Company’s stock or cash resulting from such exercise or deemed achievement or fulfillment of performance awards or, in the case of restricted stock or restricted stock units on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of awards under the 2022 Plan, if, the employee is the Chief Executive Officer or Chief Financial Officer of the Company (or acts in such capacity) or is another “covered

2022 Proxy Statement 93

Proposal 2. Approval and Adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan

employee” as defined under the Code or was such an employee beginning in any year after 2017, if the total compensation paid to such employee exceeds $1,000,000.

Compliance with Section Code 409A. To the extent applicable, it is intended that the 2022 Plan and any grants made under the 2022 Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the 2022 Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A.

If any provision of the 2022 Plan or an award agreement needs to be revised to satisfy the requirements of Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Section 409A, while attempting to maintain the same economic results as were intended under the 2022 Plan and award agreement. The right to any dividends or dividend equivalents declared and paid on the number of shares underlying a stock option or stock appreciation right may not be contingent, directly or indirectly, upon the exercise of the stock option or stock appreciation right. Further, to the extent necessary to avoid subjecting participants to interest and additional taxes under Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied. Any reference to Section 409A includes any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the Internal Revenue Service.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	4,680,786	(1)	n/a	4,125,588	(2)

Equity compensation plans not approved by security holders	167,327	(3)	8.83	n/a

(1)	Restricted common stock awards subject to forfeiture. The shares of restricted stock vest over periods ranging from three to five years from the award date.

(2)	Represents shares of common stock registered with the SEC which are eligible for issuance pursuant to stock option or restricted stock awards granted under various plans.

(3)	Represents the securities to be issued upon exercise of stock options that the Company assumed in various acquisitions. The Company does not intend to grant any new awards under these plans.

94 F.N.B. Corporation

Proposal 3. Advisory Resolution on Executive Compensation

PROPOSAL 3. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for our NEOs as reported in this Proxy Statement.

In response to the 60.39% “FOR” vote resulting from the 2021 Proxy Statement, the Compensation Committee engaged in a significant shareholder outreach program to gather feedback from shareholders and proxy advisory firms. Themes coming out of these shareholder discussions included expanding our disclosures to provide more transparency to the Compensation Committee’s decision-making process and a request to modify our change in control trigger structure (please see Say-on-Pay Support and Shareholder Engagement in the CD&A for additional information).

The structural elements detailed in the 2021 Proxy Statement were identical to the structure detailed in the 2020 Proxy Statement that resulted in a 92% “FOR” vote. With five of the six metrics utilized in the STI and LTI programs being peer based and the sixth metric resulting from a robust target-setting process driven by our Board, there were no structural changes made for the 2022 program other than adopting double-trigger change in control provisions in our 2022 award agreements, replacing our prior single-trigger structure, as this was in direct response to feedback received from our shareholder engagement program. The overall goal of our compensation program is to maintain a strong link between pay and performance by placing more weight on performance-based incentives, as the majority of our NEOs’ target pay is variable.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF AN ADVISORY SAY-ON-PAY RESOLUTION.

Lastly, to fully understand the favorable impact that FNB’s long-term strategic plan has had for shareholders, we provided additional disclosure in a new section titled Shareholder Return Relative to Banks Following Similar Growth Journey. Since the global financial crisis in 2009, FNB has grown from $9 billion in assets to its current size of $42 billion as of January 22, 2022, through the transformation of its footprint into attractive, dynamic, faster-growing and geographically diverse markets. Coupled with a long-term revenue diversification strategy, a broad-based expense optimization strategy, and a disciplined and consistent credit culture, FNB has outperformed its peers and other financial institutions who have experienced similar growth since the global financial crisis, with a total shareholder return of 213%, exceeding other peers that have engaged in acquisitions and current 2021 peers.

In the CD&A, we describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Please read it in conjunction with the 2021 Summary Compensation Table and related compensation tables and narrative that provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures as set forth in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to our success.

2022 Proxy Statement 95

Proposal 3. Advisory Resolution on Executive Compensation

Why You Should Approve Our Executive Compensation Program

Our compensation philosophy is designed to attract and retain executive talent and emphasizes pay for performance, primarily through the creation of shareholder value. Our compensation program includes base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits and perquisites.

We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy, in achieving our goals, and are strongly aligned with long-term shareholder interests and worthy of continued shareholder support.

We believe the shareholders should consider the following information in determining whether to approve this proposal:

The Compensation Program is Highly Aligned with Shareholder Value

A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of shareholder value, because a significant portion of the direct and total compensation is in the form of incentive compensation, including annual incentive compensation and a significant long-term incentive award. Our long-term awards are in the form of RSUs and divided into a time-vested portion and a performance portion. The performance portion for our most recent awards, which is 60% of the overall award, only vests at the conclusion of three years if all performance measures are met. We believe these long-term awards motivate our executives to achieve long-term performance and reward them for success. Furthermore, we do not award stock options, and only the Compensation Committee may approve equity grants.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices. The Compensation Committee strives to meet best practices with respect to executive compensation including the following:

What We Do	What We Do Not Do

Primarily use peer-based metrics in our incentive plans.	Tax gross-up payments for executive perquisites nor approve any employment contracts that contain a tax gross-up.

Target base compensation to be competitive with peers and structure our compensation plans to increase compensation when our performance under various measures, including TSR, is better than peers.	Provide for a single trigger acceleration in our equity award agreements beginning in 2022 or in our proposed Equity Incentive Plan.

Create a short-term incentive plan that contains maximum limits.	Make severance payments for “cause” terminations or resignations other than for good reason.

Only allow the Compensation Committee to authorize equity grants.	Provide extraordinary relocation benefits.

Earned dividend equivalents on unvested RSUs are not paid until vesting.	Grant stock options or allow the re-pricing or exchange of stock options.

Stock ownership guidelines are in place for our executive officers and directors.

Conduct an annual robust risk assessment of each of our compensation programs, including the executive annual incentive program and long-term incentive program.

Maintain a compensation recoupment or “clawback” policy.

Maintain a prohibition on executive officers and directors engaging in hedging transactions using Company common stock or common stock equivalents.

96 F.N.B. Corporation

Proposal 3. Advisory Resolution on Executive Compensation

Our Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus:

•	We encourage our executives to maintain a long-term focus by using a three-year performance period and vesting schedule for long-term Performance-Based Awards.

•	Our LTI plan is based upon performance metrics, ROATCE*, ICG growth* and TSR.

•	We have stock ownership requirements for executive officers and directors so our executive officers and directors have a meaningful personal stake in our long-term success.

Our Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee engages an independent compensation consultant to provide advice on compensation trends and market information to assist the Compensation Committee in designing our compensation programs and making compensation decisions.

The Compensation Committee directly engaged an independent compensation consultant that reported directly to the Compensation Committee and had no prior relationship with our CEO or any other NEO. Our directors are elected annually and meet without management present as a Compensation Committee and Board when necessary. The Compensation Committee maintains a charter and reviews its provisions annually. All committee charters and our Code of Conduct are posted on our website (see https://www.fnb-online.com/governance).

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for NEOs, as reported in this Proxy Statement.

We submitted an advisory resolution to approve 2020 executive compensation to our shareholders at our 2021 Annual Meeting. Shareholders owning approximately 60.39% of the shares for which votes were cast regarding the advisory resolution on executive compensation approved the compensation of our NEOs as stated in our 2021 Proxy Statement.

Following the last shareholder vote on executive compensation, the Committee considered the results of the advisory vote in determining compensation policies and decisions. The advisory vote reaffirms our pay-for-performance philosophy, and the Committee will continue to use this philosophy and past practices in determining future compensation decisions.

We are asking shareholders to approve the following advisory resolution at the 2022 Annual Meeting:

“RESOLVED, that the shareholders of F.N.B. Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers listed in the 2021 Summary Compensation Table included in the Proxy Statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement under the Section entitled Executive Compensation and Other Proxy Disclosure, including the Compensation Discussion and Analysis, the compensation tables and other narrative and other executive compensation disclosures set forth under that section.”

This advisory vote on the compensation of our NEOs, commonly referred to as a “Say-on-Pay” vote, gives shareholders another mechanism to convey their views about our compensation programs and policies. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. The Board has determined to provide shareholders with an annual advisory vote on executive compensation at each Annual Meeting of Shareholders. Accordingly, the next annual advisory vote on executive compensation will be provided at our Annual Meeting of Shareholders in 2023.

2022 Proxy Statement 97

Proposal 4. Ratification of the Appointment of Ernst & Young LLP as FNB’s Independent Registered Public Accounting Firm for 2022

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS FNB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2022, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2023.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2021. We expect that a representative of Ernst & Young LLP will attend our Annual Meeting, be available to respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under Audit and Non-Audit Fees describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2020 and 2021.

98 F.N.B. Corporation

Audit Committee Report

AUDIT COMMITTEE REPORT

To Our Shareholders:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including Ernst & Young LLP’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Audit Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2021 Form 10-K, for filing with the SEC.

Respectfully submitted,

Frank C. Mencini, Chair

Pamela A. Bena

Mary Jo Dively

David J. Malone

Heidi A. Nicholas

2022 Proxy Statement 99

Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2021, and 2020. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees and out-of-pocket expenses billed by Ernst & Young LLP for professional services during 2021 and 2020 were as follows:

	Audit	Audit-Related	Tax	All Other
2021	$2,057,600	$83,200	$493,754	$2,465
2020	$2,187,985	$85,000	$432,397	$3,600

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s Reports on Forms 10-Q and other SEC filings, services provided in connection with statutory/subsidiary audits and regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to Service and Organizations Controls (SOC) report and custody exam work.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advisory services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services and when such pre-approval would not impair the independence of the independent registered public accounting firms.

100 F.N.B. Corporation

About Our Annual Meeting

About Our Annual Meeting

GENERAL

When and where is our Annual Meeting?

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Time, on Tuesday, May 10, 2022. This year’s Annual Meeting of Shareholders will be held in a virtual format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNB2022.

Why is FNB holding its Annual Meeting virtually?

The Board believes that, due to the ongoing COVID-19 pandemic, holding the Annual Meeting in a virtual format permits us to protect the health and well-being of our shareholders, employees, partners and communities. The Board intends that the virtual meeting format provide shareholders with a level of transparency as close as possible to the traditional in-person meeting format and will take the following steps to create such an experience:

•	Providing shareholders with the ability to submit appropriate questions in advance of the meeting to allow thoughtful responses from management and the Board;

•	Providing shareholders with the ability to submit appropriate questions in real-time via the meeting website;

•	Answering as many questions as possible submitted in accordance with the meeting rules of conduct in the time allotted for the meeting;

•	Publishing a replay of virtual meeting on our website promptly following the conclusion of the meeting; and

•	Offering separate engagement opportunities with shareholders after the meeting on appropriate matters of governance or other relevant topics.

How can I ask questions pertinent to meeting matters?

Shareholders may submit questions either before the meeting or during a portion of the meeting. If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FNB2022 using the 16-digit control number and follow the instructions to submit a question.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 4, 2022 (the record date), or their duly appointed proxies, may virtually attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote in advance of the meeting by any of the applicable methods described in the response to the question, “How do I vote?” so that your vote will be counted at our Annual Meeting if you later are unable attend.

What are the requirements for admittance to the Annual Meeting?

You are only entitled to attend the virtual Annual Meeting if you were a shareholder of record as of the record date for the meeting or you hold a valid proxy for the meeting. While it is not necessary for you to attend the meeting in order to vote your shares, you may attend the virtual meeting and submit a question during the meeting by visiting the website listed above and using your 16-digit control number included on your proxy card, notice of internet availability of proxy materials or voting instructions. Once admitted, you may submit questions, vote, or view our list of shareholders during the Annual Meeting by following the instructions that will be available on the meeting website. Shareholders should refer to the Rules of Conduct and Procedures that will be posted on the meeting website

During the meeting, you will participate in an audio webcast as a “listen only” participant. Shareholders may submit written questions either in advance of or while participating in the meeting, using the virtual meeting website. The meeting will start at 8:30 A.M., Eastern Time, on Tuesday May 10, 2022. We encourage you to access the meeting website prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check in or meeting time, please contact the technical support number that will be posted on the website log-in page. We will follow established meeting rules and procedures which afford the same treatment to all participating shareholders. Additionally, we will use software that verifies the identity of each participating shareholder and ensures that they are granted the same access rights as they would have at an in-person meeting.

2022 Proxy Statement 101

About Our Annual Meeting

What is a proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxy holders” (or “proxies” for short) and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card.

Why are you soliciting a proxy from me?

Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the Annual Meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may also use the Internet to solicit proxies. FNB officers or employees may solicit proxies but will not receive any special compensation for doing so. We have engaged the firm of Laurel Hill Advisory Group, LLC to assist us with soliciting proxies.

What is included in our proxy materials?

Our proxy materials, which are available on our website (see Resources—Proxy Materials), include:

(i)	Our Notice of 2022 Annual Meeting of Shareholders;

(ii)	Our 2022 Proxy Statement; and

(iii)	Our 2021 Annual Report and 2021 Form 10-K.

If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see Information about Paper and Electronic Delivery of Proxy Materials below.

What will our shareholders vote on at our Annual Meeting?

Our shareholders will vote on each of the following proposals which our Board recommends you vote “FOR,” at our Annual Meeting:

•	Proposal 1. Election of the 11 nominees for directors named in this Proxy Statement, each to serve for a term of one year and until the election of their successors;

•	Proposal 2. Approve and adopt the F.N.B. Corporation 2022 Incentive Compensation Plan;

•	Proposal 3. Adoption of an advisory resolution to approve the 2021 compensation of our named executive officers;
•	Proposal 4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and

•

Any other business that may come before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws (described in the Shareholder Proposals discussion in this Proxy Statement).

VOTING AT THE ANNUAL MEETING

Who can vote at our Annual Meeting?

Our Board has set March 4, 2022, as the record date for our Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment of our Annual Meeting.

What constitutes a quorum in order to conduct the Annual Meeting?

On our March 4, 2022, record date, we had 351,231,780 shares of our common stock outstanding, which are eligible to be voted. Under Pennsylvania law, we must have a quorum before we can consider proposals at our Annual Meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders virtually, as well as the number of shares represented by proxies. If you return a signed and dated proxy card, vote by Internet, vote by our QR Code feature, vote by telephone or vote virtually in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Although a quorum may be achieved, not all proposals will be subject to the same voting or approval requirement. We discuss the vote required to approve each proposal below.

Shareholders who hold their shares in an account at a bank or brokerage firm (street name) may need to take additional precautions to ensure that their vote counts.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record: If your shares of FNB common stock are registered directly in your name with our transfer agent, Broadridge Financial Solutions (Broadridge), you are considered a “shareholder of record” of those shares.

102 F.N.B. Corporation

About Our Annual Meeting

Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the organization holding your shares and, as a beneficial owner, you have the right to direct the organization as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.

How do I vote?

You can vote by proxy whether or not you attend our Annual Meeting virtually. When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our common stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting even if you do not attend the Annual Meeting virtually. If your shares are held in street name, you will receive a separate card from your bank or brokerage firm with instructions about the manner in which you may vote your shares.

If you hold your shares directly, to vote by proxy you must do one of the following:

Vote by mail.* Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the U.S.) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote during the virtual Annual Meeting. If you are a registered shareholder and attend our virtual Annual Meeting, to be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/FNB2022, you must enter the 16-digit control number found next to the label “Control Number” on your notice of internet availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. Even if you returned a proxy to us before our virtual Annual Meeting, you may revoke it and vote during the virtual Annual Meeting.

Vote by Internet* at www.proxyvote.com. Instructions are provided on your proxy card. If you vote by Internet, you should not return your proxy card.

Vote by QR Code* by scanning the QR Code on your proxy card with your mobile device. If you vote by QR Code, you should not return your proxy card.

Vote by telephone* at 1-800-690-6903. Instructions are provided on your proxy card. If you vote by telephone, you should not return your proxy card.

*Proxies voted by mail, by Internet, by QR Code or by telephone must be received by 11:59 PM EDT, on May 9, 2022, in order to be counted in the vote.

If you hold your FNB shares in an account at a bank or brokerage firm, and you want to vote virtually at our Annual Meeting, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your FNB stock. If your FNB stock is registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by Internet, by the QR Code on your proxy card and/or notice card, or by telephone. Many banks and brokerage firms participate in programs such as the Broadridge online program. These programs provide eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote by the Internet, by QR Code or by telephone. If your bank or brokerage firm is participating in one of these programs, your proxy card will contain instructions for voting by Internet, by QR Code or by telephone. If your proxy card does not reference Internet, QR Code or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage-paid envelope.

How will my shares be voted if I do not give specific voting instructions?

If you sign, date and return your proxy card, but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors, and this vote will count as a vote cast.

Can I change my vote after I voted?

You may revoke your proxy and change your vote at any time before it is voted at our Annual Meeting. You may change your vote by delivering a written notice of revocation to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, PA 15212, by signing and returning a new proxy card with a later date, by voting by the Internet, by scanning the QR Code on your proxy card with your mobile device at a later date, by telephone, or by attending the virtual Annual Meeting and voting online. Only your latest instruction will be counted; however, your attendance at our virtual Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be

2022 Proxy Statement 103

About Our Annual Meeting

revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212.

If my shares are held in “street name,” which proposals are considered “routine” or “non-routine” in connection with broker discretionary voting of my shares?

Please ensure that you instruct your bank or brokerage firm how to vote your shares. Under NYSE rules applicable to brokers, your broker has discretionary authority to vote your shares without receiving your instructions on “routine” matters. The only routine matter before our Annual Meeting will be the ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2022. All of the other proposals that will be considered at our Annual Meeting are “non-routine” matters. Your bank or brokerage firm does not have discretionary authority to vote on a non-routine matter unless you provide them with your voting instructions. The inability of your bank or brokerage firm to vote on a matter absent direction from you (while using its discretionary authority to vote on routine matters) is known as a “broker non-vote” on the non-routine matter. Therefore, in order to have your vote counted, please ensure that you instruct your bank or brokerage firm how to vote your shares with respect to the election of our directors, the approval and adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan, the advisory resolution to approve the 2021 compensation of our named executive officers and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

If I am a participant in the 401(k) Savings Plan, how do I vote the shares held in the plan?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (401(k) Plan), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing T. Rowe Price, the trustee of our 401(k) Plan, pursuant to the voting instruction card being mailed with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed voting instruction card, provided that the trustee receives it by 3:00 AM, Eastern Time, on Friday, May 6, 2022.

In the case of the 401(k) Plan, if you do not return your voting instruction card, the shares credited to your plan account will be voted by the trustee in the same proportion that it votes the shares for which it timely received voting instruction cards.

You may also revoke a previously given proxy card until 3:00 AM, Eastern Time, on Friday, May 6, 2022, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card or Internet vote, telephone vote or scanned QR code vote having a later date.

What is the voting requirement to approve each of the proposals?

In general, for a proposal to be approved, it requires a majority of the votes “cast” on the matter. Votes “cast” are votes “for” or “against” the proposal. If you abstain from voting, it will not count as a vote “cast.” Please see the summaries below for more specific information about how proposals are approved and how abstentions will be counted with respect to each proposal. With respect to Proposals 2, 3 and 4, if you desire to abstain, you must check the “Abstain” box on your proxy card or select the appropriate option when voting by the Internet, by QR Code or by telephone.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide that in the circumstance of an uncontested director election, which is the case for this year’s director election, our directors are elected by a majority of the votes cast in person or by proxy at our Annual Meeting. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. To receive a majority of votes cast means that the shares voted for a director’s election exceed the number of votes withheld. Our bylaws provide that any incumbent director who does not receive a majority of votes cast will promptly tender his or her resignation to the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board shall determine whether to accept the resignation. If there is a contested election (which is not the case in 2022), directors are elected by a plurality of votes cast at the meeting.

PROPOSAL 2: APPROVAL AND ADOPTION OF THE F.N.B. CORPORATION 2022 INCENTIVE COMPENSATION PLAN

A majority of the votes cast will be required to approve and adopt the F.N.B. Corporation 2022 Incentive Compensation Plan. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below).

PROPOSAL 3. SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION

A majority of the votes cast will be required to approve the advisory vote on 2021 executive compensation. Because your vote is advisory, it will not be binding on

104 F.N.B. Corporation

About Our Annual Meeting

the Board or the Corporation. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below).

PROPOSAL 4. RATIFICATION OF AUDITOR

A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2022. This matter is considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients.

OTHER MATTERS REGARDING THE CONDUCT OF THE ANNUAL MEETING

Impact of Broker Non-Votes or Abstentions

With respect to Proposals 1, 2, 3 and 4, any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results of the voting on these proposals.

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Could other matters be decided at the 2022 Annual Meeting?

We do not know of any matters that will be considered at the Annual Meeting other than those described above. If a shareholder proposal that was properly excluded from this Proxy Statement or is otherwise not properly presented at the meeting is nevertheless brought before the meeting, the Chairman will declare such a proposal out of order, and it will be disregarded. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who counts the votes cast at our annual meeting?

Judges of Election, who will be FNB employees approved by the FNB Board of Directors, will tabulate the votes cast at our Annual Meeting, and Broadridge will act as the independent inspector of election.

Where can I find the voting results of our Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results, and we will include the final voting results in a Form 8-K, which we will file with the SEC by May 13, 2022.

Who is paying the costs of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Laurel Hill Advisory Group, LLC to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such service is $8,000 including out-of-pocket expenses. Laurel Hill Advisory Group, LLC may be contacted at 888-742-1305.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners.

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them.

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

INFORMATION ABOUT PAPER AND ELECTRONIC DELIVERY OF PROXY MATERIALS

How do I sign up for electronic delivery of proxy materials?

This Proxy Statement, our 2021 Annual Report and 2021 Form 10-K are available on our website (see Resources — Proxy Materials). We encourage our shareholders to voluntarily elect to receive future proxy materials electronically. If you would like to help reduce the environmental impact of our Annual Meetings and our costs of printing and mailing future materials, you can agree to access these documents

2022 Proxy Statement 105

About Our Annual Meeting

over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold in street name at www.proxyvote.com. You may also scan the QR code on your proxy card to vote using your mobile device, sign up for e-delivery and download the Annual Meeting materials.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. At your request, we will “household” your proxy materials (i.e., only one Annual Report and one Proxy Statement will be delivered to your address); however, a separate proxy card will be delivered for each account. On the proxy card, there will be a householding election where you will indicate if you consent to receive your proxy materials in a single package per household. Please refer to the section titled, Householding of Proxy Materials at the end of this Proxy Statement.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this Proxy Statement or proxy card, you may contact our Corporate Secretary at (888) 981-6000 and ask to be connected to extension 9833435.

106 F.N.B. Corporation

Shareholder Proposals and Nominations for the 2023 Annual Meeting

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING

SEC Rule 14a-8

If you are a shareholder who would like us to include your proposal in our notice of the 2023 Annual Meeting and related proxy materials, you must follow SEC Rule 14a-8 under the Securities Exchange Act of 1934. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices at One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, no later than November 25, 2022. If you do not follow SEC Rule 14a-8, we will not consider your proposal for inclusion in next year’s Proxy Statement.

Advance Notice Requirements Under Our Bylaws

Pursuant to Article I, Section 1.11 of our bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an Annual Meeting, or to propose any business to be considered at an Annual Meeting, must deliver advance notice of such nomination or business to our Corporate Secretary. The notice must be delivered in person, by first-class U.S. mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212 during the period commencing at the close of business on November 25, 2022, and ending at the close of business on December 26, 2022. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the Annual Meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our bylaws for a director nomination or other business. The notice must contain certain information about the proposal or nominee, as applicable, which is generally equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders, as well as certain information about the shareholder who is making the proposal or nomination. Nominees also will be required to submit a completed and signed questionnaire. The questionnaire will be provided by our Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors regarding their background, experience and independence.

Only shareholder proposals and nominations submitted in accordance with the Company bylaw provisions will be eligible for presentation at our 2023 Annual Meeting, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2023 Annual Meeting. The Board Chairman is authorized to determine whether a nomination or proposal was made in accordance with our bylaws and to declare that a defective nomination or proposal be disregarded.

2022 Proxy Statement 107

Other Matters

OTHER MATTERS

As of March 4, 2022, our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described above. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We, and some brokers who household proxy materials, may deliver a single copy of these proxy materials to multiple shareholders who share the same address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to: Shareholder Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, or by calling our Transfer Agent representative at 844-877-8750. Upon written or oral request to us or our Transfer Agent representative, a separate copy of our proxy materials will promptly be sent to you.

Electronic Delivery of Proxy Materials

You can also access our 2022 Proxy Statement, 2021 Annual Report and 2021 Form 10-K Report at www.proxyvote.com.

For our 2022 Annual Meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically by the Internet. If you hold your shares in your own name (instead of street name through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone at 800-690-6903, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at www.proxyvote.com which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials are available for review by the Internet, as well as the instructions for voting electronically by the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania

15212. If you hold your shares in street name through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically by the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

March 25, 2022

108 F.N.B. Corporation

Resources

RESOURCES

Proxy Materials

Document	Website

2022 Proxy Statement	https://fnb-online.com/2022proxystatement

2021 Annual Report	https://www.fnb-online.com/2021annualreport

2021 Form 10-K	https://www.fnb-online.com/2021form10k

2021 Corporate Responsibility Report	https://www.fnb-online.com/2021corporateresponsibilityreport

Company Information

Document	Website

Company Website	https://www.fnb-online.com

Company Profile	https://www.fnb-online.com/about-us/corporate-information/corporate-overview

Our Leadership	https://www.fnb-online.com/about-us/corporate-information/leadership-team

Press Releases	https://www.fnb-online.com/about-us/newsroom/press-releases

SEC Filings	https://www.fnb-online.com/about-us/investor-information/reports-and-filings

2022 Proxy Statement 109

Annex A (Non-GAAP to GAAP Reconciliations)

ANNEX A (NON-GAAP TO GAAP RECONCILIATIONS)

The information below is provided to reconcile to GAAP those financial metrics included in this Proxy Statement that are non-GAAP financial metrics. The reconciliations of non-GAAP operating measures and key performance indicators discussed in this Proxy Statement to the most directly comparable GAAP financial measures are included in the following tables.

Operating Net Income Available to Common Shareholders

Year Ended December 31	2021	2020
(in thousands)
Net income available to common shareholders	$396,561	$277,965
Merger-related expense	1,764	—
Tax benefit of merger-related expense	(370)	—
COVID-19 expense	—	11,276
Tax benefit of COVID-19 expense	—	(2,368)
Gain on sale of Visa class B stock	—	(13,818)
Tax expense of gain on sale of Visa class B stock	—	2,902
Loss on FHLB debt extinguishment and related hedge terminations	—	25,611
Tax benefit of loss on FHLB debt extinguishment and related hedge terminations	—	(5,378)
Branch consolidation costs	2,644	18,745
Tax benefit of branch consolidation costs	(555)	(3,936)
Service charge refunds	—	3,780
Tax benefit of service charge refunds	—	(794)
Operating net income available to common shareholders (non-GAAP)	400,044	313,985
Preferred stock dividends	8,041	8,041
Operating net income (non-GAAP)	$408,085	$322,026

Operating Earnings per Diluted Common Share

Year Ended December 31	2021	2020
Net income per diluted common share	$1.23	$0.85
Merger-related expense	0.01	—
Tax benefit of merger-related expense	—	—
COVID-19 expense	—	0.03
Tax benefit of COVID-19 expense	—	(0.01)
Gain on sale of Visa class B stock	—	(0.04)
Tax expense of gain on sale of Visa class B stock	—	0.01
Loss on FHLB debt extinguishment and related hedge terminations	—	0.08
Tax benefit of loss on FHLB debt extinguishment and related hedge terminations	—	(0.02)
Branch consolidation costs	0.01	0.06
Tax benefit of branch consolidation costs	—	(0.01)
Service charge refunds	—	0.01
Tax benefit of service charge refunds	—	—
Operating earnings per diluted common share (non-GAAP)	$1.24	$0.96

2022 Proxy Statement A - 1

Annex A (Non-GAAP to GAAP Reconciliations)

Tangible Book Value per Common Share

December 31	2021	2020	2019	2018	2017
(dollars in thousands, except per share data)
Total shareholders’ equity	$5,149,864	$4,958,903	$4,883,198	$4,608,285	$4,409,194
Less: Preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Intangible assets(1)	(2,304,410)	(2,316,527)	(2,329,545)	(2,333,375)	(2,341,263)
Tangible common equity (non-GAAP)	$2,738,572	$2,535,494	$2,446,771	$2,168,028	$1,961,049
Ending common shares outstanding (000’s)	318,933	321,630	325,015	324,315	323,465
Tangible book value per common share (non-GAAP)	$8.59	$7.88	$7.53	$6.68	$6.06

(1)	Excludes loan servicing rights.

December 31	2016	2015	2014	2013	2012
(dollars in thousands, except per share data)
Total shareholders’ equity	$2,571,617	$2,096,182	$2,021,456	$1,774,383	$1,402,069
Less: Preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	0
Less: Intangible assets(1)	(1,085,935)	(869,809)	(872,859)	(803,716)	(712,788)
Tangible common equity (non-GAAP)	$1,378,800	$1,119,491	$1,041,715	$863,785	$689,281
Ending common shares outstanding (000’s)	211,060	175,442	173,992	158,967	139,929
Tangible book value per common share (non-GAAP)	$6.53	$6.38	$5.99	$5.43	$4.93

(1)	Excludes loan servicing rights.

December 31	2011	2010
(dollars in thousands, except per share data)
Total shareholders’ equity	$1,210,199	$1,066,124
Less: Preferred shareholders’ equity	0	0
Less: Intangible assets(1)	(598,587)	(561,101)
Tangible common equity (non-GAAP)	$611,612	$505,023
Ending common shares outstanding (000’s)	127,221	114,747
Tangible book value per common share (non-GAAP)	$4.81	$4.40

(1)	Excludes loan servicing rights.

Return on Average Tangible Common Equity

Year Ended December 31	2021	2020	2019	2018	2017
(dollars in thousands)
Net income available to common shareholders	$396,561	$277,965	$379,208	$364,817	$191,163
Amortization of intangibles, net of tax	9,573	10,556	11,192	12,365	11,386
Tangible net income available to common shareholders (non-GAAP)	$406,134	$288,521	$390,400	$377,182	$202,549
Average total shareholders’ equity	$5,033,188	$4,904,300	$4,757,465	$4,490,833	$4,073,700
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangible assets(1)	(2,310,419)	(2,322,981)	(2,331,630)	(2,334,727)	(2,108,102)
Average tangible common equity (non-GAAP)	$2,615,887	$2,474,437	$2,318,953	$2,049,224	$1,858,716
Return on average tangible common equity (non-GAAP)	15.53%	11.66%	16.84%	18.41%	10.90%

(1)	Excludes loan servicing rights.

A - 2 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Year Ended December 31	2016	2015	2014	2013	2012
(dollars in thousands)
Net income available to common shareholders	$162,850	$151,608	$135,698	$117,804	$110,410
Amortization of intangibles, net of tax	7,287	5,398	6,316	5,465	5,801
Tangible net income available to common shareholders (non-GAAP)	$170,137	$157,006	$142,014	$123,269	$116,211
Average total shareholders’ equity	$2,499,976	$2,072,170	$1,920,440	$1,514,471	$1,376,494
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(17,928)	0
Less: Average intangible assets(1)	(1,059,856)	(869,347)	(849,934)	(750,374)	(716,303)
Average tangible common equity (non-GAAP)	$1,333,238	$1,095,941	$963,624	$746,169	$660,191
Return on average tangible common equity (non-GAAP)	12.76%	14.33%	14.74%	16.52%	17.60%

(1)	Excludes loan servicing rights.

Year Ended December 31	2011	2010
(dollars in thousands)
Net income available to common shareholders	$87,047	$74,652
Amortization of intangibles, net of tax	4,576	4,327
Tangible net income available to common shareholders (non-GAAP)	$91,623	$78,979
Average total shareholders’ equity	$1,181,941	$1,057,732
Less: Average preferred shareholders’ equity	0	0
Less: Average intangible assets(1)	(598,912)	(564,374)
Average tangible common equity (non-GAAP)	$583,029	$493,358
Return on average tangible common equity (non-GAAP)	15.71%	16.01%

(1)	Excludes loan servicing rights.

Loans and leases, excluding PPP loans outstanding (period-end)

Year Ended December 31	2021	2020
(dollars in thousands)
Loans and leases	$24,968,702	$25,458,645
Less: PPP loans outstanding	(336,578)	(2,158,452)
Loans and leases, excluding PPP loans outstanding (non-GAAP)	$24,632,124	$23,300,193

2022 Proxy Statement A - 3

Annex A (Non-GAAP to GAAP Reconciliations)

Efficiency Ratio

Year Ended December 31	2021	2020	2019	2018	2017
(dollars in thousands)
Non-interest expense	$733,168	$750,349	$696,128	$694,532	$681,541
Less: Amortization of intangibles	(12,117)	(13,362)	(14,167)	(15,652)	(17,517)
Less: OREO expense	(2,598)	(4,434)	(4,652)	(6,359)	(4,438)
Less: Merger-related expense	(1,764)	0	0	0	(56,513)
Less: COVID-19 expense	0	(11,276)	0	0	0
Less: Discretionary 401(k) contribution	0	0	0	(874)	0
Less: Branch consolidation costs	(2,644)	(18,745)	(2,783)	(2,939)	0
Less: Tax credit-related impairment project	0	(4,101)	(3,213)	0	0
Adjusted non-interest expense	$714,045	$698,431	$671,313	$668,708	$603,073
Net interest income	$906,476	$922,082	$917,239	$932,489	$846,434
Taxable equivalent adjustment	10,948	12,470	14,121	13,270	18,766
Non-interest income	330,419	294,556	294,266	275,651	252,449
Less: Net securities gains	(193)	(282)	(70)	(34)	(5,916)
Less: Gain on sale of Visa class B stock	0	(13,818)	0	0	0
Add: Loss on FHLB debt extinguishment and related hedge terminations	0	25,611	0	0	0
Less: Gain on sale of subsidiary	0	0	0	(5,135)	0
Add: Branch consolidation costs	0	0	1,722	3,677	0
Add: Service charge refunds	0	3,780	4,279	0	0
Adjusted net interest income (FTE) + non-interest income	$1,247,650	$1,244,399	$1,231,557	$1,219,918	$1,111,733
Efficiency ratio (FTE) (non-GAAP)	57.2%	56.1%	54.5%	54.8%	54.2%

Year Ended December 31	2016	2015	2014	2013	2012
(dollars in thousands)
Non-interest expense	$511,133	$390,549	$379,253	$338,170	$318,618
Less: Amortization of intangibles	(11,210)	(8,305)	(9,717)	(8,407)	(8,924)
Less: OREO expense	(5,153)	(4,637)	(4,401)	(3,215)	(3,268)
Less: Merger-related expense	(37,439)	(3,033)	(12,150)	(8,210)	(7,394)
Less: Impairment charge on other assets	(2,585)	0	0	0	0
Less: Loss on trust preferred securities	0	0	0	(2,173)	0
Adjusted non-interest expense	$454,746	$374,574	$352,985	$316,165	$299,032
Net interest income	$611,512	$498,222	$466,297	$396,042	$372,851
Taxable equivalent adjustment	11,248	7,635	6,899	6,969	7,382
Non-interest income	201,761	162,410	158,274	135,778	131,252
Less: Net securities gains	(712)	(822)	(11,717)	(808)	(93)
Less: Gain on redemption of trust preferred securities	(2,422)	0	0	(1,559)	0
Add: Other-than-temporary impairment loss on securities	0	0	0	27	0
Less: Purchase accounting adjustment	0	0	(2,713)	0	0
Adjusted net interest income (FTE) + non-interest income	$821,387	$667,445	$617,040	$536,449	$511,392
Efficiency ratio (FTE) (non-GAAP)	55.4%	56.1%	57.2%	58.9%	58.5%

A - 4 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Year Ended December 31	2011	2010
(dollars in thousands)
Non-interest expense	$283,546	$251,046
Less: Amortization of intangibles	(7,040)	(6,657)
Less: OREO expense	(5,218)	(4,886)
Less: Merger-related expense	(4,982)	(620)
Add: Pension credit	0	10,543
Adjusted non-interest expense	$266,306	$249,426
Net interest income	$316,508	$284,990
Taxable equivalent adjustment	7,895	6,652
Non-interest income	119,730	115,915
Less: Net securities gains	(3,586)	(621)
Adjusted net interest income (FTE) + non-interest income	$440,547	$406,936
Efficiency ratio (FTE) (non-GAAP)	60.4%	61.3%

Pre-Provision Net Revenue to Average Tangible Common Equity

Year Ended December 31	2021	2020	2019	2018	2017
(dollars in thousands)
Net interest income	$906,476	$922,082	$917,239	$932,489	$846,434
Non-interest income	330,419	294,556	294,266	275,651	252,449
Less non-interest expense	(733,168)	(750,349)	(696,128)	(694,532)	(681,541)
Pre-provision net revenue (as reported)	$503,727	$466,289	$515,377	$513,608	$417,342
Adjustments—non-interest income:
Add: Branch consolidation costs	$0	$0	$1,722	$3,677	$0
Add: Service charge refunds	0	3,780	4,279	0	0
Less: Gain on sale of Visa class B stock	0	(13,818)	0	0	0
Add: Loss on FHLB debt extinguishment and related hedge terminations	0	25,611	0	0	0
Less: Gain on sale of subsidiary	0	0	0	(5,135)	0
Adjustments—non-interest expense:
Add: Merger-related expense	1,764	0	0	0	56,513
Add: COVID-19 expense	0	11,276	0	0	0
Add: Discretionary 401(k) contribution	0	0	0	874	0
Add: Branch consolidation costs	2,644	18,745	2,783	2,939	0
Add: Tax credit-related impairment project	0	4,101	3,213	0	0
Pre-provision net revenue (operating) (non-GAAP)	$508,135	$515,984	$527,374	$515,963	$473,855
Average total shareholders’ equity	$5,033,188	$4,904,300	$4,757,465	$4,490,833	$4,073,700
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangible assets(1)	(2,310,419)	(2,322,981)	(2,331,630)	(2,334,727)	(2,108,102)
Average tangible common equity (non-GAAP)	$2,615,887	$2,474,437	$2,318,953	$2,049,224	$1,858,716
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	19.3%	18.8%	22.2%	25.1%	22.5%
Pre-provision net revenue (operating) / average tangible common equity (non-GAAP)	19.4%	20.9%	22.7%	25.2%	25.5%

(1)	Excludes loan servicing rights.

2022 Proxy Statement A - 5

Annex A (Non-GAAP to GAAP Reconciliations)

Year Ended December 31	2016	2015	2014	2013	2012
(dollars in thousands)
Net interest income	$611,512	$498,222	$466,297	$396,042	$372,851
Non-interest income	201,761	162,410	158,274	135,778	131,252
Less non-interest expense	(511,133)	(390,549)	(379,253)	(338,170)	(318,618)
Pre-provision net revenue (as reported)	$302,140	$270,083	$245,318	$193,650	$185,485
Adjustments—non-interest income:
Less: Gain on redemption of trust preferred securities	$(2,422)	$0	$0	$(1,559)	$0
Add: Other-than-temporary impairment loss on securities	0	0	0	27	0
Less: Purchase accounting adjustment	0	0	(2,713)	0	0
Adjustments—non-interest expense:
Add: Merger-related expense	37,439	3,033	12,150	8,210	7,394
Add: Impairment charge on other assets	2,585	0	0	0	0
Add: Loss on trust preferred securities	0	0	0	2,173	0
Pre-provision net revenue (operating) (non-GAAP)	$339,742	$273,116	$254,755	$202,501	$192,879
Average total shareholders’ equity	$2,499,976	$2,072,170	$1,920,440	$1,514,471	$1,376,494
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(17,928)	0
Less: Average intangible assets(1)	(1,059,856)	(869,347)	(849,934)	(750,374)	(716,303)
Average tangible common equity (non-GAAP)	$1,333,238	$1,095,941	$963,624	$746,169	$660,191
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	22.7%	24.6%	25.5%	26.0%	28.1%
Pre-provision net revenue (operating) / average tangible common equity (non-GAAP)	25.5%	24.9%	26.4%	27.1%	29.2%

(1)	Excludes loan servicing rights.

Year Ended December 31	2011	2010
(dollars in thousands)
Net interest income	$316,508	$284,990
Non-interest income	119,730	115,915
Less non-interest expense	(283,546)	(251,046)
Pre-provision net revenue (as reported)	$152,692	$149,859
Adjustment non-interest expense:
Add: Merger-related expense	$4,982	$620
Less: Pension credit	0	(10,543)
Pre-provision net revenue (operating) (non-GAAP)	$157,674	$139,936
Average total shareholders’ equity	$1,181,941	$1,057,732
Less: Average preferred shareholders’ equity	0	0
Less: Average intangible assets(1)	(598,912)	(564,374)
Average tangible common equity (non-GAAP)	$583,029	$493,358
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	26.2%	30.4%
Pre-provision net revenue (operating) / average tangible common equity (non-GAAP)	27.0%	28.4%

(1)	Excludes loan servicing rights.

A - 6 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

ANNEX B (F.N.B. CORPORATION 2022 INCENTIVE COMPENSATION PLAN

F.N.B. CORPORATION

2022 INCENTIVE COMPENSATION PLAN

F.N.B. Corporation (the “Corporation”) has established this F.N.B. Corporation 2022 Incentive Compensation Plan to encourage Eligible Individuals to increase their efforts to make the Corporation and each of its Affiliates more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Incentive awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Performance Units, Stock Appreciation Rights (“SARs”), Incentive Stock Options (“ISOs”), Non-Qualified Stock Options (“NQSOs”), Restricted Stock, Restricted Stock Units (“RSUs”), or any combination of or award similar to the foregoing.

ARTICLE 1

DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” means any corporation, that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.

“Award” means ISOs, NQSOs, Restricted Stock Awards, SARs, Performance Units, RSUs, or other cash or equity-based Award granted hereunder.

“Award Agreement” means a written notice, term sheet and/or an agreement entered into between the Corporation and the applicable Participant (including electronic), setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement; provided that such Award Date shall not be earlier than the date of the Committee action.

“Board” means the Board of Directors of the Corporation.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation or Affiliate. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified in the Award Agreement and as otherwise described herein; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant’s (i) willful and continued failure substantially to perform his or her material duties with the Corporation or an Affiliate, or the commission or omission of any activities constituting a violation or breach under any Federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, in each case or in the sole discretion of the Board or Committee, after notice thereof from the Board or Committee to the Participant and (where possible) a reasonable opportunity for the Participant to cease and correct (if possible) such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property, business, or reputation of the Corporation or an Affiliate, (iii) repeated absences from work such that the Participant is unable to perform his or her employment, Service, or other duties in all material respects, other than due to becoming a Disabled Participant, (iv) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime referenced in Section 19 of the Federal Deposit Insurance Act that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or Service, (v) loss of any license or registration that is necessary for the Participant to perform his or

2022 Proxy Statement B - 1

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

her duties for the Corporation or an Affiliate, (vi) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board or Committee to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation, or (vii) act or omission in violation or disregard of the Corporation’s or an Affiliate’s material policies, including but not limited to the Corporation’s or an Affiliate’s harassment and discrimination policies and Code of Conduct and Code of Ethics then in effect. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate shall be presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

“Change in Control” means the first to occur of the following:

(a)                The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (iv) any acquisition by any corporation or entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds twenty percent (20%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own twenty percent (20%) or more of the Outstanding Voting Securities; or

(b)                Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (including a settlement thereof); or

(c)                The consummation of (i) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Corporation or (ii) the acquisition of assets or stock of another corporation in exchange for voting securities of the Corporation (each of (i) and (ii), a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly (except to the extent that such ownership existed prior to the Business Combination), an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing twenty percent (20%) thereof; and (C) at least a majority of the members of the board of directors of

B - 2 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)                Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing:

Unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, Employee or Director of the Corporation; and

With respect to an Award Agreement or any individual agreement, in either case for any Award that constitutes non-qualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Code (a “Section 409A CIC”); provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control may result in the accelerated vesting of such Award as provided by the Award Agreement, this Plan, any individual agreement or otherwise by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Consultant” means an individual who is not an Employee or Director of the Corporation or an Affiliate, but who is providing services to the Corporation or an Affiliate as an independent contractor.

“Corporation” means F.N.B. Corporation.

“Director” means any individual who is a member of the Board.

“Directors’ Compensation Year” means the approximately one-year period beginning on each regular annual meeting of the Corporation’s shareholders and ending on the date immediately prior to the date of the next regular annual meeting of the Corporation’s shareholders.

“Disabled Participant” means a Participant who:

(a)                becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

(b)                by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receives income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation or an Affiliate, as applicable.

“Dividend Equivalent” means a right to receive on the payment date for any dividend on the shares of Stock underlying any Award other than Options and SARs, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, based on the closing sales price of the Corporation’s Stock on the New York Stock Exchange (“NYSE”) on the business day preceding the payment date, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend.

2022 Proxy Statement B - 3

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan other than Options and SARs, subject to Sections 2.6 and 10.19. Dividend Equivalents on unvested shares of Stock underlying any Award will only be paid, if at all, when the shares of Stock underlying the Award vest. No Dividend Equivalents may be paid on Options or SARs.

“Eligible Individual” means any Employee, Consultant, or non-employee Director.

“Employee” means any common law employee of the Corporation or one of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) the closing sales price of the Corporation’s Stock on the NYSE on the business day preceding the Award Date, time of exercise, or other determination event; or (ii) if the Corporation’s shares of Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Corporation’s Stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the Award Date, time of exercise, or other determination event.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 shall be treated as a NQSO Non-Qualified Stock Option.

“Non-Qualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an option to purchase Stock at an Option Price determined on the Award Date, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan, and which may be an ISO or a NQSO.

“Participant” means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Performance Goals” shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of objectives or targets of any one or any combination of the following, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof, (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income available to common shareholders’ applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per common share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) dividends; (t) dividend pay-out ratio; (u) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative; (v) total shareholder return; and (w) any other metrics or factors the Committee determines. Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations or indices. The Committee will have the discretion to make equitable adjustments to targets set for pre-established performance objectives. The Committee may provide for exclusion of the impact of an event or occurrence that the Committee determines should appropriately be excluded, including but not limited to changes to U.S. general accepted accounting principles or standards, unusual and/or infrequently occurring or nonrecurring as determined under U.S. generally accepted accounting principles and as identified in the Corporation’s financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Corporation, discontinued operations, capital gains and losses, dividends, loan loss reserves, stock repurchases, other unusual or non-recurring items, and the effect of an accounting change or the cumulative effects of accounting changes.

B - 4 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

“Plan” means the F.N.B. Corporation 2022 Incentive Compensation Plan, as set forth herein, as the same may be further amended, administered or interpreted from time to time.

“Prior Plan” means the F.N.B. Corporation Incentive Compensation Plan.

“Restricted Stock” means an award of shares of Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date and/or upon the occurrence of an event or achievement of Performance Goals, as specified in the Plan or the Award Agreement relating to the Restricted Stock.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 5, which is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Service” means the provision of personal services to the Corporation or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Stock” means the common stock of the Corporation.

“Stock Appreciation Right” or “SAR” means the award of the contingent right to receive Stock or cash in the future, based on the value or the appreciation in the value, of Stock, pursuant to the terms of Article 6.

“Termination” means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.

ARTICLE 2

PLAN ADMINISTRATION

Section 2.1    Administration. The Committee shall administer the Plan. The Committee shall interpret the Plan and any Award Agreement or other form of agreement or other document used by the Corporation in the administration of the Plan or of any Award, and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority to:

(a)                Prescribe, amend, and rescind rules and regulations relating to the Plan;

(b)                Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(c)                Determine the form and terms of Awards, subject to the terms of the Plan;

(d)                Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;

(e)                Determine whether Awards will be granted singly, in combination or in tandem with (subject to Code limitations in the case of ISOs), in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(f)                Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan in its sole discretion;

2022 Proxy Statement B - 5

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

(g)                Automatically and unilaterally correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement, including, but not limited to, any changes required by applicable state, local, or Federal laws and the regulations thereunder;

(h)                Determine whether a Participant is a Disabled Participant;

(i)                Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, or (ii) satisfy the “independent director” requirements of the NYSE;

(j)                To the extent permissible under applicable state corporation law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to another committee or one or more officers of the Corporation, any or all of the authority and responsibility of the Committee with respect to awards to Employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board or the Committee has delegated to such other committee or to one or more officers of the Corporation, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers;

(k)                Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution shall be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event shall the Committee be permitted to, without prior shareholder approval, cancel an Option or SAR in exchange for cash, reduce the Option Price of any outstanding Option or grant price of any SAR or exchange or replace an outstanding Option with a new Award or Option with a lower Option Price or exchange or replace an outstanding SAR with a new Award or SAR with a lower grant price, except pursuant to Section 2.6, and (iii) any such modification, exchange or substitution shall not violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option or SAR is tolled while the Option or SAR is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option or SAR may be exercised is not extended more than thirty (30) calendar days after the exercise of the Option or SAR first would no longer violate applicable securities laws);

(l)                No modification of an Award or Award Agreement language may accelerate the vesting of an Award prior to the minimum vesting provision set forth in Section 2.7 of the Plan, other than upon a Change in Control or the Participant’s death, retirement, separation from service, or becoming a Disabled Participant;

(m)                Determine when a Participant’s period of Service is deemed to be continued during an approved leave of absence, whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants of Section 10.13;

(n)                Determine, upon review of relevant information, the Fair Market Value of the Stock; and

(o)                Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2    Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate shall be eligible to receive Awards as described herein. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted.

B - 6 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Section 2.3    Shares Available Under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock that may be granted pursuant to Awards under this Plan shall be equal to the sum of (i) 6,000,000 Shares and (ii) the number of Shares available under the F.N.B. Corporation Incentive Compensation Plan immediately prior to shareholder approval of the Plan, subject to the counting, adjustment and substitution provisions of the Plan. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 500,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares or Shares held in or acquired for the treasury of the Company, or both. On and after the Effective Date, no new awards may be granted under the Prior Plan, it being understood that (i) awards outstanding under any such plan as of the Effective Date shall remain in full force and effect under such plan according to their respective terms, and (ii) to the extent that any such award granted under the Company’s Prior Plan is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under the Company’s existing equity compensation plans in respect of awards granted under such plan which are outstanding as of the Effective Date.

A Participant who is a non-employee director of the Company shall not receive total compensation for any Directors’ Compensation Year that exceeds $500,000. For purposes hereof, total compensation is the sum of (A) the grant date fair value of any equity or equity-based Awards granted to such non-employee director of the Company during such Directors’ Compensation Year, (B) the amount of any cash-denominated Awards granted to such non-employee director during such Directors’ Compensation Year, and (C) the amount of cash fees payable to such non-employee director in respect of such service during any Directors’ Compensation Year, including any such cash fees that are voluntarily deferred by the non-employee directors. No Performance Units, Performance Shares or other performance-based Award may be granted to a Participant who is a non-employee Director. For the avoidance of doubt, compensation shall be counted towards this limit for the non-employee Director Directors’ Compensation Year in which it is earned (and not when it is paid or settled in the event is it deferred).

To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards that are not delivered shall again be available for Awards under this Plan. Shares of Stock tendered by Participants as full or partial payment of the Option Price to the Corporation upon exercise of Options granted under the Plan shall not again be available for issuance under the Plan, (ii) if any Stock-settled SARs are exercised, the aggregate number of shares of Stock subject to such SARs shall be deemed issued under the Plan and shall not again be available for issuance under the Plan, (iii) if any Options are exercised through a reduction of shares of Stock subject to the Award (i.e., “net exercised”), the aggregate number of shares of Stock subject to such Option shall be deemed granted or issued under the Plan and shall not again be available for issuance under the Plan, and (iv) if any shares of Stock are withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations under any Award granted under the Plan, such shares of Stock shall be deemed issued under the Plan and shall not again be available for grant or issuance under the Plan.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options, restricted stock, or other stock incentive obligations of such other company, or (B) grants stock options, restricted stock, or other stock incentives in substitution for stock options, restricted stock, or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options, restricted stock, or other stock incentives that are assumed or granted in substitution by the Corporation shall be charged against the limitations set forth in this Section.

Section 2.4    Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

2022 Proxy Statement B - 7

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Section 2.5    Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an “executive officer” by the Board, within the meaning of Exchange Act Rule 16b, on behalf of the Corporation, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be ISOs in such respects as it deems necessary in order that ISOs granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to ISOs.

Section 2.6    Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined, the exercise price of any outstanding Award, and the number of shares that may be granted, issued or delivered under the Plan, including any other or individual limitations with respect thereto as well as the aggregate number of shares of Stock that may be made subject to any type of Award, shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalent with respect to such Award.

In the event of any consolidation, equity or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares of Stock or equity, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Board shall adjust the aggregate number of shares of Stock subject to the Plan and any other or individual limitations with respect thereto, as well as the aggregate number of shares of Stock that may be made subject to any type of Award, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the exercise price of any outstanding Award.

(a)                Equity Restructurings. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Corporation through a non-reciprocal transaction between the Corporation and its owners that causes the per Share fair value underlying an Award to change, such as dividend, split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares of Stock or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option but with a corresponding adjustment in the Option Price.

(b)                Reciprocal Transactions. The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Option Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)                Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Corporation or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board, using reasonable care, may make equitable adjustments in the terms and conditions of, and the criteria included in, Awards.

(d)                In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares of Stock subject to each then-outstanding Option prior to such adjustment or

B - 8 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

substitution shall be the aggregate Option Price for all shares of Stock or other securities (including any fraction) to which such shares of Stock shall have been adjusted or which shall have been substituted for such shares of Stock. Any new Option Price per share of Stock shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

(e)                No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share of Stock or other security. Accordingly, all fractional shares of Stock or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

(f)                If any such adjustment or substitution provided for in this Section 2.6 requires the approval of shareholders in order to enable the Corporation to grant ISOs, then no such adjustment or substitution of ISOs shall be made without prior shareholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such ISO.

Section 2.7    Vesting of Awards. Stock-based Awards granted under the Plan shall vest no earlier than the first anniversary of the Award Date and no Award may provide for partial or graduated vesting beginning before the first anniversary of the Award Date; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant and the next annual meeting of stockholders within a Directors’ Compensation Year; and provided further that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Stock available pursuant to Section 2.3 may be granted to any one or more Participants without respect to the minimum vesting period requirements of this Section and the minimum vesting period requirement shall not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, separation from service, death, Disability or a Change in Control.

ARTICLE 3

STOCK OPTIONS

Section 3.1    Grant of Stock Options. The Committee shall have authority, in its discretion, to grant ISOs, NQSOs or both types of Options, but not in tandem. Notwithstanding the above, the Committee may grant ISOs to Employees only. No Options granted under the Plan shall include a reload feature.

Section 3.2    Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions:

(a)                The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine, except that, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

(b)                The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Committee to be applicable to any such Award:

(i)                in cash, check, bank draft, money order, or wire transfer payable to the Corporation; or

(ii)                by delivery to the Corporation (either by actual delivery or by attestation) of shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased (and any applicable withholding taxes); or

2022 Proxy Statement B - 9

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

(iii)                by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes) including by a “net exercise” arrangement under which the Corporation will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares of Stock with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price not satisfied by such reduction in the number of whole shares to be issued; and provided, further, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the Option Price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv)                by waiver of compensation due or accrued to the Participant for services rendered; or

(v)                provided that a public market for the Corporation’s stock exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002:

(A)                through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price, and any applicable withholding taxes (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation (and any excess to the Participant); or

(B)                through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation; or

(vi)                by any combination of the foregoing.

If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made, the Participant shall be considered for all purposes to be the owner of the shares of Stock with respect to which payment has been made, subject to the restrictions set forth in Article 7.

(c)                An Option may be exercised (i) at such time as the Option vests; or (ii) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests provided that such Stock obtained shall be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 5. No NQSO shall be exercisable after the expiration of ten years and six months from the Award Date, provided that if an exercise would violate applicable securities laws, the NQSO shall be exercisable no more than thirty (30) calendar days after the exercise of the Option first would no longer violate applicable securities laws. Subject to this Section 3.2(c), 3.3(e), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee, in its discretion.

(d)                Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding vested Options, if at all, on or before the earlier of (i) the date of the expiration of the Option’s term or (ii) the date that is one year after the date of Termination.

(e)                Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the vesting schedule applicable to any Option.

B - 10 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Section 3.3    Special Provisions Applicable to ISOs. Notwithstanding any other provision of this Article 3, the following special provisions shall apply to any award of ISOs:

(a)                The Committee will not award an ISO under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which ISOs are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.

(b)                If the Employee to whom the ISO is granted is a Ten Percent Owner of the Corporation, then: (A) the Option Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the Award Date.

(c)                No Option that is intended to be an ISO may be granted under the Plan until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be ISOs. No ISO may be granted after ten (10) years from the earlier of the date the Board approves the Plan or the date the shareholders approve the Plan.

(d)                An ISO must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an ISO may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option shall be a NQSO.

(e)                For purposes of this Section, “Ten Percent Owner” means an individual who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate. For purposes of this Section 3.3(e), a Participant shall be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half -blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

ARTICLE 4

PERFORMANCE UNITS

Section 4.1    Performance Period and Performance Goals. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

Section 4.2    Eligibility. At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if, and to the extent, the relevant Performance Goals for the Performance Period are met.

Section 4.3    Termination. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death or becoming a Disabled Participant, the Participant’s Performance Units shall vest at the target level of performance applicable to the Award. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, such Participant shall not be entitled to any payment with respect to that Performance Period.

Section 4.4    Award. Each Performance Unit shall be paid in cash either as a lump sum payment or in annual installments, as the Committee shall determine at the time of grant of the Performance Unit or otherwise,

2022 Proxy Statement B - 11

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

commencing as soon as practicable after the end of the relevant Performance Period. Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the vesting schedule applicable to any Performance Units.

ARTICLE 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 5.1    Award. Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or RSUs to any Participant in the number and form, and subject to such restrictions on transferability and such other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock also may be received by a Participant as the result of an exercise of an Option or SAR, when such award has not vested. Restricted Stock and RSUs shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.

Section 5.2    Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or RSUs shall expire and all restrictions on shares of Restricted Stock shall lapse upon a Participant’s death or becoming a Disabled Participant, or the vesting of the Restricted Stock under the terms of the Award Agreement, Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the Restricted Period.

Section 5.3    Termination. Except as otherwise provided in Section 5.2 above, if a Participant’s Termination occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the recipient and shall be reacquired by the Corporation. Such forfeited shares of Restricted Stock shall again become available for Awards under the Plan.

Section 5.4    Restricted Stock Certificates. Restricted Stock granted under the Plan may be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock. To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 5.5    Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

Section 5.6    Dividend Equivalents. Any Award of Restricted Stock or RSUs under the Plan may, if the shares are unissued, earn Dividend Equivalents in the discretion of the Committee and as set forth in the Award Agreement. In respect of any such Award that is outstanding on a dividend record date for Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary; provided that Dividend Equivalents on unvested shares of Stock underlying any Award will only be paid, if at all, when the shares of Stock underlying the Award vest.

B - 12 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Section 5.7    Deferral of Restricted Stock and RSUs. If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may from time to time specify, to defer the delivery of such Restricted Stock or vested RSUs and any Dividend Equivalents with respect thereto, until the date, dates or events specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Stock shall not be issued until the date, dates or events that it is to be delivered to the Participant in accordance with his or her deferral election, at which time shares of Stock shall be delivered to the Participant (unless such Deferred Stock has previously been forfeited pursuant to Section 5.3). From the Award Date of Deferred Stock through the earlier of (i) the date such Deferred Stock is forfeited, and (ii) the date shares of Stock evidencing such Deferred Stock are delivered to the Participant, the Participant shall be entitled to receive Dividend Equivalents with respect thereto, but shall have none of the rights of a shareholder with respect to such shares.

ARTICLE 6

STOCK APPRECIATION RIGHTS

Section 6.1    Grant of Stock Appreciation Rights. The Committee shall have the authority, in its discretion, to grant SARs to Participants at any time and from time to time. Within the limits of Article 2 and this Article 6, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the vesting schedule applicable to any SARs. The grant price of an SAR will equal the Fair Market Value of a share of Stock on the Award Date of the SAR. SARs may be subject to Code Section 409A.

Section 6.2    Exercise of SARs. Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, and sets forth in the Award Agreement.

Section 6.3    Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years, provided that if an exercise would violate applicable securities laws, the SAR shall be exercisable no more than thirty (30) calendar days after the exercise of the SAR first would no longer violate applicable securities laws. Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding vested SARs, if at all, on or before the earlier of (i) the date of the expiration of the SAR’s term or (ii) the date that is one year after the date of Termination.

Section 6.4    Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)                the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)                the number of shares of Stock as to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise, if any, may be made in cash, in shares of Stock of equivalent Fair Market Value, or in some combination of the two.

ARTICLE 7

CERTIFICATES FOR AWARDS OF STOCK

Section 7.1    Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan may be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-

2022 Proxy Statement B - 13

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.

Section 7.2    Compliance With Laws and Regulations. The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

Section 7.3    Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section 7.4    Rights of Shareholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. Dividends on unvested shares of Stock underlying any Award will only be paid, if at all, when the shares of Stock underlying the Award vest. No dividends may be paid on Options or SARs.

ARTICLE 8

NORMAL OR EARLY RETIREMENT

At the time of any Awards, the Committee, in its sole discretion, may set forth in the Award Agreement such provisions, including, but not limited to, for full or partial vesting and lapse of restrictions, to a Participant’s Awards relating to an Employee’s Normal or Early Retirement. For purposes of this Plan: (a) “Early Retirement” means the Employee’s Termination, other than for Cause, with the written approval of the Committee, and subject to the restrictions of the Award Agreement, and any additional restrictive covenants imposed by the Committee, after attaining age 55 years and completing at least five years of continuous employment with the Corporation and its Affiliates; and (b) “Normal Retirement” means the Employee’s Termination, other than for Cause, after attaining age 65 years and completing at least five years of continuous employment with the Corporation and its Affiliates.

ARTICLE 9

CHANGE IN CONTROL

The provisions of this Article 9 shall, subject to Section 2.6, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and SARs shall become fully vested and exercisable, and all Restricted Stock and RSUs (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, unless the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or in each case to the extent that another Award meeting the requirements of the following paragraph (any

B - 14 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

award meeting the requirements of the following paragraph, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

An Award shall meet the conditions and qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied, and a Replacement Award for any performance-based Award may provide that the payout opportunities attainable under all outstanding performance-based Awards will be deemed to have been earned based on the greater of targeted performance and actual performance being attained as of the effective date of the Change in Control and such performance-based Awards will remain subject to time-based vesting for the remainder of the applicable Performance Period, subject to accelerated vesting if the Grantee has a termination of Service due to termination by the Company other than for Cause or by the Participant for “Good Reason”, as defined in the Replacement Award, within the twenty-four (24) month period following such Change in Control or, if longer, the duration of any remaining Performance Period, in which case any outstanding performance-based Award units will become both vested and immediately transferable or payable as of the date of such termination of employment. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control, except to the extent of performance based vesting as provided in the preceding sentence. The determination whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a termination of Service of a Participant by the Company other than for Cause or by the Participant for “Good Reason”, as defined in the Replacement Award, within the twenty-four (24) month period following a Change in Control or, if longer, the duration of any remaining Performance Period with respect to a performance-based Award, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control or provided in the Replacement Award, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such termination of Service may thereafter be exercised until the expiration of the stated full term of such Stock Option or Stock Appreciation Right.

In the event of a Change in Control that is a merger or consolidation in which the Corporation is not the surviving corporation or which results in the acquisition of substantially all the Corporation’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Corporation’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction, with or without a cash payment to the Participant holding the Option or SAR; provided, that, no

2022 Proxy Statement B - 15

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) calendar days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

The Committee shall have the discretion to provide in the applicable Award Agreements that, in the event of a Change in Control, any or all of the following provisions will apply:

(a)                Each outstanding Option will immediately become vested and exercisable in full;

(b)                The restrictions on each share of Restricted Stock, each RSU, or each Performance Unit shall lapse; and

(c)                Each outstanding SAR will immediately become vested and exercisable in full.

ARTICLE 10

MISCELLANEOUS

Section 10.1    Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Participant any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.

Section 10.2    Amendment. The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval (i) increase the total number of shares which may be granted, issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; (iv) increase or remove any individual limits in Section 2.3 of the Plan; (v) accelerate the vesting of the Award, or (vi) make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation or termination of the Plan or an Award Agreement, or suspension of any Award shall materially adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award under the Award Agreement; provided, however, that the Committee may (i) amend the Plan or an Award Agreement to comply with applicable law, including Section 409A, stock exchange listing standards, or accounting rules, or (ii) provide in an Award Agreement that, as consideration for and by accepting the Award under such Award Agreement, the Participant agrees that certain changes specifically set forth in the Award Agreement, which shall supersede the similar or corresponding provisions contained or referenced in any prior equity award made by the Corporation to the Participant.

Section 10.3    Effective Date and Duration of Plan. The Plan is effective May 10, 2022 (the “Effective Date”), provided that the Plan is approved by the Corporation’s shareholders within one year of that date. No Award may be granted under the Plan subsequent to May 10, 2032.

Section 10.4    Unfunded Status Of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

B - 16 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Section 10.5    Employee Status. For purposes of determining questions of termination and exercise of an Option or SAR after a Participant’s Termination, a leave of absence for military service, illness, short-term disability or other reasons approved by a duly authorized officer of the Corporation shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an ISO, if such leave of absence exceeds ninety (90) calendar days, such Option shall be deemed a NQSO unless the Participant’s right to reemployment with the Corporation or an Affiliate following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence longer than ninety (90) consecutive calendar days, other than for illness or short-term disability, as “Personal Leave,” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. A Participant’s unvested Awards shall remain unvested during a Personal Leave and the time spent on a Personal Leave shall not count towards the vesting of such Awards. A Participant’s vested Options and SARs that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options or SARs. Notwithstanding the foregoing, if a Participant returns to the Corporation from a Personal Leave of less than one year and the Participant’s Options or SARs have not lapsed, the Options and SARs shall remain exercisable for the remaining exercise period as provided at the Award Date and subject to the conditions contained herein.

Section 10.6    Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any such shares of Stock or, in the discretion of the Committee, the Corporation may withhold from the shares of Stock to be delivered the number of shares of Stock having a Fair Market Value, determined as of the date of withholding, not exceeding the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Corporation, and in any event in accordance with Corporation policies). Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Stock; provided that, the Participant, by accepting any non-cash Award, will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number of shares of Stock having a Fair Market Value, determined as of the date of withholding, not exceeding the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Corporation, and in any event in accordance with Corporation policies) from those shares of Stock issuable to the Participant in payment of the Award. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c).

Section 10.7    Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans, unless the Corporation determines to do so.

Section 10.8    Successors and Assigns. The terms of the Plan shall be binding upon the Corporation and its successors and assigns.

Section 10.9    Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 10.10    Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

2022 Proxy Statement B - 17

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Section 10.11    Governing Law; Choice of Forum. To the extent not preempted by Federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 10.12    Beneficiary. In the event of a Participant’s death, benefits remaining unpaid under the Plan will be paid to the Participant’s designated beneficiary. If the Participant has not designated a beneficiary, then benefits remaining unpaid under the Plan will be paid to the Participant’s surviving spouse or, if none, to the Participant’s estate (such spouse or estate shall be deemed to be the beneficiary for purposes of the Plan). A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee.

Section 10.13    Restrictive Covenants. An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches, threatens to breach, or will inevitably breach, any of the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Termination, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

(a)                any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable and any amounts paid to the Participant on the vesting of any Award within the six (6) month period immediately preceding the Participant’s Termination (the Participant may be required to repay such amounts to the Corporation); and/or

(b)                forfeit the profit the Participant has realized on the exercise of any Options and SARs, which is the difference between the Options’ Option Price or the SARs’ grant price, as applicable, and the Fair Market Value of any Option or SAR the Participant exercised after terminating Service and within the six month period immediately preceding the Participant’s termination of Service (the Participant may be required to repay such difference to the Corporation).

Section 10.14    Compensation Recoupment Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the Corporation pursuant to the F.N.B. Corporation Compensation Recoupment Policy, as may be amended from time to time.

Section 10.15    Indemnification. No member of the Board of the Committee shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under Article 2 of the Plan, will be indemnified and held harmless by the Corporation and its Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Corporation and its Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Corporation, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Corporation an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Corporation’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless.

Section 10.16    Notice. Any notice or other communication required or permitted under the Plan must be in writing (including electronic) and must be delivered personally, sent by certified, registered or express mail, or

B - 18 F.N.B. Corporation

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

sent by overnight courier, at the sender’s expense. Notice will be deemed given (i) when delivered personally, (ii) if mailed, three business days after the date of deposit in the United States mail, (iii) if sent by overnight courier, on the regular business day following the date sent, or (iv) if sent electronically, on the date of the sender’s message delivery receipt. Notice to the Corporation should be sent to F.N.B. Corporation’s corporate headquarters in the Pittsburgh metropolitan area, Attention: Chief Legal Officer. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above. To the extent permitted by applicable law, the Corporation may deliver by email or other electronic means (including posting on a web site maintained by the Corporation or by a third party under contract with the Corporation) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Corporation is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

Section 10.17    Awards Not Transferable. Except as otherwise provided by the Committee, Awards under the Plan are not transferable other than to the Participant beneficiary in the event of a Participant’s death, or by will or the laws of descent and distribution. An Award Agreement for a grant of NQSOs may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration therefor; and (y) the assignment is expressly permitted by the applicable Award Agreement, and provided, that the termination of Service shall continue to refer to the termination of Service of the original Participant. The Committee’s approval of an Award Agreement with assignment rights shall not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement. Notwithstanding any of the preceding in this Section 10.17, under no circumstances will a Participant be permitted to transfer an Option to a third-party financial institution without prior shareholder approval.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, RSU, Restricted Stock, or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section 10.18    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

2022 Proxy Statement B - 19

Annex B (F.N.B. Corporation 2022 Incentive Compensation Plan)

Notwithstanding the provisions of Sections 3.2, 3.3 and 6.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 3.2, 3.3 or 6.1 and Code Section 409A, provided that the averaging period does not exceed thirty (30) calendar days.

Section 10.19    Compliance With Code Section 409A. Notwithstanding any provision of the Plan to the contrary, Awards under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. The Plan is, and all Awards made under this Plan are, intended to comply with Code Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. If any provision of the Plan or an Award Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Corporation cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Code Section 409A. Payments made to a Participant under the Plan or an Award Agreement in error shall be returned to the Corporation and do not create a legally binding right to such payments.

If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. A termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.”

Further notwithstanding the foregoing, to the extent necessary to avoid subjecting Participants to interest and additional tax under Code Section 409A, no “Change in Control” will be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

Section 10.20    Statute of Limitations for Claims Involving the Plan or Awards. If a Participant believes that the Committee has not followed his or her election, or the Participant believes that he or she has a claim against the Plan, the Corporation or Committee under the terms of the Plan or an Award Agreement, the Participant must file a written claim with the Committee within twelve (12) months after the Participant learned of the claim or allegedly made the election.

Section 10.21    Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement, offer letter, severance agreement or similar agreement between a Participant and the Corporation or an Affiliate provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement, offer letter, severance agreement or similar agreement shall control.

B - 20 F.N.B. Corporation

SCAN TO VIEW MATERIALS & VOTE
C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. For your vote to count, vote by 11:59 p.m. Eastern Time on May 9, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/FNB2022
You should attend the meeting via the Internet and you may vote during the meeting. Have the instructions that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. For your vote to count, vote by 11:59 p.m. Eastern Time on May 9, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2022 for shares held in a Plan. Have your proxy card available when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your mailed proxy card must be received by 11:59 p.m. on May 9, 2022 in order for it to be counted.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D75399-P66084 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
F.N.B. CORPORATION
The Board of Directors recommends you vote FOR each of the Nominees listed below: Vote on Directors
For All Withhold All Except For All
1. Election of 11 Directors
Nominees:
01) Pamela A. Bena 04) Vincent J. Delie, Jr. 07) Frank C. Mencini 10) John S. Stanik 02) William B. Campbell 05) Mary Jo Dively 08) David L. Motley 11) William J. Strimbu 03) James D. Chiafullo 06) David J. Malone 09) Heidi A. Nicholas
Vote on Proposal 2:
The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
2. Approval and adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan.
Vote on Proposal 3:
The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
3. Advisory approval of the 2021 named executive officer compensation.
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.
Signature [PLEASE SIGN WITHIN BOX] Date
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the corresponding number of each such nominee(s) below.
Vote on Proposal 4:
The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
4. Ratification of appointment of Ernst & Young LLP as F.N.B.’s independent registered public accounting firm for the 2022 fiscal year.
Yes No
Plan to attend the virtual meeting?
Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature (Joint Owners) Date

F.N.B. Corporation 2022 Annual Meeting of Shareholders
Tuesday, May 10, 2022
Meeting begins at 8:30 a.m. Eastern Time www.virtualshareholdermeeting.com/FNB2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, 2022 Proxy Statement, 2021 Annual Report and 2021 Form 10-K is available at www.proxyvote.com.
D75400-P66084
Annual Meeting of Shareholders May 10, 2022 8:30 AM
This proxy is solicited by the Board of Directors
The Shareholder(s), by their signature on the proxy card, hereby appoint(s) Vincent J. Calabrese, James L. Dutey and Thomas M. Whitesel, as proxies, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March 4, 2022 at the Annual Meeting of Shareholders to be held on May 10, 2022, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.
If specific voting directions are not given with respect to the matters to be acted upon and the signed and dated card is returned, it will be treated as an instruction to vote such shares in accordance with the Board of Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.
The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2—Approval and adoption of the F.N.B. Corporation 2022 Incentive Compensation Plan, FOR Proposal 3—An advisory resolution on 2021 named executive officer compensation and FOR Proposal 4—Ratification of appointment of Ernst & Young LLP for 2022 (each proposal is described more fully in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.
Continued and to be signed on reverse side